UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1/A
AMENDMENT NO. 2 TO
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
Titan Iron Ore Corp.
(Exact name of registrant as specified in its charter)
Nevada
(State or other jurisdiction of incorporation or organization)
1000
(Primary Standard Industrial Classification Code Number)
98-0546715
(I.R.S. Employer Identification Number)
3040 North Campbell Ave. #110 Tucson, Arizona 85719 Telephone: (520) 898-0020
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
EastBiz.com, Inc. 5348 Vegas Drive Las Vegas, NV 89108 Telephone: (702) 871-8678
(Name, address, including zip code, and telephone number, including area code, of agent for service)
Copy of Communications To: Clark Wilson LLP Suite 800 - 885 West Georgia Street Vancouver, British Columbia V6C 3H1, Canada Telephone: (604) 687-5700
From time to time after the effective date of this registration statement.
(Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

i

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(3),(4)	Proposed Maximum Aggregate Offering Price(3),(4)	Amount of Registration Fee(4)
Common Stock	12,906,300(2)	$0.19	$2,452,197	$334.48(5)

(1)
An indeterminate number of additional shares of common stock shall be issuable pursuant to Rule 416 under the Securities Act of 1933 to prevent dilution resulting from stock splits, stock dividends or similar transactions and in such an event the number of shares registered shall automatically be increased to cover the additional shares in accordance with Rule 416.

(2)
Consists of (i) up to 1,995,205 shares of common stock that may be issued upon conversion of debentures sold to The Marie Baier Foundation, Inc. on October 18, 2012 and up to 326,095 shares of common stock that were issued upon exercise of warrants issued to The Marie Baier Foundation, Inc. on October 25, 2012; (ii) up to 191,740  shares of common stock that were issued upon exercise of warrants issued to Motivated Minds LLC on October 26, 2012; (iii) up to  3,779,289 shares of common stock that may be issued upon conversion of a note sold to GCA Strategic Investment Fund Limited on April 2, 2013; and (iii) up to 2,000,000 shares of common stock issued to Ascendiant Capital Partners, LLC as commitment shares under the first amended and restated securities purchase agreement dated February 19, 2013, as amended on April 2, 2013, and up to 38,347 shares of common stock that were issued upon exercise of warrants, up to  4,575,624 shares of common stock to be sold to Ascendiant Capital Partners, LLC under the first amended and restated securities purchase agreement dated February 19, 2013, as amended on April 2, 2013.

(3)	Estimated in accordance with Rule 457(c) under the Securities Act of 1933 solely for the purpose of computing the amount of the registration fee.

(4)
Based on the average of the high and low prices per share ($0.19 high; $0.185 low) for the registrant’s common stock on February 20, 2013, as reported by Financial Industry Regulatory Authority’s OTC Bulletin Board.

(5)
Pursuant to Rule 457(p) under the Securities Act of 1933, the $510.52 registration fee previously paid in connection with Titan Iron Ore Corp.’s registration statement on Form S-1 (File No. 333-185099), filed on November 21, 2012, as amended on January 10, 2013 and subsequently withdrawn on February 20, 2013, is being carried forward, of which $334.48 is offset against the registration fee due for this registration statement and of which $176.04 remains available for future registration fee. Accordingly, no additional registration fee has been paid with respect to this registration statement.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

ii

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Dated ______________, 2013

Prospectus

12,906,300 Shares

TITAN IRON ORE CORP.

Common Stock
_________________________________

The selling stockholders identified in this prospectus may offer and sell up to 12,906,300 shares of our common stock, consisting of (i) up to 1,995,205 shares of common stock that may be issued upon conversion of debentures sold to The Marie Baier Foundation, Inc. on October 18, 2012 and up to 326,095 shares of common stock that were issued upon exercise of warrants issued to The Marie Baier Foundation, Inc. on October 25, 2012; (ii) up to 191,740  shares of common stock that were issued upon exercise of warrants issued to Motivated Minds LLC on October 26, 2012; (iii) up to  3,779,289 shares of common stock that may be issued upon conversion of a note sold to GCA Strategic Investment Fund Limited on April 2, 2013; and (iii) up to 2,000,000 shares of common stock issued to Ascendiant Capital Partners, LLC as commitment shares under the first amended and restated securities purchase agreement dated February 19, 2013, as amended on April 2, 2013, and up to 38,347 shares of common stock that were issued upon exercise of warrants, up to  4,575,624 shares of common stock to be sold to Ascendiant Capital Partners, LLC under the first amended and restated securities purchase agreement dated February 19, 2013, as amended on April 2, 2013.

The selling stockholders may sell all or a portion of the shares being offered pursuant to this prospectus at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices.

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

Ascendiant Capital Partners, LLC is an underwriter within the meaning of the Securities Act of 1933 and other selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933.

Our common stock is quoted on Financial Industry Regulatory Authority’s OTC Bulletin Board under the symbol “TFER.OB”. On May 21 , 2013, the closing sale price for our common stock as reported by the OTC Bulletin Board was $0.086 per share.

Investing in our common stock involves risks. See “Risk Factors” beginning on page 5.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is _____________, 2013.

As used in this prospectus, the terms “we”, “us”, “our” and “our company” mean Titan Iron Ore Corp. unless the context clearly indicates otherwise.

Prospectus Summary

Our Business

We were incorporated in the State of Nevada on June 5, 2007. Our plan after our inception on June 5, 2007 was to produce user-friendly software that creates interactive digital yearbook software for schools and allows them to create and burn their own interactive digital yearbooks on CD/DVD. We produced nominal revenues of $4,855 in our early stages as a result of sales efforts undertaken.

Effective June 15, 2011, we completed a merger with our subsidiary, Titan Iron Ore Corp., a Nevada corporation, which was incorporated solely to effect a change in our name from “Digital Yearbook Inc.” to “Titan Iron Ore Corp.”

Also effective June 15, 2011, we effected a 37 to one forward stock split of our authorized and issued and outstanding common and preferred stock.  As a result, our authorized capital increased from 100,000,000 shares of common stock with a par value of $0.0001 to 3,700,000,000 shares of common stock with a par value of $0.0001 of which 5,151,000 shares of common stock outstanding increased to 190,587,000 shares of common stock. Subsequently, on June 20, 2011, we issued 2,100,000 common shares pursuant to a private placement unit offering, increasing the number of shares of common stock outstanding to 192,687,000.

On June 30, 2011, we entered into an acquisition agreement for the purchase of the Wyoming Iron Complex (please see “Description of Business – Acquisition Agreement for Wyoming Iron Complex” for additional information on the acquisition.). In addition, effective June 30, 2011 and in connection with the closing of the acquisition agreement, Ohad David, Ruth Navon and Service Merchant Corp. entered into an affiliate stock purchase agreement, whereby, among other things, they surrendered 142,950,000 common shares for cancellation.

We are focusing our efforts in the mineral exploration. Our business plan is to proceed with the exploration of the Wyoming Iron Complex consisting of mineral leases on 320 acres and 23 unpatented mining claims aggregating approximately 463 acres located in the county of Albany, Wyoming, USA and performing due diligence for the possible acquisition of the Sunrise Mine described below. The purchase price for the Wyoming Iron Complex was $7,000,000, which was primarily paid through the issuance of a promissory note in the amount of $6,855,000, of which $6,791,438 is still outstanding as of May 20, 2013.

We have no operating income yet and, as a result, depend upon funding from various sources to continue operations and to implement our growth strategy. Because of our lack of operating revenues, operating losses since inception and need to raise additional funds, our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern in their report on our financial statements for the year ended December 31, 2012.

Our principal executive office address is 3040 North Campbell Ave, Suite 110, Tucson, Arizona 85719.

Number of Shares Being Offered

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 12,906,300 shares of our common stock, consisting of (i) up to 1,995,205 shares of common stock that may be issued upon conversion of debentures sold to The Marie Baier Foundation, Inc. on October 18, 2012 and up to 326,095 shares of common stock that were issued upon exercise of warrants issued to The Marie Baier Foundation, Inc. on October 25, 2012; (ii) up to 191,740 shares of common stock that were issued upon exercise of warrants issued to Motivated Minds LLC on October 26, 2012; (iii) up to 3,779,289 shares of common stock that may be issued upon conversion of a note sold to GCA Strategic Investment Fund Limited on April 2, 2013; and (iii) up to 2,000,000 shares of common stock issued to Ascendiant Capital Partners, LLC as commitment shares under the first amended and restated securities purchase agreement dated February 19, 2013, as amended on April 2, 2013, and up to 38,347 shares of common stock that were issued upon exercise of warrants, up to 4,575,624 shares of common stock to be sold to Ascendiant Capital Partners, LLC under the first amended and restated securities purchase agreement dated February 19, 2013, as amended on April 2, 2013.

Number of Shares Outstanding

There were 54,230,515 shares of our common stock issued and outstanding as of May 20 , 2013.

Prospectus Summary - continued

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

Summary of Financial Data

The following information represents selected audited financial information for our company for the years ended December 31, 2012 and 2011. The summarized financial information presented below is derived from and should be read in conjunction with our audited and unaudited financial statements, as applicable, including the notes to those financial statements which are included elsewhere in this prospectus along with the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” beginning on page  45 of this prospectus.

Statements of Operations Data	Year Ended December 31, 2012	Year Ended December 31, 2011
Total Revenues	Nil	Nil
Total Operating Expenses	$3,407,757	$972,308
Net Loss	$3,407,757	$954,677
Basic and Diluted Loss Per Share	($0.07)	$0.01

Balance Sheets Data	At December 31, 2012	At December 31, 2011
Cash	$120,433	$118,066
Working Capital (Deficit)	($51,091)	$120,962
Total Assets	$1,751,126	$203,066
Total Liabilities	$1,178,684	$22,104
Total Stockholders’ Equity (Deficit)	$572,442	$180,962
Total Liabilities and Stockholders’ Equity (Deficit)	$1,751,126	$203,066

Prospectus Summary - continued

Please read this prospectus carefully. You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information provided by the prospectus is accurate as of any date other than the date on the front of this prospectus.

Risk Factors

An investment in our common stock involves a number of very significant risks.  You should carefully consider the following risks and uncertainties in addition to other information in this prospectus in evaluating our company and our business before purchasing shares of our common stock.  Our business, operating results and financial condition could be seriously harmed as a result of the occurrence of any of the following risks.  You could lose all or part of your investment due to any of these risks. You should invest in our common stock only if you can afford to lose your entire investment.

Risks Associated with Mining

All of our mineral properties are in the exploration stage. There is no assurance that we can establish the existence of any mineral resource or reserve on any of our properties in commercially exploitable quantities. Until we can do so, we cannot earn any revenues from operations and if we do not do so we will lose all of the funds that we expend on exploration. If we do not discover any mineral resource in a commercially exploitable quantity, we will not be able to develop our properties.

We have not established that our mineral properties contain any mineral reserve, nor can there be any assurance that we will be able to do so. If we do not, we will not be able to develop our properties.

A mineral reserve is defined by the Securities and Exchange Commission in its Industry Guide 7 (which can be viewed over the Internet at http://www.sec.gov/divisions/corpfin/forms/industry.htm#secguide7) as that part of a mineral deposit which could be economically and legally extracted or produced at the time of the reserve determination. The probability of an individual prospect ever having a “reserve” that meets the requirements of the Securities and Exchange Commission’s Industry Guide 7 is extremely remote; in all probability our mineral properties  do not contain any ‘reserve’ and any funds that we spend on exploration will probably be lost.

Even if we do eventually discover a mineral reserve on one or more of our properties, there can be no assurance that we will be able to develop our properties into producing mines and extract those resources. Both mineral exploration and development involve a high degree of risk and few properties which are explored are ultimately developed into producing mines.

The commercial viability of an established mineral deposit will depend on a number of factors including, by way of example, the size, grade and other attributes of the mineral deposit, the proximity of the resource to infrastructure such as a smelter or processing facilities, power, and water, roads and a point for shipping, available workforce, government regulation, proximity to markets and consumers, and market prices. Most of these factors will be beyond our control, and any of them could increase costs and make extraction of any identified mineral resource unprofitable.

Mineral operations are subject to applicable law and government regulation. Even if we discover a mineral resource in a commercially exploitable quantity, these laws and regulations could restrict or prohibit the exploitation of that mineral resource. If we cannot exploit any mineral resource that we might discover on our properties, our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

Risk Factors - continued

Both mineral exploration and extraction require permits from various foreign, federal, state, provincial and local governmental authorities and are governed by laws and regulations, including those with respect to prospecting, mine development, mineral production, transport, export, taxation, labor standards, occupational health, waste disposal, toxic substances, land use, environmental protection, mine safety and other matters. There can be no assurance that we will be able to obtain or maintain any of the permits or bonds required for the continued exploration of our mineral properties or for the construction and operation of a mine on our properties at economically viable costs. If we cannot accomplish these objectives, our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

There can be no assurance that we can comply with all material laws and regulations that apply to our activities. Current laws and regulations could be amended and we might not be able to comply with them. Further, there can be no assurance that we will be able to obtain or maintain all permits or bonds necessary for our future operations, or that we will be able to obtain them on reasonable terms. To the extent such approvals are required and are not obtained, we may be delayed or prohibited from proceeding with planned exploration or development of our mineral properties.

Exploration, development and exploitation activities are subject to comprehensive regulation and permitting which may cause substantial delays or require capital outlays in excess of those anticipated.

Exploration, development and exploitation activities are subject to federal, provincial, state and local laws, regulations and policies, including laws regulating permitting, bonding, and the removal of natural resources from the ground and the discharge of materials into the environment. Exploration, development and exploitation activities are also subject to federal, provincial, state and local laws and regulations which seek to maintain health and safety standards by regulating the design and use of drilling methods and equipment and other operational activities.

Environmental and other legal standards imposed by federal, provincial, state or local authorities may be changed and any such changes may prevent us from conducting planned activities or may increase our costs of doing so. Moreover, compliance with such laws may cause substantial delays or require capital outlays in excess of those anticipated, thus causing a material adverse effect on us. Additionally, we may be subject to liability for pollution or other environmental damages that we may not be able to or elect not to insure against due to prohibitive premium costs and other reasons. Any laws, regulations or policies of any government body or regulatory agency may be changed, applied or interpreted in a manner which could materially alter and negatively affect our ability to carry on our business.

If we establish the existence of a mineral resource on any of our properties in a commercially exploitable quantity, we will require additional capital in order to develop the property into a producing mine. If we cannot raise this additional capital, we will not be able to exploit the resource.

If we do discover mineral resources in commercially exploitable quantities on any of our properties, we will be required to expend substantial sums of money to explore and fully establish the extent of the resource, develop processes to extract it and develop extraction and processing facilities and infrastructure. Although we may derive substantial benefits from the discovery of a major deposit, there can be no assurance that such a resource will be large enough to justify commercial operations, nor can there be any assurance that we will be able to raise the funds required for development on a timely basis. If we cannot raise the necessary capital or complete the necessary facilities and infrastructure, our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

Risk Factors - continued

Mineral exploration and development is subject to extraordinary operating risks. We do not currently insure against these risks. In the event of a cave-in or similar occurrence, our liability may exceed our resources.

Mineral exploration, development and production involve many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. Our operations will be subject to all the geological, technical and operating hazards and risks inherent in the exploration for mineral resources and, if we discover a mineral resource in commercially exploitable quantity, our operations could be subject to all of the hazards and risks inherent in the development and production of resources, including liability for pollution, cave-ins or similar hazards against which we cannot insure or against which we may elect not to insure. Any such event could result in work stoppages and damage to property, including damage to the environment. We do not currently maintain any insurance coverage against these operating hazards. The payment of any liabilities that arise from any such occurrence would have a material adverse impact on our company.

Mineral prices are subject to dramatic and unpredictable fluctuations.

We expect to derive revenues, if any, either from the sale of our mineral resource properties or from the extraction and sale of iron ore, iron tailings, titanium ore, and associated byproducts. The price of those commodities has fluctuated widely in recent years, and is affected by numerous factors beyond our control, including international, economic and political trends, expectations of inflation, currency exchange fluctuations, interest rates, global or regional consumptive patterns, speculative activities and increased production due to new extraction developments and improved extraction and production methods. The effect of these factors on the price of base and precious metals, and therefore the economic viability of any of our exploration properties and projects, cannot accurately be predicted.

The mining industry is highly competitive and there is no assurance that we will be successful in acquiring additional mineral claims or selling all of the products that we produce. If we cannot acquire properties to explore for mineral resources, or successfully sell our mineral products, our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

The mineral exploration, development, and production industry is largely un-integrated. We compete with other exploration companies looking for mineral resource properties. While we compete with other exploration companies in the effort to locate and acquire mineral resource properties, we may also compete with them for the removal or sales of mineral products from our properties if we should eventually discover the presence of them in quantities sufficient to make production economically feasible. Readily available markets for the sale of mineral products do not always exist for all mineral commodities Therefore, we may not be able to sell all of the mineral products that we identify and produce.

In identifying and acquiring mineral resource properties, we compete with many companies possessing greater financial resources and technical capabilities. This competition could adversely affect our ability to acquire suitable prospects for exploration in the future. Accordingly, there can be no assurance that we will acquire any interest in additional mineral resource properties that might yield reserves or result in commercial mining operations.

Our competition includes large established mining companies with substantial capabilities and with greater financial and technical resources than us. As a result of this competition, we may have to compete for financing and may be unable to acquire financing on terms we consider acceptable. We may also have to compete with the other mining companies for the recruitment and retention of qualified managerial and technical employees. If we are unable to successfully compete for financing or for qualified employees, our exploration programs may be slowed down or suspended, which may cause us to cease operations as a company.

If our costs of exploration are greater than anticipated, then we may not be able to complete the exploration program for our Wyoming Iron Complex without additional financing, of which there is no assurance that we would be able to obtain.

Risk Factors - continued

We are proceeding with the initial stages of exploration on our Wyoming Iron Complex. Our exploration program outlines a budget for completion of the program. However, there is no assurance that our actual costs will not exceed the budgeted costs. Factors that could cause actual costs to exceed budgeted costs include increased prices due to competition for personnel and supplies during the exploration season, unanticipated problems in completing the exploration program and delays due to weather or other factors experienced in completing the exploration program. Increases in exploration costs could result in our not being able to carry out our exploration program without additional financing. There is no assurance that we would be able to obtain additional financing in this event.

Because of the speculative nature of exploration of mining properties, there is substantial risk that no commercially exploitable minerals will be found.

We have only commenced the initial stage of exploration of our mineral property, and have no way to evaluate the likelihood that we will be successful in establishing commercially exploitable reserves of iron ore or other valuable minerals on our Wyoming Iron Complex. The search for valuable minerals as a business is extremely risky. We may not find commercially exploitable reserves of iron ore or other valuable minerals in our mineral property. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us on our exploration program may not result in the discovery of commercial quantities of ore. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. Problems such as unusual or unexpected geologic formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

Because of the inherent dangers involved in mineral exploration, there is a risk that we may incur liability or damages as we conduct our business.

The search for valuable minerals involves numerous hazards. In the course of carrying out exploration of our Wyoming Iron Complex, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. We currently have no such insurance nor do we expect to get such insurance for the foreseeable future. If a hazard were to occur, the costs of rectifying the hazard may exceed our asset value and cause us to liquidate all of our assets, resulting in the loss of your entire investment in this offering.

We are currently unable to conduct activities on our property because an owner of an adjoining property has denied us access to our property.

On December 7, 2012, we filed suit in state court in Albany County, Wyoming against DSS Holdings LLC and Douglas Samuelson (“Samuelson”) to regain, on a preliminary basis, use of a  road to access the Iron Mountain part of the Wyoming Iron Complex, which crosses Samuelson’s property. On February 11, 2013, our petition to use the road was denied. Samuelson has locked the gate across the road and denied our repeated requests for access. The suit was filed in the District Court of the Second Judicial District in Wyoming, after negotiations between the parties were unsuccessful. We are now pursuing condemnation efforts, and are also seeking another preliminary access hearing, but if we cannot gain access to our property, we may not be able to conduct studies and collect samples of iron ore from the existing Iron Mountain pit and stockpile in order to evaluate the suitability of these materials to meet the specifications of potential customers. We have sent a letter to Samuelson as a requirement to condemn an easement over the road under Wyoming Statute§1-26-505 through 1-26-508, and have sent another letter as a precursor to a second preliminary access hearing.

Because access to our mineral property is often restricted by inclement weather, we may be delayed in our exploration and any future mining efforts.

Access to the mineral property may be restricted during the period between October and April of each year because the period between these months can typically feature heavy snow cover, extreme cold and high winds which makes it difficult if not impossible to carry out exploration and other activities at the Wyoming Iron Complex.  We can attempt to visit, test or explore our mineral property only when weather permits such activities. These limitations can result in significant delays in exploration efforts, as well as in mining and production in the event that commercial amounts of minerals are found. Such delays may prevent us from exploring and developing the Wyoming Iron Complex property.

Risk Factors - continued

Because our Chief Executive Officer has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operation, causing our business to fail.

Our President and Chief Executive Officer will devote approximately 50% of his working time on providing management services to us. If the demands on our executive officer from his other obligations increase, he may no longer be able to devote sufficient time to the management of our business. This could negatively impact our business development.

We may have to pay severance to our Chief Executive Officer.

If we terminate Mr. Brodkey’s employment prior to the end of his employment period for any reason other than cause or disability or if Mr. Brodkey terminates his employment for good reason, Mr. Brodkey shall be entitled to one (1) month’s severance pay for each one month of service up to a maximum of two (2) year’s wages, and we shall maintain all employee benefit plans and programs for the number of years remaining in the term of his employment in which he was entitled to immediately prior to the date of termination.

Mr. Brodkey’s employment contract defines "cause" to mean (i) following delivery to Mr. Brodkey of a written demand for performance from us, which describes the basis for our belief that Mr. Brodkey has not substantially performed his duties, Mr. Brodkey’s continued willful violation of his obligations to us, which are demonstrably willful and deliberate on his part for a period of thirty (30) days after written notice thereof, (ii) Mr. Brodkey being convicted of a felony involving moral turpitude, (iii) Mr. Brodkey willfully breaching any material term of his employment agreement or any other agreement with us, which continues uncured for a period of thirty (30) days after written notice, or (iv) without the consent of us, or as otherwise provided for herein, his commencement of employment with another employer while he is an employee of our company.

Mr. Brodkey’s employment with our company may be regarded as having been constructively terminated by us, and Mr. Brodkey may therefore terminate his employment for “good reasons” if, before the end of his employment period, one or more of the following events shall occur: (i) the relocation of him to a facility or a location more than 50 miles from his then present employment location, without his express written consent; or (ii) the failure of our company to obtain the unqualified assumption of his employment agreement by any successor upon a change of control.

As of May 20 , 2013, we would have to pay our Chief Executive Officer $270,000 in severance and the maximum amount we would have to pay is $360,000.  In the event we are required to make these severance payments, it could have a material adverse effect on our results of operations for the fiscal period in which such payments are made.

Risks Related to Our Company

If we are unable to pay the promissory note when obligations become due, Wyomex LLC may take proceedings to liquidate our holdings.

In connection with the acquisition of the Wyoming Iron Ore Complex, we issued a promissory note to Wyomex LLC. The promissory note has a principal amount of US$6,855,000 and is interest-free. As of May 20 , 2013, there was $6,791,438 outstanding under the promissory note. The promissory note is secured by a purchase money mortgage of $6.8 million. The obligations under the promissory note are significantly greater than our current financial resources and we may not have the ability to pay the obligations under the promissory note. If we default on the promissory note and Wyomex LLC forecloses on the promissory note, Wyomex LLC could potentially liquidate the holdings of our company.

Our disclosure controls and procedures and internal control over financial reporting are not effective, which may cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public.

Our management evaluated our disclosure controls and procedures as of December 31, 2012 and concluded that as of that date, our disclosure controls and procedures were not effective. The ineffectiveness of our disclosure controls and procedures was due to (i) inadequate segregation of duties and ineffective risk assessment; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and SEC guidelines.

Risk Factors - continued

As of the date of this prospectus, we believe that these material weaknesses continue to exist and our disclosure controls and procedures and internal control over financial reporting are not effective. If such material weakness and ineffective controls are not promptly corrected in the future, our ability to report quarterly and annual financial results or other information required to be disclosed on a timely and accurate basis may be adversely affected. Also such material weakness and ineffective controls could cause our financial reporting to be unreliable and lead to misinformation being disseminated to the public. Investors relying upon this misinformation may make an uninformed investment decision.

We have a limited operating history on which to base an evaluation of our business and prospects.

We have been in the business of exploring mineral resource properties only since June 2011 and we have not yet located or identified any mineral reserves. As a result, we have never had any revenues from our mining operations. In addition, our operating history has been restricted to the acquisition and exploration of our mineral properties and this does not provide a meaningful basis for an evaluation of our prospects if we ever determine that we have a mineral reserve and commence the construction and operation of a mine. We have no way to evaluate the likelihood of whether our mineral properties contain any mineral reserve or, if they do that we will be able to build or operate a mine successfully. We anticipate that we will continue to incur operating costs without realizing any revenues during the period when we are exploring our properties. We therefore expect to continue to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from mining operations and any dispositions of our properties, we will not be able to earn profits or continue operations. At this early stage of our operation, we also expect to face the risks, uncertainties, expenses and difficulties frequently encountered by companies at the start up stage of their business development. We cannot be sure that we will be successful in addressing these risks and uncertainties and our failure to do so could have a materially adverse effect on our financial condition. There is no history upon which to base any assumption as to the likelihood that we will prove successful and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations.

The fact that we have not earned any significant operating revenues since our incorporation raises substantial doubt about our ability to continue to explore our mineral properties as a going concern.

We have not generated any significant revenue from operations since our incorporation and we anticipate that we will continue to incur operating expenses without revenues unless and until we are able to identify a mineral resource in a commercially exploitable quantity on one or more of our mineral properties and we build and operate a mine. At March 31, 2013, we had a working capital deficit of $363,323. We incurred a net loss of $388,251 for the three months ended March 31, 2013, and $4,826,204 since inception. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. If our exploration programs are successful in discovering reserves of commercial tonnage and grade, we will require significant additional funds in order to place the Wyoming Iron Complex into commercial production. Should the results of our planned exploration require us to increase our current operating budget, we may have to raise additional funds to meet our currently budgeted operating requirements for the next 12 months. As we cannot assure a lender that we will be able to successfully explore and develop our mineral properties, we will probably find it difficult to raise debt financing from traditional lending sources. We have traditionally raised our operating capital from sales of equity and debt securities, but there can be no assurance that we will continue to be able to do so. If we cannot raise the money that we need to continue exploration of our mineral properties, we may be forced to delay, scale back, or eliminate our exploration activities. If any of these were to occur, there is a substantial risk that our ability to fund future exploration activities will be impeded, we will not be able to operate profitably and investors may lose all of their investment in our company.

These circumstances lead our independent registered public accounting firm, in their report dated March 28, 2013, to comment about our company’s ability to continue as a going concern. When an auditor issues a going concern opinion, the auditor has substantial doubt that our company will continue to operate indefinitely and not go out of business and liquidate its assets. These conditions raise substantial doubt about our company’s ability to continue as a going concern. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event our company cannot continue in existence. We continue to experience net operating losses.

Risk Factors - continued

Risks Associated with Our Common Stock

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

Our articles of incorporation authorize the issuance of up to 3,700,000,000 shares of common stock with a par value of $0.0001 per share. Our board of directors may choose to issue some or all of such shares to acquire one or more companies or properties and to fund our overhead and general operating requirements. The issuance of any such shares will reduce the book value per share and may contribute to a reduction in the market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will reduce the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our corporation.

Our common stock is illiquid and the price of our common stock may be negatively impacted by factors which are unrelated to our operations.

The market price of our common stock could fluctuate substantially due to a variety of factors, including market perception of our ability to achieve our planned growth, quarterly operating results of our competitors, trading volume in our common stock, changes in general conditions in the economy and the financial markets or other developments affecting our competitors or us. In addition, the stock market is subject to extreme price and volume fluctuations. This volatility has had a significant effect on the market price of securities issued by many companies for reasons unrelated to their operating performance and could have the same effect on our common stock.

We do not intend to pay cash dividends on any investment in the shares of stock of our company.

We have never paid any cash dividends and currently do not intend to pay any cash dividends for the foreseeable future. Because we do not intend to declare cash dividends, any gain on an investment in our company will need to come through an increase in the stock’s price. This may never happen and investors may lose all of their investment in our company.

Trading of our stock is restricted by the Securities Exchange Commission’s penny stock regulations, which may limit a stockholder’s ability to buy and sell our common stock.

The Securities and Exchange Commission has adopted regulations which generally define “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

Risk Factors - continued

FINRA sales practice requirements may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, the Financial Industry Regulatory Authority (known as “FINRA”) has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Risks Relating to the Early Stage of our Company and Ability to Raise Capital

We are at a very early stage and our success is subject to the substantial risks inherent in the establishment of a new business venture.

The implementation of our business strategy is in a very early stage and subject to all of the risks inherent in the establishment of a new business venture. Accordingly, our intended business and prospective operations may not prove to be successful in the near future, if at all. Any future success that we might enjoy will depend upon many factors, many of which are beyond our control, or which cannot be predicted at this time, and which could have a material adverse effect upon our financial condition, business prospects and operations and the value of an investment in our company.

We have no operating history and our business plan is unproven and may not be successful.

We have no commercial operations. None of our projects have proven or provable reserves, are built, or are in production. We have not licensed or sold any mineral products commercially and do not have any definitive agreements to do so. We have not proven that our business model will allow us to generate a profit.

We expect to suffer continued operating losses and we may not be able to achieve profitability.

We expect to continue to incur significant discovery and development expenses in the foreseeable future related to exploration and the completion of feasibility, development and commercialization of our projects. As a result, we will be sustaining substantial operating and net losses, and it is possible that we will never be able to sustain or develop the revenue levels necessary to attain profitability.

We may have difficulty raising additional capital, which could deprive us of necessary resources.

We expect to continue to devote significant capital resources to fund exploration and development of our properties. In order to support the initiatives envisioned in our business plan, we will need to raise additional funds through public or private debt or equity financing, collaborative relationships or other arrangements. Our ability to raise additional financing depends on many factors beyond our control, including the state of capital markets, the market price of our common stock, the market price for commodities, and the development or prospects for development of competitive technology or competitive projects by others. Because our common stock is not listed on a major stock market, many investors may not be willing or allowed to purchase our common shares or may demand steep discounts. Sufficient additional financing may not be available to us or may be available only on terms that would result in further dilution to the current owners of our common stock.

As of January 11, 2012, we closed a private placement financing in the gross amount of $1,000,500, and on October 18, 2012, we closed a private placement financing in the gross amount of $200,000, and received a commitment for up to $10 million through a securities purchase agreement/equity line financing. However, we do not have any firm commitments for funding beyond this recent placement as the ability to receive funding through the securities purchase agreement/equity line is dependent upon a number of conditions, which may or may not be satisfied. If we are unsuccessful in raising additional capital, or the terms of raising such capital are unacceptable, we may have to modify our business plan and/or significantly curtail our planned activities. If we are successful raising additional capital through the issuance of additional equity, our investor’s interests will be diluted.

Without additional capital, we will not be able to complete due diligence or consummate the purchase of the Sunrise Mine.

Our purchase agreement for the Sunrise Mine calls for $12 million to be paid at closing. Assuming that due diligence results are satisfactory and other conditions are met, and we desire to close the purchase of the Sunrise Mine, we will have to obtain funding from third-parties or via the market to fund this acquisition. In addition, the costs of the due diligence exercise could be beyond our current funding capacity. For these reasons, the Company must secure financings or enter into a joint venture or similar funding arrangement, or the purchase of the Sunrise Mine cannot transpire.

Risk Factors - continued

There are substantial doubts about our ability to continue as a going concern and if we are unable to continue our business, our shares may have little or no value.

Our ability to become a profitable operating company is dependent upon our ability to generate revenues and/or obtain financing adequate to explore and develop our properties. Achieving a level of revenues adequate to support our cost structure has raised substantial doubts about our ability to continue as a going concern. We plan to attempt to raise additional equity capital by issuing shares covered and, if necessary through one or more private placement or public offerings, and via the securities purchase agreement/equity line financing. However, the doubts raised relating to our ability to continue as a going concern may make our shares an unattractive investment for potential investors. These factors, among others, may make it difficult to raise any additional capital.

Failure to effectively manage our growth could place additional strains on our managerial, operational and financial resources and could adversely affect our business and prospective operating results.

Our anticipated growth is expected to continue to place a strain on our managerial, operational and financial resources. Further, as we acquire interests in more properties or subsidiaries and other entities, we will be required to manage multiple relationships. Any further growth by us, or an increase in the number of our strategic relationships will increase this strain on our managerial, operational and financial resources. This strain may inhibit our ability to achieve the rapid execution necessary to implement our business plan, and could have a material adverse effect upon our financial condition, business prospects and prospective operations and the value of an investment in our company.

Risks Related to the Offering

The selling stockholders are offering for resale of a maximum of 12,906,300 shares of our common stock, 6,613,971 shares of our common stock of which have been issued or may be issued to Ascendiant Capital Partners, LLC under the equity line or as commitment shares or upon exercise of warrants. The resale of such shares by Ascendiant Capital Partners, LLC could depress the market price of our common stock.

The selling stockholders are offering for the resale of a maximum of 12,906,300 shares of our common stock under this prospectus. The sale of these shares into the public market by Ascendiant Capital Partners, LLC could depress the market price of our common shares. As of May 20 , 2013, there were 54,230,515 shares of our common stock issued and outstanding. In total, we may issue up to $10,000,000 of shares of our common stock to Ascendiant Capital Partners, LLC pursuant to the equity line, meaning that we are obligated to file one or more registration statements covering the remaining common shares not covered by the registration statement of which this prospectus forms a part. The sale of those additional common shares into the public market by Ascendiant Capital Partners, LLC could further depress the market price of our common stock.

Existing stockholders could experience substantial dilution upon the issuance of common stock pursuant to the equity line.

Our equity line with Ascendiant Capital Partners, LLC contemplates our issuance of up to $10,000,000 of shares of our common stock to Ascendiant Capital Partners, LLC, subject to certain restrictions and obligations. If the terms and conditions of the equity line are satisfied, and we choose to exercise our put rights to the fullest extent permitted and sell $10,000,000 of shares of our common stock to Ascendiant Capital Partners, LLC, our existing stockholders' ownership will be diluted by such sales.

Risk Factors - continued

Ascendiant Capital Partners, LLC will pay less than the then-prevailing market price for our common stock under the equity line.

The common stock to be issued to Ascendiant Capital Partners, LLC pursuant to the equity line will be purchased at a 25% discount to the lesser of the daily volume weighted average price of our common stock on the date of delivery of the drawdown notice and (ii) the closing price of the last transaction on the date of delivery of the drawdown notice as long as such price is within the bid and offer at the close (if such transaction is not within the bid and offer at the close, then the next most recent transaction will be selected until one is located that is within the bid and offer at close). In addition, each time we receive at least $1,000,000 or $2,000,000 in aggregate upon drawdowns, we are required to issue a number of shares of our common stock equal to $50,000 divided by 95% of the daily volume weighted average price of our common stock during the 10 trading days as commitment shares. Accordingly, the discount received by Ascendiant Capital Partners, LLC will be greater than 25% if we received at least $1,000,000 or $2,000,000 in aggregate upon drawdowns.

The following tables show the estimated total discounts if we receive at least $1,000,000 or $2,000,000 in aggregate upon drawdowns, based on the daily volume weighted average price of our common stock as of May 20 , 2013 ($0.08883) , the closing price of the last transaction as of May 20 , 2013 ($0.083) and 50% and 75% fall in the prices.

If $1,000,000 in aggregate received under the equity line
		As of May 20, 2013	50% Fall in Price	75% Fall In Price
A	Daily volume weighted average price as of May 20, 2013	$0.08883	$0.044415	$0.0222075
B	Closing price of the last transaction as of May 2, 2013	$0.083	$0.0415	$0.02075
C	Lesser of A and B	$0.083	$0.0415	$0.02075
D	Purchase Price (75% of C)	$0.06225	$0.031125	$0.0155625
E	Total Amount of Proceeds Received	$1,000,000	$1,000,000	$1,000,000
F	Total Number of Shares Issued	16,656,755	33,313,510	66,627,019
G	Effective Price Per Share (E divided by F)	$0.0600	$0.0300	$0.0150
H	Estimated Discount (Discount to C)	27.7%	27.7%	27.7%

If $2,000,000 in aggregate received under the equity line
		As of May 20, 2013	50% Fall in Price	75% Fall In Price
A	Daily volume weighted average price as of May 20, 2013	$0.08883	$0.044415	$0.0222075
B	Closing price of the last transaction as of May 20, 2013	$0.083	$0.0415	$0.02075
C	Lesser of A and B	$0.083	$0.0415	$0.02075
D	Purchase Price (75% of C)	$0.06225	$0.031125	$0.0155625
E	Total Amount of Proceeds Received	$2,000,000	$2,000,000	$2,000,000
F	Total Number of Shares Issued	33,313,510	66,627,019	133,254,039
G	Effective Price Per Share (E divided by F)	$0.0600	$0.0300	$0.0150
H	Estimated Discount (Discount to C)	27.7%	27.7%	27.7%

Risk Factors - continued

Therefore, Ascendiant Capital Partners, LLC has a financial incentive to sell our common stock upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If Ascendiant Capital Partners, LLC sells the shares, the price of our common stock could decrease.

We may not be able to access sufficient funds under the equity line when needed.

Our ability to put shares to Ascendiant Capital Partners, LLC and obtain funds under the equity line is limited by the terms and conditions in the securities purchase agreement dated October 18, 2012, including restrictions on when we may exercise our put rights, restrictions on the amount we may put to Ascendiant Capital Partners, LLC at any one time, which is determined in part by the trading volume of our common stock, and a limitation on our ability to put shares to Ascendiant Capital Partners, LLC to the extent that it would exceed $25,000 or cause Ascendiant Capital Partners, LLC to beneficially own more than 9.99% of our outstanding common stock. In addition, we do not expect the equity line to satisfy all of our funding needs, even if we are able and choose to take full advantage of the equity line.

The lower our stock price, the lower the fluctuating, below market price conversion rate for the convertible debentures or notes will be and the greater number of shares of our common stock we will have to issue upon conversion of the convertible debentures or notes.

The conversion price of the convertible debentures or notes is based upon the trading prices of our common stock at the time of such conversion. If the trading prices of the common stock are low when the conversion price of the convertible debentures or notes is determined, we would be required to issue a higher number of shares of our common stock, which could cause substantial dilution to our stockholders. In addition, if the debenture holders converts their debentures or notes and sell our common stock, this could result in an imbalance of supply and demand for our common stock and reduce our stock price. The further our stock price declines, the further the adjustment of the conversion price will fall and the greater the number of shares we will have to issue upon conversion.

In addition, the number of shares issuable upon conversion of the convertible debentures or notes is potentially limitless. While the overall ownership by each of the holders of the convertible debentures or notes at any one moment is limited to 9.9% of the outstanding shares of our common stock, such holders are free to sell any shares into the market, which have been issued to them, thereby enabling them to convert the remaining convertible debentures or note. In addition, while there are monthly limits on amounts of the convertible debentures or notes that can be converted if the price of our common stock is below certain level, such holders can simply wait until the monthly limits no longer apply.

The following table shows the resulting fall of the conversion price and the number of shares that would be required to be issued if all of the shares were converted based upon a 0%, 50% and 75% fall in the price of our common stock as of May 20, 2013.

Percentage Decline	Weighted Conversion Price of Debentures or Notes	Shares Issuable Upon Conversion of Debentures or Notes
0%	$0.062	5,774,494
50%	$0.031	11,548,988
75%	$0.016	23,097,975

Forward-Looking Statements

This prospectus contains forward-looking statements.  Forward-looking statements are projections of events, revenues, income, future economic performance or management’s plans and objectives for future operations.  In some cases, you can identify forward-looking statements by the use of terminology such as “may”, “should”, “expect”, “plan”, “anticipate”, “believe”, “estimate”, “predict”, “potential” or “continue” or the negative of these terms or other comparable terminology.  Examples of forward-looking statements made in this prospectus include statements about:

•	Our future exploration programs and results;
•	Our future capital expenditures; and
•	Our future investments in and acquisitions of mineral resource properties.

These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including:

•	risks and uncertainties relating to the interpretation of sampling results, the geology, grade and continuity of mineral deposits;
•	risks and uncertainties that results of initial sampling and mapping will not be consistent with our expectations;
•	risks and uncertainties that the mineral deposits will never constitute proven and probable reserves which can be developed and mined economically;
•
mining and development risks, including risks related to accidents, weather, equipment breakdowns, labor disputes, permitting, or other unanticipated difficulties with or interruptions  and delays in development and production;

•
the potential for delays in exploration activities; risks related to the inherent uncertainty of cost estimates and the potential for unexpected costs and expenses in exploration, development and production which are beyond the capacity of our company to manage;

•	risks related to commodity price fluctuations;
•	the uncertainty of an unproven business plan and lack of revenue generation and profitability based upon our limited history;
•	substantial risks inherent in the establishment of a new business venture since our company is at a very early stage;
•	risks and uncertainties inherent in mineral exploration ventures which by their very nature face a high risk of business failure;
•
risks related to intense competition in the mineral exploration and exploitation industry which causes our company to have to compete with our company’s competitors for financing and for qualified managerial and technical employees;

•	risks related to the engagement of our company’s directors and officers in other business activities whereby they may not have sufficient time to attend to our company’s business affairs;
•	risks related to failure to obtain adequate financing and additional capital on a timely basis and on acceptable terms for our planned exploration and development;
•	risks related to environmental regulation and liability, and the ability to secure bonds, permits, and governmental consents and approvals;
•	risks that the amounts reserved or allocated for environmental compliance, reclamation, post-closure control measures, monitoring and on-going maintenance may not be sufficient to cover such costs;
•	risks related to tax assessments;
•	political and regulatory risks associated with mining exploration, development and production; and
•	the risks in the section entitled “Risk Factors”.

Any of these risks could cause our company’s or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by the forward-looking statements contained in this prospectus.

While these forward-looking statements and any assumptions upon which they are based are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

The Offering

This prospectus covers the resale by the selling stockholders named in this prospectus of up to 12,906,300 shares of our common stock, consisting of (i) up to 1,995,205 shares of common stock that may be issued upon conversion of debentures sold to The Marie Baier Foundation, Inc. on October 18, 2012 and up to 326,095 shares of common stock that were issued upon exercise of warrants issued to The Marie Baier Foundation, Inc. on October 25, 2012; (ii) up to 191,740 shares of common stock that were issued upon exercise of warrants issued to Motivated Minds LLC on October 26, 2012; (iii) up to 3,779,289 shares of common stock that may be issued upon conversion of a note sold to GCA Strategic Investment Fund Limited on April 2, 2013; and (iii) up to 2,000,000 shares of common stock issued to Ascendiant Capital Partners, LLC as commitment shares under the first amended and restated securities purchase agreement dated February 19, 2013, as amended on April 2, 2013, and up to 38,347 shares of common stock that were issued upon exercise of warrants, up to 4,575,624 shares of common stock to be sold to Ascendiant Capital Partners, LLC under the first amended and restated securities purchase agreement dated February 19, 2013, as amended on April 2, 2013.

Securities Purchase Agreement with Ascendiant Capital Partners, LLC (Equity Line of Credit)

On February 19, 2013, we entered into a first amended and restated securities purchase agreement, which was amended on April 2, 2013, (the “Equity Line of Credit Agreement”) with Ascendiant Capital Partners, LLC, whereby we amended and restated the securities purchase agreement entered into on October 18, 2012 and amended on January 9, 2013. Pursuant to the Equity Line of Credit Agreement, we may sell and issue to Ascendiant Capital Partners, LLC, and Ascendiant Capital Partners, LLC is obligated to purchase from us, up to $10,000,000 worth of shares of our common stock from time to time over a 36-month period, provided that certain conditions are met. The financing arrangement entered into by us and Ascendiant Capital Partners, LLC is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

In connection with the Equity Line of Credit Agreement, on February 19, 2013, we entered into a first amended and restated registration rights agreement with Ascendiant Capital Partners, LLC, whereby we amended and restated the registration rights agreement entered into on October 18, 2012. Pursuant to the first amended and restated registration rights agreement, we agreed to use our commercially reasonable efforts to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to March 21, 2013 and to have the registration statement declared effective by the SEC prior to May 20, 2013. The registration statement is to register shares of common stock to be purchased under the Equity Line of Credit Agreement and the shares of common stock to be issued to Ascendiant Capital Partners, LLC as the Commitment Shares (as defined below). We also agreed to include any of the registrable securities that we cannot include in a single registration statement because of limitations imposed by Rule 415 promulgated under the Securities Act of 1933 in one or more subsequent registration statements.

Pursuant to the Equity Line of Credit Agreement, we may, in our sole discretion, issue and exercise drawdowns against $10,000,000 on every regular, full (non-holiday) trading day over a 36-month period (the “Commitment Period”) commencing on the 20th trading date following the date that the initial registration statement to be filed pursuant to the first amended and restated registration rights agreement is first declared effective. Before we can exercise a drawdown, we must have caused a sufficient number of shares of our common stock to be registered to cover the resale of the shares to be issued pursuant to a drawdown and the daily volume weighted average price of our common stock (the “VWAP”) must be greater than $0.05 per share on the date of delivery of each drawdown notice.

The maximum amount we can draw down at any one time is an amount equal to (i) 20% of the average daily trading volume of our common stock during the 7 trading days prior to the date of the drawdown notice, eliminating the 2 days with the greatest trading volume and the 2 days with the least trading volume, multiplied by (ii) the VWAP on the trading day immediately prior to the date of the drawdown notice. Notwithstanding the foregoing, no drawdown can exceed $25,000 or such amount that would otherwise cause Ascendiant Capital Partners, LLC to exceed a beneficial ownership of 9.99% of our outstanding common stock. Only one drawdown is allowed on each trading day.

The Offering - continued

The purchase price of the shares of our common stock to be sold to Ascendiant Capital Partners, LLC  is to be the lesser of (i) 75% of the VWAP on the date of delivery of the drawdown notice and (ii) 75% of the closing price of the last transaction on the date of delivery of the drawdown notice as long as such price is within the bid and offer at the close (if such transaction is not within the bid and offer at the close, then the next most recent transaction will be selected until one is located that is within the bid and offer at close).

The term of the Equity Line of Credit Agreement will end 36 months from the date the initial registration statement filed by us pursuant to the registration rights agreement is first declared effective by the SEC, unless otherwise terminated earlier. The Equity Line of Credit Agreement will terminate if (i) our common stock is no longer quoted on the OTC Bulletin Board unless the cessation of quotation is in connection with a subsequent listing of our common stock on the Nasdaq Capital Market, NYSE Amex, the New York Stock Exchange, the Nasdaq National Market, the BX Venture Market, the OTCQB or the OTCQX, (ii) we file for protection from creditors under any applicable law or (iii) the registration statement is not declared effective by the SEC on or before July 12, 2013. In addition, we may terminate the Equity Line of Credit Agreement upon five trading days’ notice.

In consideration for agreeing to the terms of the Equity Line of Credit Agreement, we agreed to issue the following shares of our common stock (the “Commitment Shares”):

•
2,000,000 shares of our common stock (150,015 shares issued on October 22, 2012; 173,913 shares issued on November 19, 2012; 818,930 shares issued on January 10, 2013; and 857,142 shares issued on April 4, 2013);

•
on the trading day (the “Fourth Payment Date”) in which we have received at least $1,000,000 in aggregate upon drawdowns, a number of shares of our common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fourth Payment Date;  and

•
on the trading day (the “Fifth Payment Date”) in which we have received at least $2,000,000 in aggregate upon drawdowns, a number of shares of our common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fifth Payment Date.

Because of the Commitment Shares to be issued on the Fourth Payment Date and Fifth Payment Date, the discount received by Ascendiant Capital Partners, LLC in purchasing our common stock pursuant to the equity line will be greater than 25% if we received at least $1,000,000 or $2,000,000 in aggregate upon drawdowns.

The following tables show the estimated total discounts if we receive at least $1,000,000 or $2,000,000 in aggregate upon drawdowns, based on the daily volume weighted average price of our common stock as of May 20 , 2013 ($0.08883) , the closing price of the last transaction as of May 20 , 2013 ($0.083) and 50% and 75% fall in the prices.

If $1,000,000 in aggregate received under the equity line
		As of May 20, 2013	50% Fall in Price	75% Fall In Price
A	Daily volume weighted average price as of May 20, 2013	$0.08883	$0.044415	$0.0222075
B	Closing price of the last transaction as of May 2, 2013	$0.083	$0.0415	$0.02075
C	Lesser of A and B	$0.083	$0.0415	$0.02075
D	Purchase Price (75% of C)	$0.06225	$0.031125	$0.0155625
E	Total Amount of Proceeds Received	$1,000,000	$1,000,000	$1,000,000
F	Total Number of Shares Issued	16,656,755	33,313,510	66,627,019
G	Effective Price Per Share (E divided by F)	$0.0600	$0.0300	$0.0150
H	Estimated Discount (Discount to C)	27.7%	27.7%	27.7%

The Offering - continued

If $2,000,000 in aggregate received under the equity line
		As of May 20, 2013	50% Fall in Price	75% Fall In Price
A	Daily volume weighted average price as of May 20, 2013	$0.08883	$0.044415	$0.0222075
B	Closing price of the last transaction as of May 20, 2013	$0.083	$0.0415	$0.02075
C	Lesser of A and B	$0.083	$0.0415	$0.02075
D	Purchase Price (75% of C)	$0.06225	$0.031125	$0.0155625
E	Total Amount of Proceeds Received	$2,000,000	$2,000,000	$2,000,000
F	Total Number of Shares Issued	33,313,510	66,627,019	133,254,039
G	Effective Price Per Share (E divided by F)	$0.0600	$0.0300	$0.0150
H	Estimated Discount (Discount to C)	27.7%	27.7%	27.7%

We issued and intend to issue the Commitment Shares and shares of our common stock upon drawdowns in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

In addition, we reimbursed Ascendiant Capital Partners, LLC $5,000 and have agreed to reimburse them for up to $7,500 for its actual legal fees and expenses incurred in connection with this transaction.

Securities Purchase Agreements (Debentures)

On October 18, 2012, we entered into securities purchase agreements (the “Debenture Purchase Agreements”) with two investors (the “Investors”), pursuant to which we sold an aggregate of $235,300 face value in principal amount of 5% convertible debentures due October 18, 2013 (the “Debentures”). In addition to the Debentures, we issued an aggregate of 705,901 common stock purchase warrants (the “Warrants”) with each Warrant entitling the holder to acquire one share of our common stock at a price of $0.25 per share for three years. The Investors paid us the aggregate subscription amount of $200,000 for the Debentures and the Warrants, which subscription amount was at a 15% discount from the principal amount of the Debentures.

Interest accrues daily on the outstanding principal amount of the Debenture at a rate per annum equal to 5% on the basis of a 365-day year. On the maturity date of October 18, 2013, we must pay the holder of the Debenture any accrued but unpaid interest on the aggregate unconverted and then outstanding principal amount of the Debenture, and on each date the conversion of the principal amount and, if applicable, interests under the Debenture, we must pay to a holder of the Debenture any accrued but unpaid interest on that portion of the principal amount then being converted, which amount may be added to and included in the principal amount being so converted on such date by the holder.

If we fail to pay any accrued and unpaid interest payable within three trading days following notice of late payment from a holder of the Debenture, then such overdue amount will entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law which will accrue daily from the date such interest was originally due through and including the date of actual payment in full.

The principal amount owing under the Debentures together with any interest accrued under the Debenture, are convertible into shares of our common stock at the option of the holders of the Debentures. The conversion price is equal to the lesser of (i) $0.27 during the six months following October 18, 2012, and $0.35 thereafter and (ii) 70% of the average daily VWAPs for our common stock during the 10 consecutive trading days immediately preceding applicable conversion date. The holder must not convert more than 30% of the initial principal sum into shares of our common stock at a price below $0.15 during any calendar month and must not convert more than 20% of the original principal sum into shares of our common stock at a price below $0.11 during any calendar month.

The Offering - continued

If at any time prior to the maturity date of October 18, 2013, our common stock has for any 20 consecutive trading day period (i) an average daily VWAP price of $1.00 per share or greater, and (ii) an average daily trading volume of 100,000 shares or greater, we have the right (but not obligation) to convert the Debentures at the then applicable conversion price.

We must not affect any conversion of the Debentures and the holders of the Debentures do not have the right to convert the Debentures, to the extent that the holder (together with the holder’s affiliates) would beneficially own in excess of the beneficial ownership limitation (currently 9.99% of our outstanding common stock).

In connection with the Debenture Purchase Agreement, on October 18, 2012, we entered into a piggyback registration rights agreement with the Investor, pursuant to which we agreed to register shares of our common stock issued on exercise of the Warrants or issuable to the Investor pursuant to the Debenture, together with any interest thereon accrued but unpaid, if we determine to proceed with the preparation and filing with the SEC of a registration statement relating to an offering for our own account or the account of others under the Securities Act of 1933.

In the event that there is no effective registration statement which registers the resale by the warrant holder of the shares underlying the Warrants, the Warrants may be exercised by means of a cashless exercise.

We must not affect any exercise of the Warrants and the holder of the Warrants does not have the right to exercise the Warrants, to the extent that the holder (together with the holder’s affiliates) would beneficially own in excess of the beneficial ownership limitation (currently 4.99% of our outstanding common stock).

We issued the Debenture and Warrants in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

We paid Ascendiant Capital Partners, LLC $5,000, and have agreed to pay up to $7,500 for its actual legal fees and expenses. We also paid $11,250 and issued common stock purchase warrants to purchase up to 52,943 shares of our common stock to Ascendiant Capital Partners, LLC as placement agent fees and granted piggyback registration rights for the warrants.

On October 25 and 26, 2012, Ascendiant Capital Partners, LLC and the Investors collectively exercised their full allotment of warrants on a cashless basis and received a total of 556,182 restricted shares of our common stock. We issued these shares of our common stock in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

Contemporaneous with our April 2013 financings, we called 51% of the previous 5% Debentures issued to two Investors on October 18, 2012, by fully retiring one Debenture, and partially calling the other, proposing to remit on 10 business days’ notice the total amount of $122,980, representing principal and interest on these Debentures to April 17, 2013.

The Offering - continued

Securities Purchase Agreements and Convertible Note with GCA Strategic Investment Fund Limited

As of April 2, 2013, we entered into a securities purchase agreement (the “Global SPA”) with GCA Strategic Investment Fund Limited (“Global”), pursuant to which we sold to Global a $235,000 face value, non-interest bearing Convertible Bridge Note (the “Global Note”) with a term to September 20, 2013 (the “Global Maturity Date”). The principal amount of the note is payable on the Global Maturity Date. The note is convertible into common stock at any time after the issuance date, at the holder’s option, at a conversion price equal to the lesser of (i) 100% of the volume weighted average sales prices, as reported by Bloomberg LP for the five (5) trading days immediately preceding the closing, and (ii) 70% of the average daily volume weighted average sales price for the common stock on the trading market during the ten (10) consecutive trading days immediately preceding the applicable conversion date. Global may not convert more than 33 1/3% of the initial principal sum into shares of common stock at a price below $0.08 during any calendar month. In the event we elect to prepay the Global Note in full or in part, we are required to pay principal, interest and any other amounts owing multiplied by 130%. The Global Note also contains a mandatory partial prepayment requirement should we obtain certain future net financings in excess of $300,000, and under other conditions. In connection with the Global SPA, we agreed to prepare and file on or before the 30th day following the date of the SPA (the “Filing Date”) a registration statement on form S-1 or otherwise covering the resale of the shares convertible under the Global Note (the “Conversion Shares”). Subject to the limitations imposed by the SEC in accordance with Rule 415, Global has the right to sell the Conversion Shares under the registration statement. The Global Note contains certain penalties and liquidated damages provisions if the registration statement is filed by the Filing Date or not declared effective by the SEC within 90 days of the Filing Date. Global does not have the right to convert the Note, to the extent that Global and its affiliates would beneficially own in excess of 9.99% of our outstanding common stock. We paid Global $15,000 for its legal fees and expenses, and will pay a 3rd party broker a 10% commission on the net amount received from Global, plus restricted common stock at 4% of the net amount received calculated at $0.15 per share (53,333 shares).

We issued the Global Note and intend to issue shares of common stock upon conversion of the Global Note in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

Use of Proceeds

We will not receive any proceeds from the sale of the shares of our common stock by the selling stockholders. All proceeds from the sale of such shares will be for the account of the selling stockholders. We will pay for expenses of this offering, except that the selling stockholders will pay any broker discounts or commissions or equivalent expenses applicable to the sale of their shares.

Selling Stockholders

The selling stockholders may offer and sell, from time to time, all, some, or none of up to 12,906,300 shares of our common stock, consisting of (i) up to 1,995,205 shares of common stock that may be issued upon conversion of debentures sold to The Marie Baier Foundation, Inc. on October 18, 2012 and up to 326,095 shares of common stock that were issued upon exercise of warrants issued to The Marie Baier Foundation, Inc. on October 25, 2012; (ii) up to 191,740  shares of common stock that were issued upon exercise of warrants issued to Motivated Minds LLC on October 26, 2012; (iii) up to 3,779,289 shares of common stock that may be issued upon conversion of a note sold to GCA Strategic Investment Fund Limited on April 2, 2013; and (iii) up to 2,000,000 shares of common stock issued to Ascendiant Capital Partners, LLC as commitment shares under the first amended and restated securities purchase agreement dated February 19, 2013, as amended on April 2, 2013, and up to 38,347 shares of common stock that were issued upon exercise of warrants, up to 4,575,624 shares of common stock to be sold to Ascendiant Capital Partners, LLC under the first amended and restated securities purchase agreement dated February 19, 2013, as amended on April 2, 2013.

Selling Stockholders - continued

None of the selling stockholders had or have any position or office, or other material relationship with us or any of our affiliates over the past three years. Ascendiant Capital Partners, LLC is an affiliate of a broker-dealer. Other than Ascendiant Capital Partners, LLC, none of the selling stockholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the selling stockholders to suspend the sales of the shares of our common stock being offered pursuant to this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in those documents in order to make statements in those documents not misleading.

The following table sets forth certain information regarding the beneficial ownership of shares of common stock by the selling stockholders as of May 20, 2013 and the number of shares of our common stock being offered pursuant to this prospectus. Except as otherwise described below, we believe that the selling stockholders have sole voting and investment powers over their shares.

Name of Selling Stockholder	Shares Owned by the Selling Stockholder before the Offering(1)	Total Shares Offered in the Offering	Number of Shares to Be Owned by Selling Stockholder After the Offering and Percent of Total Issued and Outstanding Shares(1)
			# of Shares(2)	% of Class(2)
The Marie Baier Foundation, Inc.(3)	2,321,300 (4)	2,321,300 (5)	-	-
Motivated Minds LLC(6)	191,740(7)	191,740(7)	-	-
GCA Strategic Investment Fund Limited(8)	3,779,289 (9)	3,779,289 (10)	-	-
Ascendiant Capital Partners, LLC(11)	2,038,347(12)	6,613,971 (13)	-	-
Totals	8,330,676	12,906,300	-	-

Notes
(1)
Beneficial ownership is determined in accordance with Securities and Exchange Commission rules and generally includes voting or investment power with respect to shares of common stock. Shares of common stock subject to options, warrants and convertible debentures currently exercisable or convertible, or exercisable or convertible within 60 days, are counted as outstanding. The actual number of shares of common stock issuable upon the conversion of the convertible debentures is subject to adjustment depending on, among other factors, the future market price of our common stock, and could be materially less or more than the number estimated in the table.

(2)
Because the selling stockholders may offer and sell all or only some portion of the 12,906,300 shares of our common stock being offered pursuant to this prospectus and may acquire additional shares of our common stock in the future, we cannot provide an estimate of the number and percentage of shares of our common stock that any of the selling stockholders will hold upon termination of the offering.

Selling Stockholders - continued

(3)	John F. Baier exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by The Marie Baier Foundation, Inc.

(4)
Consists of 1,995,205 shares of our common stock issuable upon conversion of the principal amount of convertible debentures and interests accrued as of May 20 , 2012 at a conversion price as of May 20 , 2013 of $0.06218 per share and 326,095 shares of our common stock issued upon exercise of warrants.

(5)	Consists of 1,995,205 shares of our common stock issuable upon conversion of convertible debentures and 326,095 shares of our common stock issued upon exercise of warrants.

(6)	Ira Gaines exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Motivated Minds LLC.

(7)	Consists of 191,740 shares of our common stock issued upon exercise of warrants.

(8)	Lewis Lester exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by GCA Strategic Investment Fund Limited.

(9)
Consists of 3,779,289 shares of our common stock issuable upon conversion of the principal amount of convertible note and interests accrued as of May 20 , 2012 at a conversion price as of May 20 , 2013 of $0.06218 per share.

(10)	Consists of 3,779,289 shares of our common stock issuable upon conversion of convertible note.

(11)
Bradley J. Wilhite or Mark A. Bergendahl exercises voting and dispositive power with respect to the shares of our common stock that are beneficially owned by Ascendiant Capital Partners, LLC. They are equal owners of Ascendiant Capital Partners, LLC, and each holds one of the two positions on the board of directors. Therefore, any actions to be taken by Ascendiant Capital Partners, LLC must be approved by both of them.

(12)	Consists of 2,000,000 shares of our common stock and 38,347 shares of our common stock issued upon exercise of warrants.

(13)
Consists of 2,000,000 shares of our common stock issued as commitment shares, 38,347 shares of common stock that were issued upon exercise of warrants and 4,575,624 shares of our common stock to be sold under the first amended and restated securities purchase agreement dated February 19, 2013, as amended on April 2, 2013.

Plan of Distribution

Each of the selling stockholders named above and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on the Financial Industry Regulatory Authority’s OTC Bulletin Board or any other stock exchange, market or trading facility on which the shares of our common stock are traded or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at varying prices or at negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	privately negotiated transactions;

Plan of Distribution - continued

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

Ascendiant Capital Partners, LLC is an underwriter within the meaning of the Securities Act of 1933 and other selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act of 1933 in connection with such sales.  In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act of 1933. Except for an arrangement between Ascendiant Capital Partners, LLC and Mike Cole, the selling stockholders have informed us that they do not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the common stock of our company. We have been informed that approximately 45,000 shares of our common stock issued to Ascendiant Capital Partners, LLC are due to Mike Cole under his arrangement while he was still with Ascendiant Capital Partners, LLC. Pursuant to a requirement by the Financial Industry Regulatory Authority, or FINRA, the maximum commission or discount to be received by any FINRA member or independent broker/dealer may not be greater than 8% of the gross proceeds received by us for the sale of any securities being registered pursuant to Rule 415 promulgated under the Securities Act of 1933.

Discounts, concessions, commissions and similar selling expenses, if any, attributable to the sale of shares will be borne by the selling stockholders. The selling stockholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of the shares if liabilities are imposed on that person under the Securities Act of 1933.

We are required to pay certain fees and expenses incurred by us incident to the registration of the shares covered by this prospectus.  We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.  We estimate that the expenses of the offering to be borne by us will be approximately $50,000.  We will not receive any proceeds from the resale of any of the shares of our common stock by the selling stockholders.  We may, however, receive proceeds from the sale of our common stock under the security purchase agreement with Ascendiant Capital Partners, LLC or exercise of warrants by the selling stockholders. Neither the securities purchase agreement with Ascendiant Capital Partners, LLC nor any rights of the parties under the securities purchase agreement with Ascendiant Capital Partners, LLC may be assigned or delegated to any other person.

Plan of Distribution - continued

Because Ascendiant Capital Partners, LLC is, and other selling stockholders may be, an “underwriter” within the meaning of the Securities Act of 1933, they will be subject to the prospectus delivery requirements of the Securities Act of 1933 including Rule 172 thereunder. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

We agreed with Ascendiant Capital Partners, LLC to keep this prospectus effective until all shares of our common stock covered by a registration statement of which this prospectus forms a part (i) have been sold, thereunder or pursuant to Rule 144, or (ii) (A) may be sold without volume or manner-of-sale restrictions pursuant to Rule 144 and (B) (I) may be sold without the requirement for us to be in compliance with the current public information requirement under Rule 144 or (II) we are in compliance with the current public information requirement under Rule 144, or (iii) the commitment period under the securities purchase agreement with Ascendiant Capital Partners, LLC has expired and no registrable securities are then held of record by Ascendiant Capital Partners, LLC that are subject to any resale restriction under Rule 144, as determined by our counsel in a written opinion letter to such effect, addressed and acceptable to the transfer agent and the affected Ascendiant Capital Partners, LLC.

The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution.  In addition, the selling stockholders will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the common stock by the selling stockholders or any other person.  We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Description of Securities

General

Effective June 15, 2011, we effected a 37 to one forward stock split of our authorized and issued and outstanding common and preferred stock.  As a result, our authorized capital increased from 100,000,000 shares of common stock with a par value of $0.0001 to 3,700,000,000 shares of common stock with a par value of $0.0001. The authorized shares of our common stock are available for issuance without further action or approval by our stockholders, unless such action is required by applicable law or the rules of any stock exchange or automated quotation system on which our securities may be listed or traded.

As of May 20 , 2013, there were 54,230,515 shares of our common stock issued and outstanding held by 16 holders of record of our common stock.

Voting Rights

Each share of common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders including the election of directors. Except as otherwise required by law the holders of our common stock possess all voting power. According to our bylaws, in general, each director is to be elected by a majority of the votes cast with respect to the directors at any meeting of our stockholders for the election of directors at which a quorum is present. According to our bylaws, in general, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on any matter (which shares voting affirmatively also constitute at least a majority of the required quorum), except for the election of directors, is to be the act of our stockholders. Our bylaws provide that stockholders holding at least 10% of the shares entitled to vote, represented in person or by proxy, constitute a quorum at the meeting of our stockholders. Our bylaws also provide that any action which may be taken at any annual or special meeting of our stockholders may be taken without a meeting and without prior notice if a consent in writing, setting forth the action so taken, is signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted.

Our articles of incorporation and bylaws do not provide for cumulative voting in the election of directors. Because the holders of our common stock do not have cumulative voting rights and directors are generally to be elected by a majority of the votes casts with respect to the directors at any meeting of our stockholders for the election of directors, holders of more than fifty percent, and in some cases less than 50%, of the issued and outstanding shares of our common stock can elect all of our directors.

Description of Securities - continued

Dividend Rights

The holders of our common stock are entitled to receive the dividends as may be declared by our board of directors out of funds legally available for dividends. Our board of directors is not obligated to declare a dividend. Any future dividends will be subject to the discretion of our board of directors and will depend upon, among other things, future earnings, the operating and financial condition of our company, its capital requirements, general business conditions and other pertinent factors. We have not paid any dividends since our inception and we do not anticipate that dividends will be paid in the foreseeable future.

Miscellaneous Rights and Provisions

In the event of our liquidation or dissolution, whether voluntary or involuntary, each share of our common stock is entitled to share ratably in any assets available for distribution to holders of our common stock after satisfaction of all liabilities.

Our common stock is not convertible or redeemable and has no preemptive, subscription or conversion rights. There are no conversions, redemption, sinking fund or similar provisions regarding our common stock.

Our common stock, after the fixed consideration thereof has been paid or performed, are not subject to assessment, and the holders of our common stock are not individually liable for the debts and liabilities of our company.

Our bylaws provide that our board of directors may amend our bylaws by a majority vote of our board of directors including any bylaws adopted by our stockholders, but our stockholders may from time to time specify particular provisions of these bylaws, which must not be amended by our board of directors. Our current bylaws were adopted by our board of directors. Therefore, our board of directors can amend our bylaws to make changes to the provisions relating to the quorum requirement and votes requirements to the extent permitted by the Nevada Revised Statutes.

Anti-Takeover Provisions

Some features of the Nevada Revised Statutes, which are further described below, may have the effect of deterring third parties from making takeover bids for control of our company or may be used to hinder or delay a takeover bid. This would decrease the chance that our stockholders would realize a premium over market price for their shares of common stock as a result of a takeover bid.

Acquisition of Controlling Interest

The Nevada Revised Statutes contain provisions governing acquisition of controlling interest of a Nevada corporation. These provisions provide generally that any person or entity that acquires certain percentage of the outstanding voting shares of a Nevada corporation may be denied voting rights with respect to the acquired shares, unless the holders of a majority of the voting power of the corporation, excluding shares as to which any of such acquiring person or entity, an officer or a director of the corporation, and an employee of the corporation exercises voting rights, elect to restore such voting rights in whole or in part. These provisions apply whenever a person or entity acquires shares that, but for the operation of these provisions, would bring voting power of such person or entity in the election of directors within any of the following three ranges:

•	20% or more but less than 33 1/3%;
•	33 1/3% or more but less than or equal to 50%; or
•	more than 50%.

The stockholders or board of directors of a corporation may elect to exempt the stock of the corporation from these provisions through adoption of a provision to that effect in the articles of incorporation or bylaws of the corporation. Our articles of incorporation and bylaws do not exempt our common stock from these provisions.

Description of Securities - continued

These provisions are applicable only to a Nevada corporation, which:

•	has 200 or more stockholders of record, at least 100 of whom have addresses in Nevada appearing on the stock ledger of the corporation; and
•	does business in Nevada directly or through an affiliated corporation.

At this time, we do not have 100 stockholders of record who have addresses in Nevada appearing on the stock ledger of our company nor do we believe that we do business in Nevada directly or through an affiliated corporation. Therefore, we believe that these provisions do not apply to acquisitions of our shares and will not until such time as these requirements have been met. At such time as they may apply to us, these provisions may discourage companies or persons interested in acquiring a significant interest in or control of our company, regardless of whether such acquisition may be in the interest of our stockholders.

Combination with Interested Stockholder

The Nevada Revised Statutes contain provisions governing combination of a Nevada corporation that has 200 or more stockholders of record with an interested stockholder. As of February 21, 2013, we had 16 stockholders of record. Therefore we believe that these provisions do not apply to us. If we obtain over 200 stockholders of record, these provisions may also have effect of delaying or making it more difficult to effect a change in control of our company.

A corporation affected by these provisions may not engage in a combination within three years after the interested stockholder acquires his, her or its shares unless the combination or purchase is approved by the board of directors before the interested stockholder acquired such shares. Generally, if approval is not obtained, then after the expiration of the three-year period, the business combination may be consummated with the approval of the board of directors before the person became an interested stockholder or a majority of the voting power held by disinterested stockholders, or if the consideration to be received per share by disinterested stockholders is at least equal to the highest of:

•
the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or within three years immediately before, or in, the transaction in which he, she or it became an interested stockholder, whichever is higher;

•	the market value per share on the date of announcement of the combination or the date the person became an interested stockholder, whichever is higher; or

•	if higher for the holders of preferred stock, the highest liquidation value of the preferred stock, if any.

Generally, these provisions define an interested stockholder as a person who is the beneficial owner, directly or indirectly of 10% or more of the voting power of the outstanding voting shares of a corporation. Generally, these provisions define combination to include any merger or consolidation with an interested stockholder, or any sale, lease, exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions with an interested stockholder of assets of the corporation having:

•	an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation;

•	an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation; or

•	representing 10% or more of the earning power or net income of the corporation.

Description of Securities - continued

Articles of Incorporation and Bylaws

There are no provisions in our articles of incorporation or our bylaws that would delay, defer or prevent a change in control of our company and that would operate only with respect to an extraordinary corporate transaction involving our company or any of our subsidiaries, such as merger, reorganization, tender offer, sale or transfer of substantially all of its assets, or liquidation.

Experts and Counsel

The financial statements of our company included in this prospectus have been audited by Manning Elliott LLP, to the extent and for the period set forth in their report (which contains an explanatory paragraph regarding our ability to continue as a going concern) appearing elsewhere in the prospectus, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

Clark Wilson LLP, of Suite 800 – 885 West Georgia Street, Vancouver, British Columbia, Canada has provided an opinion on the validity of the shares of our common stock being offered pursuant to this prospectus.

Interest of Named Experts and Counsel

No expert named in the registration statement of which this prospectus forms a part as having prepared or certified any part thereof (or is named as having prepared or certified a report or valuation for use in connection with such registration statement) or counsel named in this prospectus as having given an opinion upon the validity of the securities being offered pursuant to this prospectus or upon other legal matters in connection with the registration or offering such securities was employed for such purpose on a contingency basis. Also at the time of such preparation, certification or opinion or at any time thereafter, through the date of effectiveness of such registration statement or that part of such registration statement to which such preparation, certification or opinion relates, no such person had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in our company or any of its parents or subsidiaries.  Nor was any such person connected with our company or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer or employee.

Information with respect to Our Company

Description of Business
Corporate Overview

We were incorporated in the State of Nevada on June 5, 2007. Our plan after our inception on June 5, 2007 was to produce user-friendly software that creates interactive digital yearbook software for schools and allows them to create and burn their own interactive digital yearbooks on CD/DVD.

Effective June 15, 2011, we completed a merger with our subsidiary, Titan Iron Ore Corp., a Nevada corporation, which was incorporated solely to effect a change in our name from “Digital Yearbook Inc.” to “Titan Iron Ore Corp.”

Also effective June 15, 2011, we effected a 37 to one forward stock split of our authorized and issued and outstanding common and preferred stock.  As a result, our authorized capital increased from 100,000,000 shares of common stock with a par value of $0.0001 to 3,700,000,000 shares of common stock with a par value of $0.0001 of which 5,151,000 shares of common stock outstanding increased to 190,587,000 shares of common stock. Subsequently, on June 20, 2011, we issued 2,100,000 common shares pursuant to a private placement unit offering, increasing the number of shares of common stock outstanding to 192,687,000.

Effective June 30, 2011 and in connection with the closing of the Acquisition Agreement, as defined below under the heading “Acquisition Agreement”, Ohad David, Ruth Navon and Service Merchant Corp. (the “Vendors”), entered into an affiliate stock purchase agreement, whereby, among other things, the Vendors surrendered 142,950,000 common shares for cancellation.

Description of Business - continued

On October 18, 2012 we entered into agreements to secure up to $10 million in equity line financing. Separately, we also received $200,000 in funding from convertible debentures.

Acquisition Agreement for Wyoming Iron Complex

Effective June 30, 2011 and in connection with the entry into an agreement (the “Acquisition Agreement”) with J2 Mining Ventures Ltd. (“J2 Mining”) dated June 13, 2011 and attached as Exhibit 10.1 to our Current Report on Form 8-K filed June 16, 2011, we completed the acquisition of a 100% right, title and interest in and to a properties option agreement (the “Option Agreement”) from J2 Mining with respect to iron ore mineral properties located in Albany County, Wyoming, by way of entering an assignment of mineral property option agreement with J2 Mining and Wyomex LLC (the “Assignment Agreement”), whereby our company was assigned 100% of the right, title and interest in and to the Option Agreement from J2 Mining.

The Option Agreement assigned to us from J2 Mining on September 30, 2011 was entered into on May 26, 2011 between J2 Mining and Wyomex LLC, pursuant to which Wyomex LLC, as optionor, granted to J2 Mining, as optionee, an exclusive right and option to acquire 100% undivided legal and beneficial interests in and to certain unpatented lode mining claims, fee lands, leased lands, and other interests in real property situated in Albany County, Wyoming (the “Wyoming Iron Complex”). Pursuant to the Assignment Agreement, J2 Mining agreed to assign all its rights and interests in the property and the Option Agreement, and transfer all of its obligations under the Option Agreement, to our company, and our company accepted and agreed to be bound by the terms of the Option Agreement.

The term of the option commenced on May 26, 2011 and was extended for a total of six successive one-month periods, up through and including December 26, 2011, by providing notice to Wyomex LLC and payment of $5,000 for each of the first three additional months and $15,000 for the last three additional months (for a total payment of $60,000). Our company elected to exercise the option on December 21, 2011 by giving Wyomex LLC written notice of such election.

On April 10, 2012, we entered into and closed an asset purchase agreement (the “Asset Purchase Agreement”) with Wyomex LLC whereby we purchased the Wyoming Iron Complex mineral project located in Albany County, Wyoming.

The purchase price for the Wyoming Iron Complex is $7,000,000 payable as follows:

•	Acknowledgement by Wyomex and credit to us of the sum of US$60,000, previously received by Wyomex for expenses and option payments related to the Wyoming Iron Complex.

•	Immediate payment by us to Wyomex of US$85,000, which payment was received by Wyomex on April 1, 2012.

•
A promissory note (the “Note”) in the principal amount of US$6,855,000 was executed by us and delivered to Wyomex on April 10, 2012. The Note is interest-free. All Advance Production Payments and Production Payments (defined below) paid to Wyomex will be credited against any outstanding balance of or amounts due under the Note. The Note is secured by a purchase money mortgage (the “Mortgage”).

•
Commencing six months from the date of closing and every six months thereafter, we will pay Wyomex, as an advance production payment, the initial amount of $62,500 (the “Advance Production Payment”), as adjusted for inflation, until Commencement of Commercial Production from the Property, which is defined as the first quarter of production in which 4.5 percent of the metal values or gross proceeds from the sales of mineral materials derived from the Wyoming Iron Complex exceeds the amount of the Advance Production Payment.

•
We assumed all liabilities of Wyomex to make all lease or other payments required following the closing under the mineral lease agreement between Wyomex and Chugwater Iron Company (the “Mineral Lease Agreement”) relating to certain leased real property (the “Leased Real Property”), including payment of real property taxes and payment of the sum of $1,000 per month to be paid as an advance production payment under the Mineral Lease Agreement. We also assumed the responsibility of Wyomex to make the payments to maintain the federal unpatented lode mining claims described below, in the approximate yearly amount of $3,200.

Description of Business - continued

•
At the Commencement of Commercial Production, the Advance Production Payment is converted to a 4.5% gross metal value payment (“GMP”) on iron ore, concentrates, and/or other mineral materials produced and sold from the Wyoming Iron Complex by us to unrelated third parties (the “Production Payment”), provided, that for the Leased Real Property, the GMP payable to Wyomex is reduced by 50% such that Wyomex receives a 2.25% GMP on production from such lands, and the owner of the Leased Real Property shall receive the balance or a 2.25% GMP. Except for events of force majeure (including non-operation of the facilities after startup) in no event shall the total Production Payment paid by us to Wyomex and the owner of the Leased Real Property be less than US$150,000 in any given calendar year. All Advance Production Payments and Production Payments, as they relate to Leased Real Property, shall be reduced to Wyomex by the amounts of such payments that must be transmitted to the lessor of the Leased Real Property in accordance with the terms and obligations of the Mineral Lease for the Leased Real Property.

Subsequent to the payment by us of the full amount of $7 million, the Purchase Price is deemed to be satisfied, and the Production Payment is reduced such that we pay to Wyomex, and the owner of the Leased Real Property, a total GMP royalty of 1.5% for all iron product and/or other mineral materials produced and sold from the Wyoming Iron Complex during the previous month.  The Production Payments due to Wyomex and the owner of Leased Real Property shall be similarly reduced, as provided above, such that Wyomex receives a 0.75% GMP on such assets, and the owner of Leased Real Property shall receive a 0.75% GMP.

The Wyoming Iron Complex consist of certain unpatented lode mining claims situated in an unorganized mining district, Albany County, Wyoming, in Sections 14 and 24, Township 19 North, Range 72 West, 6th Principal Meridian, the names of which and the place of record of the location notices thereof in the official records of the county recorder and the authorized office of the Bureau of Land Management.

Sunrise Letter of Intent

On April 15, 2013, we entered into a binding letter of intent with New Sunrise LLC, a limited liability company, whereby, following entry into a formal agreement and the closing thereof, we propose to acquire certain patented lode mining claims and other interests in real property and facilities located in Platte County, Wyoming for the purchase price of $12,000,000. An initial deposit of $25,000 is payable within 10 days. We will have 180 days to conduct due diligence investigations of the property, following which agreements will be prepared provided due diligence and other conditions have been met. We have the right to terminate the LOl any time during our due diligence investigations. Closing is dependent on satisfactory due diligence results, securing of sufficient financing to pay the purchase price, and other conditions.

The Sunrise Mine area lies within the Hartville Uplift, a N-NE trending Laramide anticline containing pre-Cambrian units. A series of flat-lying or gently dipping sediments were deposited unconformably on the pre-Cambrian complex and may be up to 300 feet thick.  The iron ore bodies at the Sunrise mine occur as replacement deposits of specular hematite found in irregularly-shaped pods and lenses in steeply dipping, pre-Cambrian schists, and are limited by contact with a metadolomite unit. Only minor amounts of magnetite have been encountered, and apart from iron, no other commercially exploitable minerals have been produced from the property.

The Sunrise Mine consists entirely of patented lode mining claims totaling approximately 1400 acres, , water rights and other real property interests in Platte County, Wyoming. Sunrise was owned and operated between the late 1890’s and 1980 by Colorado Fuel and Iron (“CF&I”), and iron ore and concentrates from Sunrise were shipped via rail to CF&I’s blast furnace in Pueblo, Colorado to make steel. The historic  mining operations utilized both open pit, and underground block caving and sublevel stoping methods. Ore was originally shipped directly to Pueblo without concentration, and commencing in 1964, ore was upgraded through a beneficiation plant to produce iron concentrates.  Rail access  still may be possible, but  transport of iron materials from the mine site today is by truck. Currently, New Sunrise operates the property by mining and screening low grade iron dumps and tailings which are sold under contract to area cement producers.

The Sunrise Mine lies adjacent and to the east of the town of Hartville, Wyoming, approximately 100 miles from Cheyenne, the state capital, via interstate and state highways and secondary, paved roads. Although a number of historic buildings remain at the site, there are no modern mining or processing facilities, and the owner’s current low grade operation utilizes only a front-end loader and a vibrating screen to produce iron products suitable for sale to the cement plants. All head frames, hoists, and the historic beneficiation equipment has been removed and the access to underground working is not possible.  Pending the purchase of the property, the Company envisions the continuation of mining of the low grade dumps and tailings, either as a contract mining operation or internally after acquisition of suitable mining equipment. In addition, the Company anticipates an exploration program on the higher-grade, undeveloped portions of the property, which if successful would likely lead to the design of an open-pit mining operation. Historic preservation may be required for some of the existing structures. While there appears to be an abundance of historic information relating to iron grades, production records, and reserve/resource estimates, there are no current reserves compliant with SEC Guide 7 applicable to the property.

Description of Business - continued

Empire Relations Group Consulting Agreement

On May 21, 2013, we entered into a consulting agreement (the “Agreement”) with Empire Relations Group Inc. (“Empire”) to be effective June 1, 2013, whereby Empire will provide us with financial and public relations services for the following consideration:

(a)	an immediate cash payment of $4,000;

(b)	a cash payment of $4,000 payable in cash on August 30, 2013, if the Agreement is not terminated by that date;

(c)	a cash payment of $5,500 payable in cash on September 29, 2013, if the Agreement is not terminated by that date;

(d)	the issuance of 150,000 restricted shares of common stock; and

(e)	payment of pre-approved, out of pocket expenses incurred by Empire.

The term of the Agreement is for five months subject to early termination by:

1.	both parties at any time by mutual agreement;

2.	either party if the other party materially breaches the Agreement; or

3,	us, at any time after August 1, 2013 upon 30 days written notice.

We will issue the shares to a U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in reliance on the exemption provided for in Section 4(2) of the Securities Act of 1933, as amended.

Our Current Business

With the entry into the Asset Purchase Agreement with respect to the Wyoming Iron Complex, we abandoned our efforts as an interactive software developer, and we are focusing our efforts in the mineral exploration. Our business plan is to proceed with the exploration of the Wyoming Iron Complex consisting of mineral leases on 320 acres and 23 unpatented mining claims aggregating approximately 463 acres located in the county of Albany, Wyoming, USA.

Proposed Initial Work Program

The initial two phases lasted six to seven months and entailed expenditures of approximately $258,000.

The initial phase lasted three months and included:

•	Compilation of all existing geological data into one comprehensive data base for each of the Strong Creek and Iron Mountain Deposits; and

•	Development of an additional work program for the properties.

The second phase took a further three to four months. The specific work undertaken included confirmation drilling of existing drill targets to validate historic data (2000 feet).

The third phase will involve expansion and infill drilling to expand the resource on the Strong Creek deposit to upgrade and enhance the quality of the resource data base, bulk testing of Iron Mountain Ores to confirm the validity of the Krupp Renn or other pyrometallurgical process as applied to Strong Creek and Iron Mountain ores, bench scale tests on the Strong Creek ores to validate the Hazen /USBM separation  results, and the initiation of a prefeasibility study based on historic and current data. This work program, subject to the receipt of adequate funding, is expected to take at least one year and entail an aggregate expenditure of up to $8 million.

Description of Business - continued

Once we complete each phase of exploration, we will make a decision as to whether or not and how we proceed with each successive phase based upon the analysis of the results of that program.

Progress

On October 13, 2011, we announced a targeted first phase drilling program of 1700 feet at the Strong Creek Property in the Wyoming Iron Complex.  A total of three HQ (2.5 inch diameter) diamond drill holes were completed to duplicate and verify drilling results obtained by Union Pacific Resources [c.  1955], the State of Wyoming [1995], and Radar Acquisitions Limited (2005).  One hole was extended to a depth of 700 feet to explore the vertical potential of the mineralized zone.  All work during this phase was done on the Strong Creek Project, the larger of Titan’s two projects within the Wyoming Iron Complex.  All samples were collected by drill crews with onsite supervision and placed in standard core boxes then transported to the facilities of Wyoming Analytical Laboratories Inc. in Laramie Wyoming.  There, the core samples were cut in half lengthwise, then logged as to rock type, mineralization and structure.  Samples were then taken consisting of one half of the cut core over a five foot interval, bagged and transported to the staff of the laboratory.  There, samples were catalogued in the laboratory’s management system and then taken to their preparation lab where they were crushed, screened and split to obtain a representative sample for analysis.  These representative samples were then sent to Wyoming Analytical Laboratories’ satellite lab in Golden Colorado where they were analyzed using X-Ray Fluorescence [XRF] methodology for Iron, Titanium, and Vanadium. The results of the Phase 1 drilling program are summarized as follows:

Hole SC - 2011 - 01	From	To	Interval
	feet	feet	feet	Fe2O3	TiO2	V2O5
Total weighted average	0	700	700	19.719%	6.129%	0.117%
Including 430 ft	70	500	430	19.950%	6.225%	0.119%
Which itself included 5 ft	350	355	5	26.720%	12.560%	0.155%
Including an additional 196 ft	504	700	196	19.617%	6.110%	0.114%

Hole SC - 2011 - 02	From	To	Interval
	feet	feet	feet	Fe2O3	TiO2	V2O5
Total weighted average	0	652	652	16.184%	5.049%	0.090%
Including 410 ft	0	410	410	17.511%	5.606%	0.433%
Which itself included	0	258	258	17.839%	5.925%	0.107%
And 65 ft of	340	405	65	18.945%	5.822%	0.118%
Including an additional 30 feet of	550	580	30	21.408%	6.490%	0.104%

Hole SC - 2011 - 03	From	To	Interval
	feet	feet	feet	Fe2O3	TiO2	V2O5
Total weighted average	22	597	575	16.947%	4.690%	0.111%
Including 137 ft of Lower grade	22	137	115	13.559%	2.098%	0.074%
Including 460 ft Higher Grade	137	597	460	17.745%	5.335%	0.120%

All three holes were collared in iron-titanium-vanadium mineralization and were terminated in iron mineralization higher than hole averages, suggesting that mineralization extends to greater depth.  Holes 1 and 2 were in higher grade material from the surface to the bottom of the hole.  Hole 3 encountered weaker iron grades near the surface but strengthened for the last 3/4 of the hole.   All values expressed here are weighted average grades over the core length specified.

In the case of the Strong Creek Property the prospect is without known reserves and our program of work has been and remains exploratory in nature.  There are no existing facilities or historic mining or mineral processing facilities on this site.

Description of Business - continued

Quality assurance and control (QA/QC) measures consisted of the analysis of duplicate samples which were taken at 50 foot intervals and tested in the same manner and a random series of samples from rejects were sent to SGS Lakefield Laboratories in Lakefield Ontario, Canada which acted as an umpire laboratory.  SGS also performed Davis tube tests on selected random samples as a preliminary test for magnetic iron recovery.

All sample rejects were retained for a period of 90 days in the event any retesting was considered necessary.  All remaining core was retained for future reference and analysis and sent to a secure and locked storage facility.

All work conducted during this program is under the direct control of the independent consulting geologist who managed the activities of the drilling contractor, civil contractor, and laboratory personnel.  Water for drilling was provided by the rancher who holds the surface and water rights.  All other supplies, fuel and power were provided by the drilling contractor.

All permits were obtained through the Land Division of the Wyoming Department of Environmental Quality, (WDEQ), the lead agency in Wyoming for permitting and reclamation matters. All holes were abandoned and reclaimed in accordance with the policies and procedures of WDEQ and included capping of the holes, re-contouring the surface and reseeding with an approved seed mix vegetation.  In November 2012, the drill sites were re-contoured and reseeded to the satisfaction of the surface rights owner.

Titan also has the Iron Mountain property under lease at the Wyoming Iron Complex.  This is an historic mining operation, located approximately 6 miles to the east of Strong Creek, which has a small, existing open pit and iron ore stockpile, estimated by visual inspection at 50,000 tons, on the property. This stockpile has not been professionally surveyed as we do not currently have access to the site, as described below. Four representative samples from this stockpile were taken by Mountain Cement Company in 2009 and tested in their Laramie laboratory using X- Ray Fluorescence methods which yielded the following results:

Sample Name	TiO2%	Fe2O3%
Surface Material	18.62	56.63
North Side Pile	16.43	53.24
South Pile 1	14.55	52.66
South Pile 2	13.88	48.26
South Pile 3	13.75	49.99

Average	15.446	52.156

This range of values is consistent with the grades found in historic drill holes which were completed in the 1950’s and 1960’s.

The Iron Mountain Project is situated on private fee property, and the lease held by Titan includes all surface, mineral, and water rights on the 160 acre parcel.  When this property was operating it was served by a dedicated power line connecting to the grid which can be reconnected should the project be reactivated. There are no other existing facilities on this site, but there are internal pit roads. Some 100 drill holes were drilled on this property in the 1950’s and 1960’s defining an iron-titanium mining resource which underpinned internal feasibility work undertaken by previous operators. Titan does not currently have access to Iron Mountain (please see the discussion under the heading “Mineral Properties – Description of Property, Location, Means and Access” for additional details)

Description of Business - continued

Physical access to the site is obtained over county and state public roads, and private roads. The site lies 40.2 miles by road northeast of the city of Laramie, Wyoming.  Access from Laramie is as follows:

•	staring in Laramie go north on US 287/State Road (SR) 30 (paved) for 18.1 miles to the Junction with SR 34,
•	turn Northeast on SR 34 (paved) and proceed for 10.8 miles to the junction with County Road 12 (Sybille Rd),
•	proceed 10.8 miles along County road 12 (asphalt) to the intersection with Wayside Rd, veer left and continue on County Rd 12 (dirt) for another 1.3 miles, and
•	turn East (Left) on a private dirt road and continue for 4.3 miles until arriving at the Iron Mountain Project.

Work Program

Currently our work at Iron Mountain remains exploratory in nature. We have not performed any feasibility level work to ascertain whether Iron Mountain ores are economically viable in terms of processing and shipping to potential customers. At this time we maintain an environmental bond with the WDEQ covering historic reclamation liabilities at Iron Mountain and an operating permit for Limited Mining Operations under a 10 acre exemption pursuant to W.S. Section 35-11-401 (c)(vi).

Our planned work program is focused on proving up a viable reserve at Iron Mountain.  There is considerable information available from past work programs which can potentially be incorporated into a modern mine plan and plan of operations if substantiated by confirming drill data.

This work program, when access is granted, will involve:

1.	The twinning of several of the historic drill holes to confirm the grades of Fe, Ti and other elements, followed by a more extensive drilling program.
2.	The testing and evaluation of the Iron Mountain ores by potential customers as well as Titan’s use of independent third party laboratories.
3.	Benchmark environmental and archeological studies to satisfy the requirements of permitting with the WDEQ.
4.	Establishing cost and scheduling parameters for a feasibility study/operations plan that along with funding will permit the initiation of production.

Much of the above work can be done contemporaneously and can be completed in such a manner that the operating plan and feasibility study can for the basis for a production decision.

Markets

The market for iron ore has seen a substantial improvement over the last 6 years, as demand and market prices have increased.

Description of Business - continued

Description: China import Iron Ore Fines 62% FE spot (CFR Tianjin port), US Dollars per Dry Metric Ton

Source: http://www.indexmundi.com/commodities/?commodity=iron-ore&months=60

Iron Mountain ores are rich in titanium, and alone are not suitable for the production of typical iron concentrates (through conventional mining concentrating and processing methods) which are normally used by blast furnaces for manufacturing steel. However, more recently, steelmaking companies have been importing iron ores with higher titanium content as a blend in their blast furnaces.  As the ore melts, the titanium fills in cracks in the carbon bricks that line the hearth in the blast furnace which develop over time.  This can extend the life of the hearth and increase the useful life of a furnace before a major and costly relining of the blast furnace is necessary.  Currently much of this type of material used by US and Canadian Midwestern blast furnaces, in the Great Lakes region, is imported as ilmenite (FeTiO3) from South Africa, Canada or the Ukraine and has a TiO2 content of 30% to 32% at a landed cost (CIF) at the furnace of $300 per tonne. Potential customers for Iron Mountain ore are steel blast furnaces, for example in Gary, Indiana (1030 rail miles from Laramie) or Hamilton, Ontario, Canada (1470 rail miles from Laramie). Pricing for the Iron Mountain ores will be subject to direct negotiations with customers.  There are no “typical market specifications” or “typical furnace terms” for these sorts of Fe-Ti ores within the steel blast furnace industry, although we understand generally that are limits on certain types of elements in the ore which could trigger a penalty, such as sulphur, phosphorus, and aluminum, and size and density characteristics.  Preliminary discussions with potential customers through our marketing agents, based on historical sampling analyses set forth above, indicate that the Iron Mountain ores at 15% TiO2 could be a competitive alternative to imported ilmenites at 30% TiO2 levels, and that the Fe and Ti grades at Iron Mountain are acceptable to these customers. We have not yet provided ore samples to potential blast furnace customers for analysis and testing.

Titanium dioxide (TiO2) is primarily used in the manufacture of pigments for paint and coloring.  Ilmenites used in the manufacture of pigments have a TiO2 content of 50% to 52%.  This indicates that the Ti material being sold to the steel industry is subgrade material that is not suitable for the primary titanium market without further processing and concentrating.

Iron Mountain Ores would be produced on a Run of Mine (ROM) basis and shipped as “Lump Ore” or “Direct Ship Ore”.  ROM ores generally signifies mined materials, for which processing usually includes only mining (drilling and blasting), crushing and screening to size.  Based on preliminary discussions, with our marketing agents and potential customers, Iron Mountain ores would be crushed and screened to between 1.5 to 3 inches to meet general steel industry customer specifications.

Description of Business - continued

Fines or undersize material (less than 1.5 inches) will be marketed to the regional cement industry for use in the production of cement where fine, iron-containing material is preferred.  The current stockpile at Iron Mountain fits this purpose and Iron Mountain material has been used historically to meet the needs of area cement producers. Pricing and quantity of potential off-take is dependent on the quality and process requirements of each potential cement plant customer. Prices paid by local cement companies for iron ore are in the range of $25-30 per ton FOB minesite.

Estimated Production Costs to a Marketable Product.

Material at Iron Mountain is not directly marketable without some basic mining and processing operations. We have not performed a feasibility study to determine the economic viability of these operations.  The operating costs stated herein for Fe/Ti ores going to Midwestern blast furnaces, and for Fe-containing stockpile materials to local cement plants, are estimates only, and are based on information from public records, and discussions with potential contractors. These estimated costs are as follows:

For mining and shipping of ROM Fe-Ti ores to Midwestern blast furnaces:

•	Contract Mining (Drill, Blast, Load, Haul, Crush & Screen) -------------------$15.00/tonne
•	Truck transportation to Union Pacific Rail
Siding in Laramie (40 miles @ 0.22/tonne mile) -----------------------------------$8.80/tonne
•	Rail Transportation to US Midwest Market ---------------------------------------$28.00/tonne
•	Site supervision and Management ------------------------------------------------- $1.50/tonne

Total Delivered Cost --------------------------------------------------------------------$53.30/tonne

For loading and shipping of stockpile materials to local cement producers:

•	Loading Trucks --------------------------------------------------------------------------$0.50/ton
•	Site supervision and Management ---------------------------------------------------$1.50/tonne
•	Shipping via truck to Laramie (Mountain Cement) -------------------------------$8.80/ton

Total Delivered Cost --------------------------------------------------------------------$10.80/ton

Option Agreement with Globex Mining

On July 19, 2011, we entered into an option agreement with Globex Mining Enterprises Inc. ("Globex") effective July 12, 2011 (the "Globex Agreement"), pursuant to which Globex granted us the right (the "Option") for a period of 90 days from July 12, 2011 to acquire an undivided 100% interest in and to 202 mining claims (the "Property") located in the Labrador trough area in the Province of Quebec, Canada.

In September 2011, we initiated a geological reconnaissance survey of a magnetic geophysical anomaly located on the Labrador Trough iron property.  This survey determined that the anomaly was not of sufficient mineral type, grade or size to merit further exploration costs.  Accordingly, we have determined to drop the option on the Labrador Trough iron property and on October 12, 2011 notified the owner of the property that we will not be exercising its option to acquire the property.

Competition

We are a mineral resource exploration company. We compete with other mineral resource exploration companies for financing and for the acquisition of new mineral properties. Many of the mineral resource exploration companies with whom we compete have greater financial and technical resources than those available to us. Accordingly, these competitors may be able to spend greater amounts on acquisitions of mineral properties of merit, on exploration of their mineral properties and on development of their mineral properties. In addition, they may be able to afford more geological expertise in the targeting and exploration of mineral properties. This competition could result in competitors having mineral properties of greater quality and interest to prospective investors who may finance additional exploration and development. This competition could adversely impact on our ability to achieve the financing necessary for us to conduct further exploration of our mineral properties.

Description of Business - continued

We also compete with other mineral resource exploration companies for financing from a limited number of investors that are prepared to make investments in mineral resource exploration companies. The presence of competing mineral resource exploration companies may impact on our ability to raise additional capital in order to fund our exploration programs if investors are of the view that investments in competitors are more attractive based on the merit of the mineral properties under investigation and the price of the investment offered to investors. We also compete with other mineral resource exploration companies for available resources, including, but not limited to, professional geologists, camp staff, helicopter or float planes, mineral exploration supplies and drill rigs.

Compliance with Environmental Laws

Our business plan calls for exploration activities and future mining operations. These activities are subject to extensive laws and regulations governing the protection of the environment, waste disposal, worker safety, mine construction, and protection of endangered and protected species. We expect to make in the future, significant    expenditures to comply with such laws and regulations. Future changes in applicable laws, regulations and permits or changes in their enforcement or regulatory interpretation could have an adverse impact on our financial    condition or results of operations. In the event that we make a mineral discovery and decide to proceed to production, the costs and delays associated with compliance with these laws and regulations could stop us from proceeding with a project or the operation or further improvement of a mine or increase the costs of improvement or production.

Government Regulation

Mining operations and exploration activities are subject to various federal, state, provincial and local laws and regulations in the United States, which govern prospecting, development, mining, production, exports, taxes, labor standards, occupational health, waste disposal, protection of the environment, mine safety, hazardous substances and other matters. In the United States, the Federal government owns public lands that are administered by the Bureau of Land Management or the United States Forest Service. Ownership of the subsurface mineral estate can be acquired by staking a twenty (20) acre mining claim granted under the General Mining Law of 1872, as amended (the "General Mining Law").  Unless it has been conveyed, the Federal government still owns the surface estate even though the subsurface can be controlled with a right to extract through claim staking.

Employees and Key Consultants

Our company has one full time employee and 5 part time consultants.

Intellectual Property

We do not own, either legally or beneficially, any patents or trademarks.

Description of Property
Principal Office

Our executive offices consist of 1,500 square feet are located at 3040 North Campbell Ave, Suite 110 Tucson, Arizona 85719. The office lease costs $2,100 per month, which, along with utilities and related expenses, is allocated proportionally among our company and several other junior mining companies which are administered by Kriyah Consultants LLC out of the same location. We believe that our office space and facilities are sufficient to meet our present needs and do not anticipate any difficulty securing alternative or additional space, as needed, on terms acceptable to us.

Our registered agent is located at Eastbiz.com, Inc., 5348 Vegas Drive, Las Vegas, NV  89108.

Description of Property - continued

Mineral Properties

Pursuant to the Asset Purchase Agreement, we have acquired a 100% interest in the Wyoming Iron Complex properties. The mineral concessions and rights that form the Wyoming Iron Complex property consist of 23 unpatented US mining claims (Strong Creek Claims) located under the Mining Law of 1872, comprising approximately 463 acres, and a mineral leases (Iron Mountain Lease) totalling approximately 320 acres with Chugwater Mining Company. The mining claims were originally staked by John Simons, an individual, then conveyed to Wyomex Resources Inc, and then assigned to Wyomex LLC, a duly incorporated limited liability company under the laws of Wyoming., and are registered with the Office of the Registrar Albany County, Wyoming and with the US Bureau of Land Management located in Cheyenne Wyoming and registered in the name of Wyomex LLC in accordance with the requirements of the Mining Law of 1872. Costs of maintaining the unpatented mining claims in 2010 were $140 per claim payable annually by August 31st. Wyomex LLC is also the lessee under the aforementioned mineral lease, covering the fee estate for the SE¼ of Section 22, T.19N., R. 71W., 6th P.M., Albany County, Wyoming. The Cost of the mining lease is $1,000 per month payable as an advance royalty.

The unpatented lode mining claims are situated in an unorganized mining district, Albany County, Wyoming, in Sections 14 and 24, Township 19 North, Range 72 West, 6th Principal Meridian, the names of which and the place of record of the location notices thereof in the official records of the county recorder and the authorized office of the Bureau of Land Management are as follows

      County Records                  BLM Serial #
Claim Name                             Location Date                         Book        Page                   WMC & Location

VAN NO. 1                                10-12-1976                                256           946                      127756 SW¼  Sec. 24
VAN NO. 2                                10-12-1976                                256           947                      127757 SW¼  Sec. 24
VAN NO. 3                                10-12-1976                                256           948                      127758 SW¼  Sec. 24
VAN NO. 4                                10-12-1976                                256           949                      127759 SW¼  Sec. 24
VAN NO. 5                                10-12-1976                                256           950                      127760 SW¼  Sec. 24
VAN NO. 6                                10-12-1976                                256           951                      127761 SW¼  Sec. 24
VAN NO. 7                                10-12-1976                                256           952                      127762 SW¼  Sec. 24
VAN NO. 8                                10-12-1976                                256           953                      127763 SW¼  Sec. 24
VAN NO. 9                                10-12-1976                                256           954                      127764 SW¼  Sec. 24
VAN NO. 10                              10-12-1976                                256           955                      127765 SW¼  Sec. 24
VAN NO. 11                              10-12-1976                                256           956                      127766 SW¼  Sec. 24
VAN NO. 12                              10-12-1976                                256           957                      127767 SE¼  Sec. 24

TI NO. 15                                   10-12-1976                                256           993                      127744 NW¼  Sec 14
TI NO. 16                                   10-12-1976                                256           993                      127745 NE¼  Sec. 14

Document Number

VAN 13                                07-17-2005                                2005-6333                                268116 SE¼  Sec. 24
VAN 14                                07-17-2005                                2005-6334                                268117 SE¼  Sec. 24
VAN 15                                07-17-2005                                2005-6335                                268118 E½  Sec. 24
VAN 16                                07-17-2005                                2005-6336                                268119 E½  Sec. 24
VAN 17                                07-17-2005                                2005-6337                                268120 NW¼  Sec 24
VAN 18                                07-17-2005                                2005-6338                                268121 NW¼  Sec 24
VAN 19                                07-17-2005                                2005-6339                                268122 NW¼  Sec 24
VAN 20                                07-17-2005                                2005-6340                                268123 SW¼  Sec. 24
VAN 21                                07-17-2005                                2005-6341                                268124 NW¼  Sec 24
VAN 22                                07-17-2005                                2005-6342                                268125 NE¼  Sec. 24
VAN 23                                07-17-2005                                2005-6343                                268126 NE¼  Sec. 24
VAN 24                                07-17-2005                                2005-6344                                268127 NE¼  Sec. 24

Note:  The VAN Nos. 1-12 are included within Mineral Survey No. 605.

Description of Property - continued

Technical Reports

All reports completed prior to January 2002 are considered to be “historic in nature” and are not compliant with National Instrument 43-101 or SEC Guide 7, and therefore cannot be relied upon.  In August 2005, a due diligence program was undertaken by Radar Acquisitions Corp. in which 10 rotary air blast drill holes were completed on a selected area of the Strong Creek portion of the property that exhibited higher grade titanium grades.  A technical report compliant with National Instrument 43-101 was produced for this area but its content is not considered to be applicable to our planned work program.

Description of Property, Location, Means and Access

The Wyoming Iron Complex is located approximately 30 miles north-northeast of the city Laramie in southeastern Wyoming, (See Figure 1 below). The Strong Creek Claims are located in the central portion of the Laramie Anorthosite Complex (LAC), approximately a one hour drive north from Laramie, along Hwy 287 to 34 and then secondary roads from the Greaser Ranch.  The Iron Mountain Leases are located approximately 6 miles to the east of Strong Creek and are accessible by secondary roads.  The Strong Creek portion of the Wyoming Iron Complex also lies 9 miles to the east of the main rail line of the Union Pacific. Power and water are available at the property.

On December 7, 2012, we filed suit in state court in Albany County, Wyoming against DSS Holdings LLC and Douglas Samuelson (“Samuelson”) to regain preliminary access to the Wyoming Iron Complex. The road used by us to access the Wyoming Iron Complex crosses Samuelson’s property. Samuelson has locked the gate across the road and denied our repeated requests for access. The suit was filed in the District Court of the Second Judicial District in Wyoming, after negotiations between the parties were unsuccessful. Under Wyoming Statute§ 1-26-507, we hoped to gain access to our property in order to conduct studies and collect samples of iron ore from the existing Iron Mountain pit and stockpile in order to evaluate the suitability of these materials to meet the specifications of potential customers. On February 11, 2013, our petition to use the road was denied. We are now pursuing the condemnation efforts and are also seeking another preliminary access hearing. We have sent a letter to Samuelson as a requirement to condemn an easement over the road under Wyoming Statute§1-26-505 through 1-26-508, and have sent another letter as a precursor to a second preliminary access hearing.

The leases relating to the Wyoming Iron Complex, as amended by instrument dated February 1, 2012, continues in perpetuity until commercial production provided that a $1,000 per month advance royalty is paid (as adjusted for inflation). At the commencement of commercial production, the royalty is paid as a function of gross metal values on products produced and sold.

The closest major town to the Wyoming Iron Complex is Laramie, Wyoming, a city of approximately 25,000 people. It has an elevation of 7,200 feet, resulting in a varied, but semi-arid climate. Laramie is located along the I-80 corridor and is on the main rail line of the Union Pacific. Laramie is a full-service city which hosts all amenities, and is the home of the University of Wyoming.

Description of Property - continued

Figure 1 Wyoming Iron Complex

Climate, Local Resources, Infrastructure and Physiography

Albany County, population 27,204 (US Census Bureau, 2003), is located in the high plains region of south-eastern Wyoming. Most of the county is located in a cool and arid basin (<12 inches of precipitation annually) containing the Laramie River watershed, a major tributary to the North Platte River system. The county is flanked on the west by the Medicine Bow Mountains and on the east by the Laramie Range.

Due to its elevation, Wyoming has a relatively cool climate. Above the 6,000 foot level, the temperature rarely exceeds 100 F. Summer nights are usually cool, though daytime readings may be quite high. Away from the mountains, low July temperatures range from 50 to 60 F. A typical winter would see freezing temperatures from December through March with most accumulation of snow occurring in March.

History of Exploration

Since the earliest geological investigations of the area by Stansbury in 1851, and Hayden in 1871, Fe-Ti oxide deposits have been known in Albany County. There have been numerous economic evaluations of these deposits by Ball, 1907; Singewald, 1913; Frey, 1946 and Hild, 1953.

From the completion of the railway until 1975 the property was owned by Union Pacific Resources (“UPR”) a wholly owned subsidiary of Union Pacific. From the mid 1950’s through 1972 the properties were drilled and evaluated which produced a resource estimate (non-compliant with SEC Guide 7 or Canadian NI 43-101) for contained iron, titanium dioxide and vanadium.

Description of Property - continued

UPR conducted a comprehensive drilling program on both of the properties and which included bulk sampling and a 30,000 ton pilot plant test based on the Krupp Renn pyrometallurgical recovery process.  This was part of a study produced in 1968 later revisited in 1972 for the processing of Fe and Ti ore  which concluded that Iron  can be recovered  using the Iron Mountain ores and that the Strong Creek concentrates may also be  amenable to the Krupp Renn process.  The iron material produced from this process  is referred to as Luppen – a semi-steel product containing 98.5% iron, considered to be a superior feed stock for electric arc furnaces as it contains none of the contaminants found in scrap or Pig Iron.  This test also confirmed that a portion of the Vanadium could be recovered as Vanadium Pentoxide.

In 1995, the State of Wyoming drilled 27 large bore rotary drill holes on the Strong Creek Property to obtain a bulk sample for testing by the laboratories US Bureau of Mines of Salt Lake City,  Utah and by Hazen Research Inc. of Golden, Colorado.  These tests demonstrated that the ore can be concentrated using a coarsely ground product (-20 + 40 mesh), followed by spiral concentration, magnetic separation, and electrostatic concentration to produce two distinct concentrates of Titanium Dioxide  and Magnetite – Vanadium .

To date, our activities have been limited to organizational matters, obtaining a geology report on the Strong Creek claims and planning and carrying out our initial, 2000 foot, 3-hole exploration program on the Strong Creek claims.

Geological Setting and Mineralization

The Laramie Anorthosite Complex (LAC), hosting the Strong Creek Fe-Ti deposits, is a 1.4 Billion year old intrusion that was emplaced into the Cheyenne suture between the Archean Wyoming Province and Early Proterozoic island-arc assemblages of the south-western United States. The LAC is comprised of older, layered anorthositic and gabbroic rocks and younger syenitic to monzonitic rocks.

The oxide-bearing gabbro-noritic and anothorositic rocks at Strong Creek host layered, late stage cumulate horizons of disseminated oxide mineralization. These rocks are unaltered and only show weak alteration along late fractures. A north-south, doubly plunging antiform produces local geology that has a core complex of anorthosite grading into progressively more differentiated leuco-gabbro-norite and syenite outer rims.

The economic model proposed for the Wyoming Iron Complex is an example of a Magmatic TiFe-V Oxide Deposit, which is described in “Magmatic Ti-Fe±V Oxide Deposits, in Geological Fieldwork 1997, British Columbia Ministry of Employment and Investment” by Gross, G.A., Gower, C.F., and Lefebure, D. V., as follows:

•
Geologic Setting: Deposits occur in intrusive complexes which typically are emplaced at deeper levels in the crust. Progressive differentiation of liquids residual from anorthosite-nodte magmas leads to late stage intrusions enriched in Fe and Ti oxides and apatite. Some of the iron-titanium deposits occur at continental margins related to island arc magmatism, followed by an episode of orogenic compression.

•
Age of Mineralization: Mainly Mid proterozoic (1.65 to 0.90 Bn Years old) for the ilmenite deposits, but this may be a consequence of a particular combination of tectonic circumstances, rather than any a prior temporal control. The Fe-Ti deposits with titaniferous magnetite do not appear to be restricted in time.

•
Host/Associated Rocks: Hosted by massive, layered or zoned intrusive complexes - anorthosite, norite, gabbro, diorite, diabase, quartz monzonite and hornblende pyroxenite. The anorthosites are commonly emplaced in granitoid gneiss, granulite, schist, amphibolite and quartzite. Some deposits associated with lower grade rocks.

Legal Proceedings

On December 7, 2012, we filed suit in state court in Albany County, Wyoming against DSS Holdings LLC and Douglas Samuelson (“Samuelson”) to regain preliminary access to the Wyoming Iron Complex. The road used by us to access the Wyoming Iron Complex crosses Samuelson’s property. Samuelson has locked the gate across the road and denied our repeated requests for access. The suit was filed in the District Court of the Second Judicial District in Wyoming, after negotiations between the parties were unsuccessful. Under Wyoming Statute§ 1-26-507, we hoped to gain access to our property in order to conduct studies and collect samples of iron ore from the existing Iron Mountain pit and stockpile in order to evaluate the suitability of these materials to meet the specifications of potential customers. On February 11, 2013, our petition to use the road was denied. We are now pursuing the condemnation efforts and are also seeking another preliminary access hearing. We have sent a letter to Samuelson as a requirement to condemn an easement over the road under Wyoming Statute§1-26-505 through 1-26-508, and have sent another letter as a precursor to a second preliminary access hearing.

Other than the suit against DSS Holdings LLC and Samuelson, we know of no material pending legal proceedings to which our company or any of our subsidiaries is a party or of which any of our properties, or the properties of any of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

Market Price of and Dividends on Our Common Equity
and Related Stockholder Matters

Market information

Our common stock is quoted on the OTC Bulletin Board of Financial Industry Regulatory Authority under the symbol “TFER”.

Set forth below are the range of high and low bid quotations for the periods indicated as reported by the OTC Bulletin Board. The market quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions.

Quarter Ended	High Bid	Low Bid
March 31, 2013	$0.30	$0.14
December 31, 2012	$1.13	$0.18
September 30, 2012	$0.53	$0.20
June 30, 2012	$1.23	$0.17
March 31, 2012	$1.81	$0.90
December 31, 2011	$1.10	$0.40
September 30, 2011(1)	$1.01	$0.98

(1)   The first trade of the shares of our common stock on the OTC Bulletin Board was July 12, 2011.

On May 21 , 2013, the closing price of our common stock as reported by the OTC Bulletin Board was  $0.086 per share.

Transfer Agent

Our shares of common stock are issued in registered form.  Our transfer agent is Computershare, Inc., 350 Indiana Street, Suite 750, Golden CO 80401, phone (303) 262.0678.

Holders of Common Stock

As of May 20 , 2013, there were 16 registered holders of record of our common stock. As of such date, 54,230,515 shares of our common stock were issued and outstanding.

Dividends

The payment of dividends, if any, in the future, rests within the sole discretion of our board of directors. The payment of dividends will depend upon our earnings, our capital requirements and our financial condition, as well as other relevant factors.  We have not declared any cash dividends since our inception and have no present intention of paying any cash dividends on our common stock in the foreseeable future.

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.	We would not be able to pay our debts as they become due in the usual course of business; or
2.
Our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

Financial Statements

Financial Statements For the Interim Period Ended March 31, 2012 and 2013	F-1

Balance Sheets as of March 31, 2013 and December 31, 2012	F-2

Statements of Comprehensive Loss for the three months ended March 31, 2013 and 2012, and for the period from June 5, 2007 (inception) to March 31, 2013	F-3

Statement of Stockholders’ Equity (Deficit) for the three months ended March 31, 2013 and 2012, and for the period from June 5, 2007 (inception) to March 31, 2013	F-4

Statements of Cash Flows for the three months ended March 31, 2013 and 2012, and for the period from June 5, 2007 (inception) to March 31, 2013	F-5

Notes to the Financial Statements	F-6 - F-17

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
(Expressed in US dollars)

ASSETS	March 31, 2013 (unaudited)	December 31, 2012

Current Assets
Cash	$23,867	$120,433
Prepaid expenses (Note 9)	25,000	25,000
Total current assets	48,867	145,433

Deferred financing costs (Note 13)	406,668	366,684
Debt issue costs (Note 12)	22,792	32,998
Mineral properties (Note 3)	1,206,011	1,206,011

TOTAL ASSETS	$1,684,338	$1,751,126

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payable	$162,450	$60,862
Accrued expenses - related party (Note 9)	49,757	6,479
Convertible debentures (Note 12)	7,757	1,831
Current portion of promissory note (Note 6)	192,226	127,353
Total Current Liabilities	412,190	196,525

Promissory note (Note 6)	954,919	982,159

Total Liabilities	1,367,109	1,178,684

Contingency (Note 1)
Commitments (Note 8)
Subsequent events (Note 14)

STOCKHOLDERS' EQUITY
Preferred stock, 50,000,000 shares authorized at par value of $0.0001, no shares issued and outstanding	-	-
Common stock, 3,700,000,000 shares authorized at par value of $0.0001, 53,320,040 (December 31, 2012 – 52,501,110) shares issued and outstanding (Note 4)	5,332	5,250
Additional paid-in capital	5,138,101	4,833,170
Common stock issuable	-	171,975
Deficit accumulated during the exploration stage	(4,826,204)	(4,437,953)
Total Stockholders' Equity	317,229	572,442

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,684,338	$1,751,126

The accompanying notes are an integral part of the financial statements.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF COMPREHENSIVE LOSS (UNAUDITED)
(Expressed in US dollars)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012	Period from June 5, 2007 (Inception) to March 31, 2013
	$	$	$
REVENUES	-	-	4,855

OPERATING EXPENSES
Advertising	-	657	25,385
General and administrative (Note 9)	139,816	161,812	1,118,300
Impairment of mineral acquisition costs (Note 3)	-	-	50,124
Accretion on promissory note (Note 6)	43,560	-	156,954
Financing costs	10,206	-	18,597
Interest expense	3,230	-	5,615
Investor relations	9,947	30,240	259,680
Professional fees	52,896	48,552	333,791
Mineral property exploration costs (Note 11)	3,180	37,560	496,851
Stock-based compensation (Note 7)	124,931	962,025	2,365,954
Travel	485	5,197	16,272

TOTAL OPERATING EXPENSES	388,251	1,246,043	4,847,523

LOSS FROM OPERATIONS	(388,251)	(1,246,043)	(4,842,668)

OTHER INCOME (EXPENSES)
Gain on debt settlement	-	-	17,631
Other income (expenses)	-	-	(1,167)

NET LOSS AND COMPREHENSIVE LOSS	(388,251)	(1,246,043)	(4,826,204)

BASIC LOSS PER SHARE	(0.01)	(0.02)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	53,229,048	50,924,407

The accompanying notes are an integral part of the financial statements.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)
FOR THE PERIOD FROM JUNE 5, 2007 (INCEPTION) TO MARCH 31, 2013
(Expressed in US dollars)

	Common # Stock (Note 4)	Common Stock Amount	Additional Paid-in Capital	Common stock issuable	Deficit Accumulated During the Development Stage	Total
Balance, June 5, 2007 (Inception)	-	$-	$-		$-	$-

Common Stock issued for cash
at $0.0001 per share	148,000,000	14,800	(14,400)	-	-	400

Common Stock issued for cash
at $0.05 per share	29,637,000	2,964	37,086	-	-	40,050

Net loss for the period ended
December 31, 2007	-	-	-	-	(21,874)	(21,874)

Balance, December 31, 2007	177,637,000	17,764	22,686	-	(21,874)	18,576

Common Stock issued for creditors
at $0.05 per share	12,950,000	1,295	16,205		-	17,500

Net loss 2008	-	-	-	-	(34,675)	(34,675)

Balance, December 31, 2008	190,587,000	19,059	38,891	-	(56,549)	1,401

Net loss 2009	-	-	-	-	(9,485)	(9,485)

Balance, December 31, 2009	190,587,000	19,059	38,891	-	(66,034)	(8,084)

Net loss 2010	-	-	-	-	(9,485)	(9,485)

Balance, December 31, 2010	190,587,000	19,059	38,891	-	(75,519)	(17,569)

Common Stock issued for cash
at $0.50 per share	2,100,000	210	1,049,790	-	-	1,050,000

Share issuance costs	-	-	(4,564)	-	-	(4,564)

Shares cancelled	(142,950,000)	(14,295)	14,295	-	-	-

Stock-based compensation	-	-	107,772	-	-	107,772

Net loss 2011	-	-	-	-	(954,677)	(954,677)

Balance, December 31, 2011	49,737,000	$4,974	$1,206,184	-	$(1,030,196)	$180,962

Common Stock issued for cash
at $0.75 per share (net of issuance costs)	1,334,000	133	993,405	-	-	993,538

Shares issued for services	550,000	55	126,445	-	-	126,500

Stock-based compensation	-	-	2,133,251	-	-	2,133,251

Shares issued under equity line (Note 13)	323,928	32	182,177	171,975	-	354,184

Exercise of warrants	556,182	56	(56)	-	-	-

Convertible notes (net proceeds)	-	-	191,764	-	-	191,764

Net loss 2012	-	-	-	-	(3,407,757)	(3,407,757)

Balance, December 31, 2012	52,501,110	$5,250	$4,833,170	$171,975	$(4,437,953)	$572,442

The accompanying notes are an integral part of the financial statements.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT) (UNAUDITED)
FOR THE PERIOD FROM JUNE 5, 2007 (INCEPTION) TO MARCH 31, 2013 (CONTINUED)
(Expressed in US dollars)

	Common # Stock (Note 4)	Common Stock Amount	Additional Paid-in Capital	Common stock issuable	Deficit Accumulated During the Development Stage	Total
Balance, December 31, 2012	$52,501,110	$5,250	$4,833,170	$171,975	$(4,437,953)	$572,442

Stock-based compensation	-	-	124,931	-	-	124,931

Shares issued under equity line (Note 13)	818,930	82	180,000	(171,975)	-	8,107

Net loss for the period ended March 31, 2013	-	-	-	-	(388,251)	(388,251)

Balance, March 31, 2013	$53,320,040	$5,332	$5,138,101	$-	$(4,826,204)	$317,229

The accompanying notes are an integral part of the financial statements.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Expressed in US dollars)

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012	Period from June 5, 2007 (Inception) to March 31, 2013
Cash Flows from Operating Activities:
Net loss	$(388,251)	$(1,246,043)	$(4,826,204)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation expense	-	-	5,833
Stock-based compensation	124,931	962,025	2,365,954
Loss on disposal of assets	-	-	1,167
Impairment of mineral property	-	-	50,124
Financing costs	10,206	-	18,597
Accretion on promissory note	43,559	-	156,953
Shares issued for services	-	-	144,000
Gain on debt settlement	-	-	(17,631)
Changes in Operating Assets and Liabilities
Decrease (increase) in prepaid expenses	-	-	(25,000)
Increase (decrease) in accounts payable	69,711	62,343	136,240
Increase (decrease) in accrued expenses – related party	43,278	38,316	58,971
Net Cash Provided by (Used in) Operating Activities	(96,566)	(183,359)	(1,930,996)

Cash Flows used in Investing Activities:
Acquisition of property and equipment	-	-	(7,000)
Payment on mineral property options	-	(85,000)	(195,124)
Net Cash Used in Investing Activities	-	(85,000)	(202,124)

Cash Flows from Financing Activities:
Common stock issued for cash (net of issuance costs)	-	1,000,500	2,079,424
Proceeds from convertible debentures (net proceeds)	-	-	168,875
Repayment of promissory note	-	-	(63,562)
Deferred financing costs	-	-	(27,750)
Net Cash Provided by Financing Activities	-	1,000,500	2,156,987

Net Increase (Decrease) in Cash	(96,566)	732.141	23,867

Cash– Beginning	120,433	118,066	-

Cash– Ending	$23,867	$850,207	$23,867

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Non-cash Investing and Financing Items:
Shares issued for services	$-	$-	$144,000
Promissory note issued for mineral property	-	-	1,061,011

The accompanying notes are an integral part of the financial statements.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013
(Expressed in US dollars)

1. NATURE AND CONTINUANCE OF BUSINESS

Titan Iron Ore Corp. (the Company) (formerly Digital Yearbook, Inc.) was incorporated in the State of Nevada on June 5, 2007. Effective June 15, 2011, the Company completed a merger with its subsidiary, Titan Iron Ore Corp., a Nevada corporation, which was incorporated solely to effect a change in our name from “Digital Yearbook Inc.” to “Titan Iron Ore Corp.” effective becoming an exploration stage company. The Company’s principal business includes the acquisition, and exploration of mineral properties. Also effective June 15, 2011, the Company effected a 37 to one forward stock split of our authorized and issued and outstanding common stock. As a result, 5,151,000 shares of common stock outstanding increased to 190,587,000 shares of common stock. Subsequently, on June 20, 2011, the Company issued 2,100,000 common shares pursuant to a private placement unit offering, increasing the number of shares of common stock outstanding to 192,687,000. Effective June 30, 2011 and in connection with the acquisition of an option to purchase a mineral property, certain shareholders surrendered 142,950,000 common shares of the Company. As a result of the Company’s cancellation of these shares, the Company’s outstanding shares of common stock decreased to 49,737,000. During the year ended December 31, 2012 the Company issued 1,334,000 shares in a private placement, issued 550,000 shares for services received, issued 323,928 shares under an equity credit line financing, and issued 556,182 shares resulting from the exercise of warrants, bringing the total outstanding shares to 52,501,110. During the three months ended March 31, 2013 the Company issued 818,930 shares under an equity credit line financing, bringing the total outstanding shares to 53,320,040.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which implies that the Company would continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. As at March 31, 2013 the Company has a working capital deficiency of $363,323 and has accumulated losses of $4,826,204 since inception and its operations continue to be funded primarily from sales of its stock. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management intends to seek additional capital from an equity line of credit to continue the exploration for mineral resources (see Notes 13 and 14). The ability of the Company to continue as a going concern, including completion of the acquisition, exploration and development of its mineral properties is dependent on the Company’s ability to obtain the necessary financing from sales of its stock financings. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year end is December 31.

Interim Financial Statements
The interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions for Securities and Exchange Commission (“SEC”) Form 10-Q. They do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended December 31, 2012, included in the Company’s Annual Report on Form 10-K filed on March 29, 2013, with the SEC.

The interim financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s financial position as at March 31, 2013 and the results of its operations and cash flows for the three months ended March 31, 2013 and March 31, 2012. The results of operations for the three months ended March 31, 2013 are not necessarily indicative of the results to be expected for future quarters or the full year ending December 31, 2013.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013
(Expressed in US dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates
The preparation of these statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, deferred income tax asset valuations, asset retirement obligations, financial instrument valuations, share based payments, other equity-based payments, and loss contingencies. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred.

Cash and Cash Equivalents
The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows.

If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Stock-based Compensation
The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option pricing model as its method in determining fair value. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the terms of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Mineral Property Costs
The Company is in the exploration stage and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are capitalized. The Company assesses the carrying costs for impairment, whenever events or changes in circumstances indicate that the carrying cost may not be recoverable under ASC 360, Property, Plant, and Equipment at each reporting date. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, will be capitalized. Such costs will be amortized using the units-of-production method over the estimated recoverable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013
(Expressed in US dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Asset Retirement Obligations
The Company records asset retirement obligations in accordance with ASC 410-20, Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and normal use of the asset. ASC 410-20 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement. As at March 31, 2013, the Company has not incurred any asset retirement obligation related to the exploration of its mineral property option.

Comprehensive Loss
ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. During the periods ended March 31, 2013 and December 31, 2012, the Company had no items that represent other comprehensive income.

Financial Instruments
FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value, as required by ASC 820, must maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The carrying values of cash, accounts payable, and due to related parties approximate fair values because of the short-term maturity of these instruments. The fair value of the Company’s promissory note approximates carrying value as the underlying imputed interest rate approximates the estimated market rate. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Basic and Diluted Net Loss Per Share
The Company computes net loss per share in accordance with ASC 260, Earnings per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. Shares underlying these securities totaled approximately 7,538,482 as of March 31, 2013.

Income Taxes
The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013
(Expressed in US dollars)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncements

Foreign Currency Matters
In March 2013, ASC guidance was issued related to Foreign Currency Matters to clarify the treatment of cumulative translation adjustments when a parent sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a business within a foreign entity. The updated guidance also resolves the diversity in practice for the treatment of business combinations achieved in stages in a foreign entity. The update is effective prospectively for the Company’s fiscal year beginning January 1, 2014. The Company does not expect the updated guidance to have an impact on the financial position, results of operations or cash flows.

The Company has implemented all other new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

3. MINERAL PROPERTY OPTIONS

Strong Creek and Iron Mountain Properties
Effective June 30, 2011 and in connection with the entry into an agreement (the “Acquisition Agreement”) with J2 Mining Ventures Ltd. (“J2 Mining”) dated June 13, 2011, the Company completed the acquisition of a 100% right, title and interest in and to a properties (Strong Creek and Iron Mountain) option agreement (the “Option Agreement”) from J2 Mining with respect to an iron ore mineral property located in Albany County, Wyoming by entering into an assignment of mineral property option agreement with J2 Mining and Wyomex LLC (the “Assignment Agreement”), whereby the Company was assigned the 100% right, title and interest in and the Option Agreement from J2 Mining.

The Option Agreement assigned to the Company from J2 Mining on June 30, 2011, was originally entered into on May 26, 2011 between J2 Mining and Wyomex LLC, pursuant to which Wyomex LLC (“Optionor”), granted to J2 Mining, as optionee, an exclusive right and option to acquire 100% undivided legal and beneficial interests in and to certain unpatented lode mining claims, fee lands, leased lands, and other interests in real property situated in Albany County, Wyoming (the “Wyoming Iron Complex”). Pursuant to the Assignment Agreement, J2 Mining agreed to assign all its rights and interests in the property and the Option Agreement, and transfer all of its obligations under the Option Agreement, to the Company.

The term of the option commenced on May 26, 2011 and could be extended for a maximum of six successive one-month periods, at the sole election of the Company, through notice to Wyomex LLC and tender of $5,000 from the Company to Wyomex LLC for each of the first three additional months and $15,000 for each additional month for months four through six. As at March 31, 2013, total payments of $145,000 had been made.

Prior to December 31, 2011, the Company provided written notice to the Optionor of its intent to exercise its option. On April 10, 2012, the Company executed an asset purchase agreement to exercise its option for consideration of $7,000,000, consisting of the following:

a)	A cash payment at closing of $85,000 as an initial payment (paid on March 30, 2012);
b)	$60,000 of consideration previously paid and received by the Optionor (see above);
c)	A $6,855,000 promissory note with an estimated fair value of $1,061,011 on the date of issuance. See Note 6 for details.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013
(Expressed in US dollars)

4. COMMON STOCK

On January 10, 2013, the Company issued 818,930 shares of common stock as the third tranche of Commitment Shares pursuant to the Equity Line of Credit Agreement (Note 13).

5. SHARE PURCHASE WARRANTS

		Weighted Average
	Number of	Exercise
	Warrants	Price
		$
Balance, December 31, 2010	-	-
Warrants granted with private placement	1,050,000	$0.75

Balance, December 31, 2011	1,050,000	0.75
Warrants granted with private placement	667,000	1.00
Warrants issued with convertible debentures	758,844	0.25
Warrants exercised	(758,844)	0.25
Balance, December 31, 2012	1,717,000	0.85
Balance, March 31, 2013	1,717,000	0.85

Details of share purchase warrants outstanding as of March 31, 2013 are:

Number of Warrants Outstanding and Exercisable
Number	Exercise Price per Share	Expiry Date

1,050,000	$0.75	June 20, 2014
667,000	$1.00	January 10, 2015
1,717,000	$0.85

6. PROMISSORY NOTE

On April 10, 2012 the Company entered into a non-interest bearing promissory note in the amount of $6,855,000 with Wyomex Limited Liability Company (“Wyomex”) secured by the Strong Creek and Iron Mountain properties. The note is repayable through advance minimum royalty payments of $62,500 (adjusted for the consumer price index in successive period) commencing six months from the date of closing and after receipt of the initial payment, and every six months thereafter, until the commencement of commercial production from the property. At the commencement of commercial production from the properties, the semi-annual advance minimum royalty shall convert to a 4.5% gross metal value royalty on iron ore and/or other mineral materials produced and sold from the property and, except for events of force majeure, in no event shall the production royalty paid to Wyomex be less than $150,000 in any given calendar year. Repayment of the promissory note may be demanded by Wyomex upon an event of default as defined in the agreement. Upon full settlement of the promissory note, the production royalty shall be reduced, and the Company shall pay Wyomex a gross metal value royalty of 1.5% for all iron product and/or other mineral materials mined and sold from the property. The estimated fair value of the note (assuming an imputed 14.03% interest rate) was calculated to be $1,061,011 on April 10, 2012. The Company recorded accretion expense of $113,394 and made a payment of $63,562 in the year ended December 31, 2012. As of March 31, 2013, the carrying value of the promissory note is $1,147,145. A payment of $62,500 plus the inflation adjustment was due on March 30, 2013 and has not yet been made.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013
(Expressed in US dollars)

6. PROMISSORY NOTE (CONTINUED)

At March 31, 2013, estimated contractual principal payments due on the promissory note for the next five years are as follows:

March 31, 2014	192,227
March 31, 2015	132,189
March 31, 2016	135,515
March 31, 2017	138,924
March 31, 2018	142,418
Total	$741,273

7. STOCK-BASED COMPENSATION

On November 22, 2011, the Board of Directors approved a stock option plan (“2011 Stock Option Plan”), the purpose of which is to enhance the Company’s stockholder value and financial performance by attracting, retaining and motivating the Company’s officers, directors, key employees, consultants and its affiliates and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Company’s success through stock ownership. Under the 2011 Stock Option Plan, officers, directors, employees and consultants who provide services to the Company may be granted options to acquire common shares of the Company. The aggregate number of options authorized by the plan shall not exceed 9,947,400 common shares of the Company.

During the year ended December 31, 2011, the Company granted 3,450,000 and 500,000 stock options at an exercise price of $0.84 per share for 10 years and 3 years respectively.
During the year ended December 31, 2012, the Company granted 1,000,000 stock options at an exercise price of $0.20 for 10 years. During the year ended December 31, 2012, the Company recorded stock-based compensation of $2,133,251 related to the vesting period for these stock options.

No options were granted during the three months ended March 31, 2013. During the three months ended March 31, 2013 the Company recorded stock based compensation $124,931 related to the vesting period for these options.

The following table summarizes the options outstanding as at March 31, 2013:

	Option Price
Expiry Date	Per Share	Number
December 21, 2021	0.84	3,450,000
December 21, 2014	0.84	500,000
June 21, 2022	0.20	1,000,000
	0.71	4,950,000

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013
(Expressed in US dollars)

7. STOCK-BASED COMPENSATION (CONTINUED)

The following table summarizes the continuity of the Company’s stock options:

	Number of Options	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
		$		$

Outstanding, December 31, 2010	-	-	-	-

Options granted	3,950,000	0.84	-	-
Outstanding, December 31, 2011	3,950,000	0.84	8.08	869,000

Options granted	1,000,000	0.20	9.48	-
Outstanding, December 31, 2012	4,950,000	0.71	8.37	10,000
Outstanding, March 31, 2013	4,950,000	0.71	8.12	-
Exercisable, March 31, 2013	3,462,500	0.75	7.94	-

As at March 31, 2013, there was $133,759 of unrecognized compensation cost related to non-vested stock options. This cost is expected to be recognized over a weighted average period of 0.41 years.

8. COMMITMENTS

On June 30, 2011, the Company entered into an employment agreement with an officer to serve as President and Chief Executive Officer of our company for a term of two years with automatic renewals for similar two year periods pursuant to the terms of the agreement. Under the agreement, the officer receives monthly remuneration at a gross rate of $15,000. The Company can terminate the agreement within 60 days of notice. If the executive is terminated without cause, the executive shall be entitled to one month’s severance pay for each one month of service up to a maximum of two years. The officer shall also be entitled to receive 2.4 million options to purchase shares of the Company’s common stock pursuant to the Company’s Stock Option Plan, with 1.0 million of the options being granted in calendar year 2011 (completed) and 1.4 million options (800,000 options granted) being granted after December 31, 2011.

On June 30, 2011, the Company entered into consulting agreements with a management company managed by the CEO, for consulting fee of $2,500 per month to provide office space and administrative services. The Company can terminate the agreement within 15 days written notice. The agreement commences on June 30, 2011 for a one year period and shall automatically renew from year to year unless terminated.

On June 30, 2011, the Company entered into a consulting agreement with a firm to provide the services of the company’s Vice President, Exploration, who will provide and perform for the benefit of our company certain geological advisory services as may be requested by our company. Under the agreement, the firm receives monthly compensation at a gross rate of $6,000. The Company can terminate the consulting agreement at any time. The agreement commences on June 30, 2011 and shall automatically renew from year to year unless terminated.

On June 30, 2011, the Company entered into a consulting agreement with a consulting firm who will provide and perform for the benefit of our company certain geological, engineering, marketing and project management services as may be requested by our company at monthly rate of $8,000. The Company can terminate the consulting agreement at any time. The agreement commences on June 30, 2011 and shall automatically renew from year to year unless terminated.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013
(Expressed in US dollars)

9. RELATED PARTY TRANSACTIONS AND BALANCES

During the year ended December 31, 2011 the Company advanced $25,000 to a management firm managed by the Company’s CEO and this amount was outstanding as at March 31, 2013. This advance for expenses to be incurred on the Company’s behalf was recorded as prepaid expenses.

During the three months ended March 31, 2013 the Company incurred $7,500 in management fees (2012: $7,500) to the management firm managed by the Company’s CEO with such costs being recorded as general and administrative costs. As at March 31, 2013, the Company owed $10,539 to this firm for accrued management fees (December 31, 2012: $0).

During the three months ended March 31, 2013 the Company incurred $97,048 in management fees to officers and directors of the Company (2012: $94,325) with such costs being recorded as general and administrative costs. As at March 31, 2013, the Company owed $39,218 to officers for unreimbursed expenses and accrued management fees (December 31, 2012: $6,479).

The above transactions were recorded at their exchange amounts, being the amounts agreed by the related parties.

10. FAIR VALUE MEASUREMENT

ASC 820, Fair Value Measurements and Disclosures require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment.

Level 2
Level 2 applies to assets or liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance: determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer, credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and determining whether a market is considered active requires management judgment.

Level 3
Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination of fair value for Level 3 instruments requires the most management judgment and subjectivity.

Pursuant to ASC 825, cash is based on "Level 1" inputs. The Company believes that the recorded values of accounts payable approximate their current fair values because of their nature or respective relatively short durations. The fair value of the Company’s promissory note approximates carrying value as the underlying imputed interest rate approximates the estimated current market rate for similar instruments.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013
(Expressed in US dollars)

10. FAIR VALUE MEASUREMENT (CONTINUED)

Assets measured at fair value on a recurring basis were presented on the Company’s balance sheet as of March 31, 2013, as follows:

Fair Value Measurements Using

	Quoted Prices in	Significant
	Active Markets	Other	Significant
	For Identical	Observable	Unobservable	Balance as of
	Instruments	Inputs	Inputs	March 31,
	(Level 1)	(Level 2)	(Level 3)	2013
	$	$	$	$

Assets:
Cash	23,867	–	–	23,867

As at March 31, 2013, there were no liabilities measured at fair value on a recurring basis presented on the Company’s balance sheet.

11. MINERAL PROPERTY EXPLORATION COSTS

During the three months ended March 31, 2013 and 2012 the following project costs were incurred:

	Three Months Ended March 31, 2013	Three Months Ended March 31, 2012

Strong Creek and Iron Mountain:
Technical Report	$-	$21,022
Mapping	180	-
Drilling	-	11,305
Travel	-	5,233
Lease payments	3,000	-
TOTAL	3,180	37,560

12. CONVERTIBLE DEBENTURES

On October 18, 2012, the Company entered into securities purchase agreements with two investors and issued convertible debentures with a face value of $235,300, maturing October 18, 2013. The Company received net proceeds of $200,000 representing a 15% discount on the debentures. The debentures bear interest at 5% per annum and are to be paid in full on the maturity date, unless previously paid or converted into the Company’s common stock. The debenture holders have the right to convert any unpaid principal portion and accrued interest at a conversion price per share equal to the lower of (i) $0.27 per share during the six months following the closing date, and $0.35 per share thereafter, or (ii) 70% of the daily VWAP of the Company’s common stock for the 10 trading days preceding a conversion date. The holders must not convert more than 30% of the initial principal sum into shares of the Company’s common stock at a price below $0.15 per share during any calendar month and must not convert more than 20% of the original principal sum into shares of the Company’s common stock at a price below $0.11 per share during any calendar month. Pursuant to the debenture agreement, the Company issued 705,901 common stock purchase warrants to the debenture holders as interest expense. Each warrant is exercisable into one share of common stock at $0.25 per share for 3 years. In the event that there is no effective registration statement which registers the resale by the warrant holder of the shares underlying the warrants, the warrants may be exercised by means of a cashless exercise. On October 26, 2012, the Company issued 517,835 restricted shares of common stock on a cashless basis pursuant to the exercise of these warrants.

In accordance with ASC 470-20, Debt with Conversion and Other Options, the net proceeds of $200,000 were allocated based on the relative fair values of the convertible debenture and the warrants at time of issuance. The Company allocated $116,375 of the net proceeds to the warrants and recorded an equivalent discount. The Company then recognized the intrinsic value of the embedded beneficial conversion feature of $83,125 as additional-paid-in capital and an equivalent discount.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013
(Expressed in US dollars)

12. CONVERTIBLE DEBENTURES (CONTINUED)

The Company recognized total discounts of $199,500, reducing the carrying value of the convertible debenture to $500. The discount is being accreted over the term of the convertible debenture to increase the carrying value to the face value of $235,300.

During the period ended March 31, 2013, the Company recorded accretion of discount of $5,926 increasing the carrying value of the convertible debentures to $7,757.

In connection with the convertible debentures, the Company paid finder’s fees consisting of $18,000 and the issuance of 52,943 finder’s warrants with a fair value of $23,389. The Company also incurred transaction costs of $31,126 related to the issuance of convertible debentures. These costs have been allocated between debt and equity based on the relative fair values. The finder’s fees have been included in debt issue costs and is being amortized over the term of the convertible debentures.

13. EQUITY LINE OF CREDIT

On October 18, 2012, the Company entered into a securities purchase agreement (the “Equity Line of Credit Agreement”) with Ascendiant Capital Partners, LLC (“Ascendiant”), as amended on January 9, 2013, pursuant to which the Company may sell and issue to Ascendiant, and Ascendiant is obligated to purchase, up to $10,000,000 in value of its shares of common stock from time to time over a 36 month period.

The Company will determine, at its own discretion, the timing and amount of its sales of stock, subject to certain conditions and limitations. Shares will be priced at the lesser of a 10% discount from the volume weighted average price ("VWAP") for the Company's common stock during the five consecutive trading days following a sales notice and the price that is $0.01 per share below the VWAP on the date in question, but are limited to $250,000 per pricing period or result in the investor beneficially owning more than 9.99% of the then outstanding common stock. The Company can terminate the equity line at any time.

Pursuant to the terms of the Equity Line of Credit Agreement, the Company agreed to issue the following shares of common stock (the “Commitment Shares”):

•	150,015 shares of common stock no later than 30 days following the agreement date (issued on October 22, 2012);

•
On the trading day (the “Second Payment Date”) which is 30 calendar days following the agreement date, 173,913 shares of common stock, being equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Second Payment Date (issued on November 19, 2012);

•
On the trading day (the “Third Payment Date”) which is 30 calendar days following the agreement date, a number of shares of common stock equal to 1% of $10,000,000 divided by $0.175, provided that, if the number of Commitment Shares to be delivered to Ascendiant on the Third Payment Date causes Ascendiant to receive an aggregate number of Commitment Shares (as of the Third Payment Date) of less than 2% of $10,000,000, then additional Commitment Shares are to be issued to Ascendiant on the Third Payment Date so that it has received an aggregate number of Commitment Shares (as of the Third Payment Date) of at least 2% of $10,000,000. The parties agreed that the number of shares to be issued pursuant to this was 818,930 shares of common stock (issued on January 10, 2013);

•
On the trading day (the “Fourth Payment Date”) in which the Company has received at least $1,000,000 in aggregate up on drawdowns, a number of shares of common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fourth Payment Date; and

•
on the trading day (the “Fifth Payment Date”) in which the Company has received at least $2,000,000 in aggregate up on drawdowns, a number of shares of common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fifth Payment Date.

At March 31, 2013, the fair value of the commitment shares issued of $182,209 for the First and Second Payment Dates and $180,082 for the value of the commitment shares for the Third Payment Date plus and the direct expenses of $44,377 have been included in deferred financing costs and will be amortized over the Equity Line of Credit Agreement.

On January 9, 2013, the Company entered into an amendment to the Securities Purchase Agreement with Ascendiant Capital Partners, LLC ("Ascendiant") amending the Securities Purchase Agreement dated October 18, 2012 with Ascendiant to modify the date of the issuance of and the price for the third payment of shares of our common stock (the "Commitment Shares") to be issued to Ascendiant in consideration for agreeing to the terms of the Securities Purchase Agreement dated October 18, 2012.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013
(Expressed in US dollars)

13. EQUITY LINE OF CREDIT (CONTINUED)

Pursuant to the this amendment to the Securities Purchase Agreement, the parties amended the price of the third payment of the Commitment Shares to $0.175 from 95% of the daily volume weighted average price of our common stock during the ten trading days prior to the issuance of these Commitment Shares. Accordingly, the Company agreed that the number of the Commitment Shares to be issued as the third payment was 818,930 shares and issued these shares on January 10, 2013.

On February 19, 2013, the Company entered into a First Amended and Restated Securities Purchase Agreement (the "Amended Equity Line of Credit Agreement") with Ascendiant Capital Partners, LLC ("Ascendiant") whereby the parties amended the Securities Purchase Agreement dated October 18, 2012, as amended on January 9, 2013 (the "Original Equity Line of Credit Agreement") with Ascendiant:

The Amended Equity Line of Credit Agreement made, among other things, the following changes to the Original Equity Line of Credit Agreement:

1. The purchase price of the shares of our common stock to be sold to Ascendiant is no longer based on the pricing period following the date of a draw down notice. Instead, it is to be the lesser of (i) 75% of the volume weighted average price on the date of delivery of the draw down notice and (ii) 75% of the closing price of the last transaction on the date of delivery of the draw down notice as long as such price is within the bid and offer at the close (if such transaction is not within the bid and offer at the close, then the next most recent transaction will be selected until one is located that is within the bid and offer at close);

2. The maximum dollar amount as to each draw down is to be equal to (i) 20% of the average daily trading volume during the 7 trading days immediately prior to the date of the draw down notice, eliminating the 2 days with the greatest trading volume and the 2 days with the least trading volume, multiplied by (ii) the volume weighted average price on the trading day immediately prior to the date of the draw down notice; provided, however, no draw down can exceed $25,000. Only one draw down will be allowed on each trading day; and

3. The draw down notices can be given, beginning on the 20th trading day following the effective date of the initial registration statement to be filed pursuant to the First Amended and Restated Registration Rights Agreement dated February 19, 2013 with Ascendiant and every regular, full (non-holiday) trading day thereafter for a period of 36 months. The threshold price for exercising the draw downs was increased to $0.0375 from $0.01.

At March 31, 2013, the Company has not drawn down on its equity line of credit as it must file a registration statement to register the shares to be issued under the agreement. Refer to Note 14 for subsequent amendments to the equity line of credit agreement.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
MARCH 31, 2013
(Expressed in US dollars)

14. SUBSEQUENT EVENTS

On April 1, 2013, the Company entered into a securities purchase agreement with Asher Enterprises Inc. (“Asher”), pursuant to which the Company sold to Asher a $53,000 face value 8% convertible note (“Asher Note”) with a maturity date of January 1, 2014. Interest accrues daily on the outstanding principal amount of the Asher Note at a rate per annual equal to 8% on the basis of a 365-day year. The Asher Note is convertible, in whole or in part, into common stock beginning six months after the issue date, at the holder’s option, at a 40% discount to the average of the five lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the Asher Note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the issue date through 60 days thereafter, (ii) 135% if prepaid 61 days following the closing through 90 days following the issue date, (iii) 140% if prepaid 91 days following the closing through 120 days following the issue date, (iv) 150% if prepaid 121 days following the issue date through 180 days following the issue date, and (v) 175% if prepaid 181 days following the issue date through the maturity date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the Asher Note becomes immediately due and payable. Should that occur the Company is liable to pay the holder 150% of the then outstanding principal and interest. Asher does not have the right to convert the Asher Note, to the extent that Asher and its affiliates would beneficially own in excess of 4.99% of the Company’s outstanding common stock. The Company paid Asher $3,000 for its legal fees and expenses, and paid a 3rd party broker a $5,000 commission on the net amount received from Asher.

On April 2, 2013, the Company entered into a securities purchase agreement with GCA Strategic Investment Fund Limited (“Global”), pursuant to which the Company sold to Global a $235,000 face value, non-interest bearing convertible bridge note (“Global Note”) with a maturity date of September 20, 2013. The Global Note is convertible, in whole or in part, into common stock at any time after the issuance date, at the holder’s option, at a conversion price equal to the lesser of (i) 100% of the volume weighted average sales prices (“VWAP”), as reported by Bloomberg LP for the five (5) trading days immediately preceding the closing, and (ii) 70% of the average daily VWAPs for the common stock on the trading market during the ten (10) consecutive trading days immediately preceding the applicable conversion date. Global may not convert more than 33 1/3% of the initial principal amount into shares of common stock at a price below $0.08 during any calendar month. In the event the Company elects to prepay the Global Note in full or in part, the Company is required to pay principal, interest and any other amounts owing multiplied by 130%. The Global Note also contains a mandatory partial prepayment requirement should the Company obtain certain future net financings in excess of $300,000, and under other conditions. In connection with the Global securities purchase agreement, the Company agreed to prepare and file on or before the 30th day following the date of the securities purchase agreement a registration statement on form S-1 or otherwise covering the resale of the conversion shares under the Global Note. Subject to the limitations imposed by the SEC in accordance with Rule 415, Global shall have the right to sell the conversion shares under the registration statement. The Global Note contains certain penalties and liquidated damages provisions if the registration statement is filed by the Filing Date or not declared effective by the SEC within 90 days of the filing date. Global does not have the right to convert the note, to the extent that Global and its affiliates would beneficially own in excess of 9.99% of the Company’s outstanding common stock. The Company paid Global $15,000 for its legal fees and expenses. The Company also paid a 3rd party broker a $20,000 commission on the net amount received from Global and 53,333 shares of restricted common stock based on 4% of the net amount received calculated at $0.15 per share.

In connection with the Global securities purchase agreement, the Company agreed with Ascendiant Capital Partners, LLC to amend the first amended and restated securities purchase agreement between Ascendiant and the Company, to include the conversion shares underlying the Global note in the registration statement currently being pursued by the Company. The parties have agreed to increase the number of initial commitment fee shares set forth in Section 4.16 of the Ascendiant securities purchase agreement to 2,000,000 shares of the Company’s common stock.

Contemporaneous with these financings, the Company called 51% of the previous 5% debentures issued to two separate parties on October 18, 2012, by fully retiring one debenture, and partially calling the other. The Company remitted on 10 business days’ notice the total amount of $122,980, representing principal and interest on these debentures to April 17, 2013.

On April 16, 2013 the Company announced that through a binding letter of intent (“LOI”) the Company has agreed to purchase the Sunrise Iron Mining Complex from New Sunrise, LLC, for a price of $12 million. Sunrise is an iron project located in Platte County, Wyoming, consisting of fee land and patented mining claims aggregating approximately 1400 acres.

The LOI provides that Titan will pay New Sunrise a non-refundable deposit of $25,000, and Titan shall have 180 days to conduct due diligence investigations of the property. The parties shall enter into a formal Purchase Agreement and Closing shall occur no later than 60 days after the end of the due diligence period. Closing is subject to financing and other customary conditions.

Financial Statements

Page
Financial Statements For the Years Ended December 31, 2011 and 2012

Report of Independent Registered Public Accounting Firm	F-19

Balance Sheets as of December 31, 2012 and December 31, 2011	F-20

Statements of Comprehensive Loss for the year ended December 31, 2012 and 2011, and for the period from June 5, 2007 (inception) to December 31, 2012	F-21

Statement of Stockholders’ Equity (Deficit) for the year ended December 31, 2012 and 2011, and for the period from June 5, 2007 (inception) to December 31, 2012	F-22

Statements of Cash Flows for the year ended December 31, 2012 and 2011, and for the period from June 5, 2007 (inception) to December 31, 2012	F-23

Notes to the Financial Statements	F-24 - F-36

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders of
Titan Iron Ore Corp.
(An Exploration Stage Company)

We have audited the accompanying balance sheets of Titan Iron Ore Corp. (An Exploration Stage Company) as of December 31, 2012 and 2011 and the related statements of comprehensive loss, cash flows and stockholders’ equity (deficit) for the years then ended and for the period from June 5, 2007 (date of inception) through to December 31, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of internal control over financial reporting. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Titan Iron Ore Corp. (An Exploration Stage Company) as of December 31, 2012 and 2011, and the results of its operations, cash flows and stockholders’ deficit for the years then ended and for the period from June 5, 2007 (date of inception) through December 31, 2012 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has a working capital deficit and has accumulated losses since inception. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also discussed in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ "Manning Elliott LLP"

CHARTERED ACCOUNTANTS

Vancouver, Canada

March 28, 2013

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
BALANCE SHEETS
(Expressed in US dollars)

ASSETS	December 31, 2012	December 31, 2011

Current Assets
Cash	$120,433	$118,066
Prepaid expenses (Note 9)	25,000	25,000
Total current assets	145,433	143,066

Deferred financing costs (Note 13)	366,684	-
Debt issue costs (Note 12)	32,998	-
Mineral properties (Note 3)	1,206,011	60,000

TOTAL ASSETS	$1,751,126	$203,066

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Current Liabilities
Accounts payable	$60,862	$21,457
Convertible debentures (Note 12)	1,831	-
Current portion of promissory note (Note 6)	127,353	-
Accrued expenses - related party (Note 9)	6,479	647
Total Current Liabilities	196,525	22,104

Promissory note (Note 6)	982,159	-

Total Liabilities	1,178,684	22,104

Contingency (Note 1)
Commitments (Note 8)
Subsequent events (Note 15)

STOCKHOLDERS' EQUITY
Preferred stock, 50,000,000 shares authorized at par value of $0.0001, no shares issued and outstanding	-	-
Common stock, 3,700,000,000 shares authorized at par value of $0.0001, 52,501,110 (December 31, 2011 – 49,737,000) shares issued and outstanding (Note 4)	5,250	4,974
Additional paid-in capital	4,833,170	1,206,184
Common stock issuable (Note 13)	171,975	-
Deficit accumulated during the exploration stage	(4,437,953)	(1,030,196)
Total Stockholders' Equity	572,442	180,962

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,751,126	$203,066

The accompanying notes are an integral part of the financial statements.

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
STATEMENTS OF COMPREHENSIVE LOSS
(Expressed in US dollars)

	Year Ended December 31, 2012	Year Ended December 31, 2011	Period from June 5, 2007 (Inception) to December 31, 2012
	$	$	$
REVENUES	-	-	4,855

OPERATING EXPENSES
Advertising	2,653	22,732	25,385
General and administrative (Note 9)	586,421	345,928	978,484
Impairment of mineral acquisition costs (Note 3)	-	50,124	50,124
Accretion on promissory note (Note 6)	113,394	-	113,394
Financing costs	8,391	-	8,391
Interest expense	2,385	-	2,385
Investor relations	227,687	22,046	249,733
Professional fees	154,767	93,056	280,895
Mineral property exploration costs (Note 11)	164,564	329,107	493,671
Stock-based compensation (Note 7)	2,133,251	107,772	2,241,023
Travel	14,244	1,543	15,787

TOTAL OPERATING EXPENSES	3,407,757	972,308	4,459,272

LOSS FROM OPERATIONS	(3,407,757)	(972,308)	(4,454,417)

OTHER INCOME (EXPENSES)
Gain on debt settlement	-	17,631	17,631
Other income (expenses)	-	-	(1,167)

NET LOSS AND COMPREHENSIVE LOSS	(3,407,757)	(954,677)	(4,437,953)

BASIC LOSS PER SHARE	(0.07)	(0.01)

WEIGHTED AVERAGE NUMBER OF SHARES OUTSTANDING	51,331,037	121,990,562

The accompanying notes are an integral part of the financial statements.

TITAN IRON ORE CORP.
(AN EXPLORATION STAGE COMPANY)
STATEMENT OF STOCKHOLDERS’ EQUITY (DEFICIT)
FOR THE PERIOD FROM JUNE 15, 2007 (INCEPTION) TO DECEMBER 31, 2012
(Expressed in US dollars)

	Common # Stock (Note 4)	Common Stock Amount	Additional Paid-in Capital	Common stock issuable	Deficit Accumulated During the Development Stage	Total
Balance, June 5, 2007 (Inception)	-	$-	$-		$-	$-

Common Stock issued for cash
at $0.0001 per share	148,000,000	14,800	(14,400)	-	-	400

Common Stock issued for cash
at $0.05 per share	29,637,000	2,964	37,086	-	-	40,050

Net loss for the period ended
December 31, 2007	-	-	-	-	(21,874)	(21,874)

Balance, December 31, 2007	177,637,000	17,764	22,686	-	(21,874)	18,576

Common Stock issued for creditors
at $0.05 per share	12,950,000	1,295	16,205		-	17,500

Net loss 2008	-	-	-	-	(34,675)	(34,675)

Balance, December 31, 2008	190,587,000	19,059	38,891	-	(56,549)	1,401

Net loss 2009	-	-	-	-	(9,485)	(9,485)

Balance, December 31, 2009	190,587,000	19,059	38,891	-	(66,034)	(8,084)

Net loss 2010	-	-	-	-	(9,485)	(9,485)

Balance, December 31, 2010	190,587,000	19,059	38,891	-	(75,519)	(17,569)

Common Stock issued for cash
at $0.50 per share	2,100,000	210	1,049,790	-	-	1,050,000

Share issuance costs	-	-	(4,564)	-	-	(4,564)

Shares cancelled	(142,950,000)	(14,295)	14,295	-	-	-

Stock-based compensation	-	-	107,772	-	-	107,772

Net loss 2011	-	-	-	-	(954,677)	(954,677)

Balance, December 31, 2011	49,737,000	$4,974	$1,206,184	-	$(1,030,196)	$180,962

Common Stock issued for cash
at $0.75 per share (net of issuance costs)	1,334,000	133	993,405	-	-	993,538

Shares issued for services	550,000	55	126,445	-	-	126,500

Stock-based compensation	-	-	2,133,251	-	-	2,133,251

Shares issued under equity line (Note 13)	323,928	32	182,177	-	-	182,209

Shares to be issued under equity line (Note 13)	-	-	-	171,975	-	171,975

Exercise of warrants	556,182	56	(56)	-	-	-

Convertible notes (net proceeds)	-	-	191,764	-	-	191,764

Net loss 2012	-	-	-	-	(3,407,757)	(3,407,757)

Balance, December 31, 2012	52,501,110	$5,250	$4,833,170	171,975	$(4,437,953)	$572,442

The accompanying notes are an integral part of the financial statements.

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
STATEMENTS OF CASH FLOWS
(Expressed in US dollars)

	Year Ended December 31, 2012	Year Ended December 31, 2011	Period from June 5, 2007 (Inception) to December 31, 2012
Cash Flows from Operating Activities:
Net loss	$(3,407,757)	$(954,677)	$(4,437,953)

Adjustments to Reconcile Net Loss to Net Cash Used in Operating Activities:
Depreciation expense	-	-	5,833
Stock-based compensation	2,133,251	107,772	2,241,023
Loss on disposal of assets	-	-	1,167
Impairment of mineral property	-	50,124	50,124
Financing costs	8,391	-	8,391
Accretion on promissory note	113,394	-	113,394
Shares issued for services	126,500	-	144,000
Gain on debt settlement	-	(17,631)	(17,631)
Changes in Operating Assets and Liabilities
Decrease (increase) in prepaid expenses	-	(25,000)	(25,000)
Increase (decrease) in accounts payable	36,655	21,519	66,529
Increase (decrease) in accrued expenses – related party	5,832	647	15,693
Net Cash Provided by (Used in) Operating Activities	(983,734)	(817,246)	(1,872,517)

Cash Flows used in Investing Activities:
Acquisition of property and equipment	-	-	(7,000)
Payment on mineral property options	(85,000)	(110,124)	(195,124)
Net Cash Used in Investing Activities	(85,000)	(110,124)	(202,124)

Cash Flows from Financing Activities:
Common stock issued for cash (net of issuance costs)	993,538	1,045,436	2,086,386
Proceeds from convertible debentures (net proceeds)	168,875	-	200,000
Repayment of promissory note	(63,562)	-	(63,562)
Deferred financing costs	(27,750)	-	(27,750)
Net Cash Provided by Financing Activities	1,071,101	1,045,436	2,195,074

Net Increase in Cash	2,367	118,066	120,433

Cash– Beginning	118,066	-	-

Cash– Ending	$120,433	$118,066	$120,433

Supplemental Cash Flow Information:
Cash paid for interest	$-	$-	$-
Cash paid for income taxes	$-	$-	$-

Non-cash Investing and Financing Items:
Shares issued for services	$126,500	$-	$144,000
Promissory note issued for mineral property	1,061,011	-	1,061,011

The accompanying notes are an integral part of the financial statements.

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Expressed in US dollars)

1.  NATURE AND CONTINUANCE OF BUSINESS

Titan Iron Ore Corp. (the Company) (formerly Digital Yearbook, Inc.) was incorporated in the State of Nevada on June 5, 2007. Effective June 15, 2011, the Company completed a merger with its subsidiary, Titan Iron Ore Corp., a Nevada corporation, which was incorporated solely to effect a change in our name from “Digital Yearbook Inc.” to “Titan Iron Ore Corp.” effective becoming an exploration stage company. The Company’s principal business includes the acquisition, and exploration of mineral properties. Also effective June 15, 2011, the Company effected a 37 to one forward stock split of our authorized and issued and outstanding common stock.  As a result, 5,151,000 shares of common stock outstanding increased to 190,587,000 shares of common stock. Subsequently, on June 20, 2011, the Company issued 2,100,000 common shares pursuant to a private placement unit offering, increasing the number of shares of common stock outstanding to 192,687,000. Effective June 30, 2011 and in connection with the acquisition of an option to purchase a mineral property, certain shareholders surrendered 142,950,000 common shares of the Company. As a result of the Company’s cancellation of these shares, the Company’s outstanding shares of common stock decreased to 49,737,000. During the year ended December 31, 2012 the Company issued 1,334,000 shares in a private placement, issued 550,000 shares for services received, issued 323,928 shares under an equity credit line financing, and issued 556,182 shares resulting from the exercise of warrants, bringing the total outstanding shares to 52,501,110.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern, which implies that the Company would continue to realize its assets and discharge its liabilities in the normal course of business. The Company has never paid any dividends and is unlikely to pay dividends or generate earnings in the immediate or foreseeable future. As at December 31, 2012 the Company has a working capital deficiency of $51,092 and has accumulated losses of $4,437,953 since inception and its operations continue to be funded primarily from sales of its stock. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management intends to seek additional capital from a equity line of credit to continue the exploration for mineral resources (see Notes 13 and 15). The ability of the Company to continue as a going concern, including completion of the acquisition, exploration and development of its mineral properties is dependent on the Company’s ability to obtain the necessary financing from sales of its stock financings. The financial statements do not include any adjustments to the recoverability and classification of recorded asset amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation
These financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. The Company’s fiscal year end is December 31.

Use of Estimates
The preparation of these statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. The Company regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, deferred income tax asset valuations, asset retirement obligations, financial instrument valuations, share based payments, other equity-based payments, and loss contingencies. The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by the Company may differ materially and adversely from the Company’s estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Revenue Recognition
The Company recognizes revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs
The Company’s policy regarding advertising is to expense advertising when incurred.

Cash and Cash Equivalents
The Company considers all highly liquid instruments purchased with a maturity of three months or less to be cash equivalents.

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Expressed in US dollars)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Impairment of Long-Lived Assets
The Company continually monitors events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, the Company assesses the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows.

If the total of the future cash flows is less than the carrying amount of those assets, the Company recognizes an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Stock-based Compensation
The Company records stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation and ASC 505, Equity Based Payments to Non-Employees, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. The Company uses the Black-Scholes option pricing model as its method in determining fair value. This model is affected by the Company’s stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to the Company’s expected stock price volatility over the terms of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

All transactions in which goods or services are the consideration received for the issuance of equity instruments are accounted for based on the fair value of the consideration received or the fair value of the equity instrument issued, whichever is more reliably measurable.

Mineral Property Costs
The Company is in the exploration stage and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mineral properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are capitalized.  The Company assesses the carrying costs for impairment, whenever events or changes in circumstances indicate that the carrying cost may not be recoverable under ASC 360, Property, Plant, and Equipment at each reporting date. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, will be capitalized. Such costs will be amortized using the units-of-production method over the estimated recoverable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Asset Retirement Obligations
The Company records asset retirement obligations in accordance with ASC 410-20, Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and normal use of the asset. ASC 410-20 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, the Company will recognize a gain or loss on settlement. As at December 31, 2012, the Company has not incurred any asset retirement obligation related to the exploration of its mineral property option.

Comprehensive Loss
ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements.

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Expressed in US dollars)

2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Financial Instruments
FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value, as required by ASC 820, must maximize the use of observable inputs and minimize the use of unobservable inputs.

The Company’s assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The carrying values of cash, accounts payable, and due to related parties approximate fair values because of the short-term maturity of these instruments. The fair value of the Company’s promissory note approximates carrying value as the underlying imputed interest rate approximates the estimated market rate. Unless otherwise noted, it is management’s opinion that the Company is not exposed to significant interest, currency or credit risks arising from these financial instruments.

Basic and Diluted Net Loss Per Share
The Company computes net loss per share in accordance with ASC 260, Earnings per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. Shares underlying these securities totaled approximately 6,667,000 as of December 31, 2012.

Income Taxes
The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Recent Accounting Pronouncements
The Company has implemented all other new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Expressed in US dollars)

3.  MINERAL PROPERTY OPTIONS

Strong Creek and Iron Mountain Properties
Effective June 30, 2011 and in connection with the entry into an agreement (the “Acquisition Agreement”) with J2 Mining Ventures Ltd. (“J2 Mining”) dated June 13, 2011, the Company completed the acquisition of a 100% right, title and interest in and to a properties (Strong Creek and Iron Mountain) option agreement (the “Option Agreement”) from J2 Mining with respect to an iron ore mineral property located in Albany County, Wyoming by entering into an assignment of mineral property option agreement with J2 Mining and Wyomex LLC (the “Assignment Agreement”), whereby the Company was assigned the 100% right, title and interest in and the Option Agreement from J2 Mining.

The Option Agreement assigned to the Company from J2 Mining on June 30, 2011, was originally entered into on May 26, 2011 between J2 Mining and Wyomex LLC, pursuant to which Wyomex LLC (“Optionor”), granted to J2 Mining, as optionee, an exclusive right and option to acquire 100% undivided legal and beneficial interests in and to certain unpatented lode mining claims, fee lands, leased lands, and other interests in real property situated in Albany County, Wyoming (the “Wyoming Iron Complex”). Pursuant to the Assignment Agreement, J2 Mining agreed to assign all its rights and interests in the property and the Option Agreement, and transfer all of its obligations under the Option Agreement, to the Company.

The term of the option commenced on May 26, 2011 and could be extended for a maximum of six successive one-month periods, at the sole election of the Company, through notice to Wyomex LLC and tender of $5,000 from the Company to Wyomex LLC for each of the first three additional months and $15,000 for each additional month for months four through six. As at December 31, 2012, total payments of $145,000 had been made.

Prior to December 31, 2011, the Company provided written notice to the Optionor of its intent to exercise its option. On April 10, 2012, the Company executed an asset purchase agreement to exercise its option for consideration of $7,000,000, consisting of the following:

a)	A cash payment at closing of $85,000 as an initial payment (paid on March 30, 2012);
b)	$60,000 of consideration previously paid and received by the Optionor (see above);
c)	A $6,855,000 promissory note with an estimated fair value of $1,061,011 on the date of issuance. See Note 6 for details.

Labrador Trough Property
On July 19, 2011, the Company entered into an option agreement with Globex Mining Enterprises Inc. ("Globex") effective July 12, 2011 (the "Agreement"), pursuant to which Globex granted the Company the right (the "Option") for a period of 90 days from July 12, 2011 to acquire an undivided 100% interest in and to 144 mining claims (the "Property") located in the Labrador trough area in the Province of Quebec, Canada.

On October 12, 2011, the Company notified the owner of the Labrador Trough iron ore property that the Company would not be exercising the option to acquire the property. The Company recorded an impairment of mineral property charge of $50,124 during the year ended December 31, 2011.

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Expressed in US dollars)

4.  COMMON STOCK

Effective June 15, 2011 the Company effected a 37 to 1 forward stock split of the Company’s authorized and outstanding commons stock. As a result, the 5,151,000 shares outstanding increased to 190,587,000.  All share amounts have been retroactively adjusted for all periods presented.

On June 20, 2011, the Company closed a private placement for 2,100,000 units at a price of $0.50 per units for net proceeds of $1,045,436 after share issue costs. Each unit consists of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase one share of our common stock at a purchase price of $0.75 for a period of three years.

Effective June 30, 2011 and in connection with the acquisition of an option to purchase a mineral property, certain shareholders surrendered 142,950,000 common shares of the Company. As a result of the Company’s cancellation of these shares, the Company’s outstanding shares of common stock decreased to 49,737,000.

On January 11, 2012, the Company closed a private placement for 1,334,000 units at a price of $0.75 per unit for proceeds of $1,000,500. Each unit consists of one share of our common stock and one-half of one share purchase warrant. Each whole share purchase warrant entitles the holder to purchase one share of the Company’s common stock at a purchase price of $1.00 for a period of three years. In connection with the private placement the Company paid $6,962 in share issuance costs.

On September 12, 2012, the Company issued 50,000 shares to a consultant under a contract entered into on July 18, 2012 to provide fund raising services to the Company. The shares were measured on the contract date. The closing price of the Company’s stock on July 18, 2012 was $0.43 and therefore the transaction was valued at $21,500.

On September 25, 2012, the Company issued 500,000 shares to a consultant under a contract to provide various corporate finance advisory services to the Company. The shares were measured on the contract date. The closing price of the Company’s stock on September 5, 2012 was $0.21 and therefore the transaction was valued at $105,000.

On October 22, 2012, the Company issued 150,015 shares of common stock as the first tranche of Commitment Shares pursuant to the Equity Line of Credit Agreement.

On October 26, 2012, the Company issued 517,835 restricted shares of common stock on a cashless basis pursuant to the exercise of warrants issued in connection with the convertible debentures.

On October 26, 2012, the Company issued 38,347 restricted shares of common stock on a cashless basis pursuant to the exercise of finder’s warrants issued in connection with the Equity Line of Credit Agreement.

On November 19, 2012, the Company issued 173,913 shares of common stock as the second tranche of Commitment Shares pursuant to the Equity Line of Credit Agreement.

5.  SHARE PURCHASE WARRANTS

		Weighted Average
	Number of	Exercise
	Warrants	Price
		$
Balance, December 31, 2010	-	-
Warrants granted with private placement	1,050,000	$0.75

Balance, December 31, 2011	1,050,000	0.75
Warrants granted with private placement	667,000	1.00
Warrants issued with convertible debentures	758,844	0.25
Warrants exercised	(758,844)	0.25

Balance, December 31, 2012	1,717,000	0.85

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Expressed in US dollars)

5.  SHARE PURCHASE WARRANTS (CONTINUED)

Details of share purchase warrants outstanding as of December 31, 2012 are:

Number of Warrants Outstanding and Exercisable
Number	Exercise Price per Share	Expiry Date

1,050,000	$0.75	June 20, 2014
667,000	$1.00	January 10, 2015
1,717,000	$0.85

6.  PROMISSORY NOTE

On April 10, 2012 the Company entered into a non-interest bearing promissory note in the amount of $6,855,000 with Wyomex Limited Liability Company (“Wyomex”) secured by the Strong Creek and Iron Mountain properties. The note is repayable through advance minimum royalty payments of $62,500 (adjusted for the consumer price index in successive period) commencing six months from the date of closing and after receipt of the initial payment, and every six months thereafter, until the commencement of commercial production from the property. At the commencement of commercial production from the properties, the semi-annual advance minimum royalty shall convert to a 4.5% gross metal value royalty on iron ore and/or other mineral materials produced and sold from the property and, except for events of force majeure, in no event shall the production royalty paid to Wyomex be less than $150,000 in any given calendar year. Repayment of the promissory note may be demanded by Wyomex upon an event of default as defined in the agreement. Upon full settlement of the promissory note, the production royalty shall be reduced, and the Company shall pay Wyomex a gross metal value royalty of 1.5% for all iron product and/or other mineral materials mined and sold from the property. The estimated fair value of the note (assuming an imputed 14.03% interest rate) was calculated to be $1,061,011 on April 10, 2012. The Company recorded accretion expense of $113,394 and made a payment of $63,562 in the year ended December 31, 2012. As of December 31, 2012, the carrying value of the promissory note is $1,109,512.

At December 31, 2012, estimated contractual principal payments due on the promissory note for the next five years are as follows:

December 31, 2013	127,354
December 31, 2014	130,557
December 31, 2015	133,842
December 31, 2016	137,209
December 31, 2017	140,660
Total	$669,622

7.  STOCK-BASED COMPENSATION

On November 22, 2011, the Board of Directors approved a stock option plan (“2011 Stock Option Plan”), the purpose of which is to enhance the Company’s stockholder value and financial performance by attracting, retaining and motivating the Company’s officers, directors, key employees, consultants and its affiliates and to encourage stock ownership by such individuals by providing them with a means to acquire a proprietary interest in the Company’s success through stock ownership. Under the 2011 Stock Option Plan, officers, directors, employees and consultants who provide services to the Company may be granted options to acquire common shares of the Company.   The aggregate number of options authorized by the plan shall not exceed 9,947,400 common shares of the Company.

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Expressed in US dollars)

7.  STOCK-BASED COMPENSATION (CONTINUED)

During the year ended December 31, 2011, the Company granted 3,450,000 and 500,000 stock options at an exercise price of $0.84 per share for 10 years and 3 years respectively. During the year ended December 31, 2012, the Company granted 1,000,000 stock options at an exercise price of $0.20 for 10 years. During the year ended December 31, 2012, the Company recorded stock-based compensation of $2,133,251 related to the vesting period for these stock options.

The weighted average grant date fair value of stock options granted during the year ended December 31, 2012 was $0.28

The weighted average assumptions used for each of the years ended December 31, are as follows:

	2012	2011
Expected dividend yield	0%	0%
Risk-free interest rate	1.63%	1.64%
Expected volatility	113%	115%
Expected option life (in years)	8.41	8.41

The following table summarizes the options outstanding as at December 31, 2012:

	Option Price
Expiry Date	Per Share	Number
December 21, 2021	0.84	3,450,000
December 21, 2014	0.84	500,000
June 21, 2022	0.20	1,000,000
	0.71	4,950,000

The following table summarizes the continuity of the Company’s stock options:

	Number of Options	Weighted Average Exercise Price	Weighted-Average Remaining Contractual Term (years)	Aggregate Intrinsic Value
			$	$

Outstanding, December 31, 2010	-	-	-	-

Options granted	3,950,000	0.84	-
Outstanding, December 31, 2011	3,950,000	0.84	8.08	869,000

Options granted	1,000,000	0.20	9.48
Outstanding, December 31, 2012	4,950,000	0.71	8.37	10,000
Exercisable, December 31, 2012	3,212,500	0.79	8.19	-

As at December 31, 2012, there was $274,557 of unrecognized compensation cost related to non-vested stock options. This cost is expected to be recognized over a weighted average period of 0.65 years.

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Expressed in US dollars)

8.  COMMITMENTS

On June 30, 2011, the Company entered into an employment agreement with an officer to serve as President and Chief Executive Officer of our company for a term of two years with automatic renewals for similar two year periods pursuant to the terms of the agreement.  Under the agreement, the officer receives monthly remuneration at a gross rate of $15,000. The Company can terminate the agreement within 60 days of notice. If the executive is terminated without cause, the executive shall be entitled to one month’s severance pay for each one month of service up to a maximum of two years. The officer shall also be entitled to receive 2.4 million options to purchase shares of the Company’s common stock pursuant to the Company’s Stock Option Plan, with 1.0 million of the options being granted in calendar year 2011 (completed) and 1.4 million options (800,000 options granted) being granted after December 31, 2011.

On June 30, 2011, the Company entered into consulting agreements with a management company managed by the CEO, for consulting fee of $2,500 per month to provide office space and administrative services. The Company can terminate the agreement within 15 days written notice. The agreement commences on June 30, 2011 for a one year period and shall automatically renew from year to year unless terminated.

On June 30, 2011, the Company entered into a consulting agreement with a firm to provide the services of the company’s Vice President, Exploration, who will provide and perform for the benefit of our company certain geological advisory services as may be requested by our company. Under the agreement, the firm receives monthly compensation at a gross rate of $6,000. The Company can terminate the consulting agreement at any time. The agreement commences on June 30, 2011 and shall automatically renew from year to year unless terminated.

On June 30, 2011, the Company entered into a consulting agreement with a consulting firm who will provide and perform for the benefit of our company certain geological, engineering, marketing and project management services as may be requested by our company at monthly rate of $8,000. The Company can terminate the consulting agreement at any time. The agreement commences on June 30, 2011 and shall automatically renew from year to year unless terminated.

On September 5, 2012, the Company entered into a consulting and professional service agreement with a consultant to provide corporate advisory, corporate finance, strategic planning, marketing and related advisory services in consideration for the issuance of 500,000 shares of restricted common stock. The 500,000 shares were issued on September 25, 2012. The term of the agreement is for a period of 6 months, provided, however, that the Company may extend the agreement for a successive 6 month period for an additional 500,000 shares of restricted stock.

9.  RELATED PARTY TRANSACTIONS AND BALANCES

During the year ended December 31, 2011 the Company advanced $25,000 to a management firm managed by the Company’s CEO and this amount was outstanding as at December 31, 2012. This advance for expenses to be incurred on the Company’s behalf was recorded as prepaid expenses.

During the year ended December 31, 2012 the Company incurred $30,000 in management fees (2011: $15,000)  and $7,355 in rent expense (2011: $7,355) to the  management firm managed by the Company’s CEO with such costs being recorded as general and administrative costs.

During the year ended December 31, 2012 the Company incurred $366,161 in management fees to officers and directors of the Company (2011: $204,797) with such costs being recorded as general and administrative costs. As at December 31, 2012, the Company owed $479 to an officer for unreimbursed expenses and $6,000 to a director for accrued management fees.

The above transactions were recorded at their exchange amounts, being the amounts agreed by the related parties.

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Expressed in US dollars)

10.  FAIR VALUE MEASUREMENT

ASC 820, Fair Value Measurements and Disclosures require an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC 820 establishes a fair value hierarchy based on the level of independent, objective evidence surrounding the inputs used to measure fair value. A financial instrument’s categorization within the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement. ASC 820 prioritizes the inputs into three levels that may be used to measure fair value:

Level 1
Level 1 applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities. Valuations are based on quoted prices that are readily and regularly available in an active market and do not entail a significant degree of judgment.

Level 2
Level 2 applies to assets or liabilities for which there are other than Level 1 observable inputs such as quoted prices for similar assets or liabilities in active markets; quoted prices for identical assets or liabilities in markets with insufficient volume or infrequent transactions (less active markets); or model-derived valuations in which significant inputs are observable or can be derived principally from, or corroborated by, observable market data.

Level 2 instruments require more management judgment and subjectivity as compared to Level 1 instruments. For instance: determining which instruments are most similar to the instrument being priced requires management to identify a sample of similar securities based on the coupon rates, maturity, issuer, credit rating and instrument type, and subjectively select an individual security or multiple securities that are deemed most similar to the security being priced; and determining whether a market is considered active requires management judgment.

Level 3
Level 3 applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities. The determination of fair value for Level 3 instruments requires the most management judgment and subjectivity.

Pursuant to ASC 825, cash is based on "Level 1" inputs. The Company believes that the recorded values of accounts payable approximate their current fair values because of their nature or respective relatively short durations. The fair value of the Company’s promissory note approximates carrying value as the underlying imputed interest rate approximates the market rate.

Assets measured at fair value on a recurring basis were presented on the Company’s balance sheet as of December 31, 2012, as follows.

Fair Value Measurements Using

	Quoted Prices in	Significant
	Active Markets	Other	Significant
	For Identical	Observable	Unobservable	Balance as of
	Instruments	Inputs	Inputs	December 31,
	(Level 1)	(Level 2)	(Level 3)	2012
	$	$	$	$

Assets:
Cash	120,433	–	–	120,433

As at December 31, 2012, there were no liabilities measured at fair value on a recurring basis presented on the Company’s balance sheet.

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Expressed in US dollars)

11.  MINERAL PROPERTY EXPLORATION COSTS

During the year ended December 31, 2012 and 2011 the following project costs were incurred:

	Year Ended December 31, 2012	Year Ended December 31, 2011

Strong Creek and Iron Mountain:
Technical Report	$94,141	$49,767
Claims	3,642	3,255
Drilling	14,795	202,098
Travel	23,986	2,652
Aeromagnetic Survey	20,000	-
Lease payments	8,000
TOTAL	164,564	257,772

Labrador Trough:
Reconnaissance	-	71,335

Total Exploration Costs	$164,564	$329,107

12.      CONVERTIBLE DEBENTURES

On October 18, 2012, the Company entered into securities purchase agreements with two investors and issued convertible debentures with a face value of $235,300, maturing October 18, 2013. The Company received net proceeds of $200,000  representing a 15% discount on the debentures. The debentures bear interest at 5% per annum and are to be paid in full on the maturity date, unless previously paid or converted into the Company’s common stock. The debenture holders have the right to convert any unpaid principal portion and accrued interest at a conversion price per share equal to the lower of (i) $0.27 per share during the six months following the closing date, and $0.35 per share thereafter, or (ii) 70% of the daily VWAP of the Company’s common stock for the 10 trading days preceding a conversion date. The holders must not convert more than 30% of the initial principal sum into shares of the Company’s common stock at a price below $0.15 per share during any calendar month and must not convert more than 20% of the original principal sum into shares of the Company’s common stock at a price below $0.11 per share during any calendar month. Pursuant to the debenture agreement, the Company issued 705,901 common stock purchase warrants to the debenture holders as interest expense. Each warrant is exercisable into one share of common stock at $0.25 per share for 3 years. In the event that there is no effective registration statement which registers the resale by the warrant holder of the shares underlying the warrants, the warrants may be exercised by means of a cashless exercise. On October 26, 2012, the Company issued 517,835 restricted shares of common stock on a cashless basis pursuant to the exercise of these warrants.

In accordance with ASC 470-20, Debt with Conversion and Other Options, the net proceeds of $200,000 were allocated based on the relative fair values of the convertible debenture and the warrants at time of issuance.  The Company allocated $116,375 of the net proceeds to the warrants and recorded an equivalent discount.  The Company then recognized the intrinsic value of the embedded beneficial conversion feature of $83,125 as additional-paid-in capital and an equivalent discount.

The Company recognized total discounts of $199,500, reducing the carrying value of the convertible debenture to $500.  The discount is being accreted over the term of the convertible debenture to increase the carrying value to the face value of $235,300.

During the year ended December 31, 2012, the Company recorded accretion of discount of $1,331 increasing the carrying value of the convertible debentures to $1,831.

In connection with the convertible debentures, the Company paid finder’s fees consisting of $18,000 and the issuance of 52,943 finder’s warrants with a fair value of $23,389. The Company also incurred transaction costs of $31,126 related to the issuance of convertible debentures. These costs have been allocated between debt and equity based on the relative fair values. The finder’s fees have been included in debt issue costs and is being amortized over the term of the convertible debentures.

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Expressed in US dollars)

13.           EQUITY LINE OF CREDIT

On October 18, 2012, the Company entered into a securities purchase agreement (the “Equity Line of Credit Agreement”) with Ascendiant Capital Partners, LLC (“Ascendiant”), as amended on January 9, 2013, pursuant to which the Company may sell and issue to Ascendiant, and Ascendiant is obligated to purchase, up to $10,000,000 in value of its shares of common stock from time to time over a 36 month period.

The Company will determine, at its own discretion, the timing and amount of its sales of stock, subject to certain conditions and limitations. Shares will be priced at the lesser of a 10% discount from the volume weighted average price ("VWAP") for the Company's common stock during the five consecutive trading days following a sales notice and the price that is $0.01 per share below the VWAP on the date in question, but are limited to $250,000 per pricing period or result in the investor beneficially owning more than 9.99% of the then outstanding common stock. The Company can terminate the equity line at any time.

Pursuant to the terms of the Equity Line of Credit Agreement, the Company agreed to issue the following shares of common stock (the “Commitment Shares”):

•	150,015 shares of common stock no later than 30 days following the agreement date (issued on October 22, 2012);

•
On the trading day (the “Second Payment Date”) which is 30 calendar days following the agreement date, 173,913 shares of common stock, being equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Second Payment Date (issued on November 19, 2012);

•
On the trading day (the “Third Payment Date”) which is 30 calendar days following the agreement date, a number of shares of common stock equal to 1% of $10,000,000 divided by $0.175, provided that, if the number of Commitment Shares to be delivered to Ascendiant on the Third Payment Date causes Ascendiant to receive an aggregate number of Commitment Shares (as of the Third Payment Date) of less than 2% of $10,000,000, then additional Commitment Shares are to be issued to Ascendiant on the Third Payment Date so that it has received an aggregate number of Commitment Shares (as of the Third Payment Date) of at least 2% of $10,000,000. The parties agreed that the number of shares to be issued pursuant to this was 818,930 shares of common stock;

•
On the trading day (the “Fourth Payment Date”) in which the Company has received at least $1,000,000 in aggregate up on drawdowns, a number of shares of common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fourth Payment Date; and

•
on the trading day (the “Fifth Payment Date”) in which the Company has received at least $2,000,000 in aggregate up on drawdowns, a number of shares of common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fifth Payment Date.

In connection with the equity line of credit, the Company also incurred legal fees and other direct expenses of $12,500. At December 31, 2012, the fair value of the commitment shares issued of $182,209 for the First and Second Payment Dates and $171,975 for the value of the commitment shares (not issued at December 31, 2012) for the Third Payment Date plus and the direct expenses of $12,500 have been included in deferred financing costs and will be amortized over the Equity Line of Credit Agreement.

At December 31, 2012, the Company has not drawn down on its equity line of credit as it must file a registration statement to register the shares to be issued under the agreement. Subsequent to the year ended December 31, 2012, the Company issued 818,930 shares of common stock as the third tranche of commitment shares. Refer to Note 15 for subsequent amendments to the equity line of credit agreement.

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Expressed in US dollars)

14.  INCOME TAXES

The Company has adopted the provisions of ASC 740, Income Taxes. Pursuant to ASC 740 the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefit of net operating losses have not been recognized in the financial statements because the Company cannot be assured that it is more likely than not that it will utilize the net operating losses carried forward in future years. The Company has approximately $1,774,776 of net operating losses to carry forward which are available to offset taxable income in future years which expire through fiscal 2032.

The components of the net deferred tax asset at December 31, 2012, and 2011, the statutory tax rate, the effective tax rate, and the amount of the valuation allowance are indicated below:
	December 31, 2012 $	December 31, 2011 $

Net loss before taxes	(3,407,757)	(954,677)
Statutory rate	35%	35%

Computed expected tax (recovery)	(1,192,715)	(334,137)
Stock-based compensation	746,638	37,720
Beneficial conversion feature	59,105
Increase in valuation allowance:	386,972	296,417

Reported income taxes	–	–

	December 31, 2012 $	December 31, 2011 $

Potential deferred tax asset
- Net operating losses	619,955	194,729
- Mineral properties	148,970	128,119
- Less valuation allowance	(709,820)	(322,848)

Total deferred tax assets	59,105	–
Deferred tax liabilities -Beneficial conversion feature	(59,105)
Net deferred tax assets	–	–

TITAN IRON ORE CORP.
 (AN EXPLORATION STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
DECEMBER 31, 2012
(Expressed in US dollars)

15.  SUBSEQUENT EVENTS

On January 9, 2013, the Company  entered into an amendment to the Securities Purchase Agreement with Ascendiant Capital Partners, LLC ("Ascendiant") amending the Securities Purchase Agreement dated October 18, 2012 with Ascendiant to modify the date of the issuance of and the price for the third payment of shares of our common stock (the "Commitment Shares") to be issued to Ascendiant in consideration for agreeing to the terms of the Securities Purchase Agreement dated October 18, 2012.

Pursuant to the this amendment to the Securities Purchase Agreement, the parties amended the price of the third payment of the Commitment Shares to $0.175 from 95% of the daily volume weighted average price of our common stock during the ten trading days prior to the issuance of these Commitment Shares. Accordingly, the Company agreed that the number of the Commitment Shares to be issued as the third payment was 818,930 shares and issued these shares on January 10, 2013.

On February 19, 2013, the Company entered into a First Amended and Restated Securities Purchase Agreement (the "Amended Equity Line of Credit Agreement") with Ascendiant Capital Partners, LLC ("Ascendiant") whereby the parties amended the Securities Purchase Agreement dated October 18, 2012, as amended on January 9, 2013 (the "Original Equity Line of Credit Agreement") with Ascendiant:
The Amended Equity Line of Credit Agreement made, among other things, the following changes to the Original Equity Line of Credit Agreement:

1. The purchase price of the shares of our common stock to be sold to Ascendiant is no longer based on the pricing period following the date of a draw down notice. Instead, it is to be the lesser of (i) 75% of the volume weighted average price on the date of delivery of the draw down notice and (ii) 75% of the closing price of the last transaction on the date of delivery of the draw down notice as long as such price is within the bid and offer at the close (if such transaction is not within the bid and offer at the close, then the next most recent transaction will be selected until one is located that is within the bid and offer at close);

2. The maximum dollar amount as to each draw down is to be equal to (i) 20% of the average daily trading volume during the 7 trading days immediately prior to the date of the draw down notice, eliminating the 2 days with the greatest trading volume and the 2 days with the least trading volume, multiplied by (ii) the volume weighted average price on the trading day immediately prior to the date of the draw down notice; provided, however, no draw down can exceed $25,000. Only one draw down will be allowed on each trading day; and

3. The draw down notices can be given, beginning on the 20th trading day following the effective date of the initial registration statement to be filed pursuant to the First Amended and Restated Registration Rights Agreement dated February 19, 2013 with Ascendiant and every regular, full  (non-holiday) trading day thereafter for a period of 36 months. The threshold price for exercising the draw downs was increased to $0.0375 from $0.01.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Our management’s discussion and analysis provides a narrative about our financial performance and condition that should be read in conjunction with the audited and unaudited consolidated financial statements and related notes thereto included in this prospectus. This discussion contains forward looking statements reflecting our current expectations and estimates and assumptions about events and trends that may affect our future operating results or financial position. Our actual results and the timing of certain events could differ materially from those discussed in these forward-looking statements due to a number of factors, including, but not limited to, those set forth in the sections of this prospectus titled “Risk Factors” beginning at page 5 above and “Forward-Looking Statements” beginning at page 15 above.

Overview

We are a mineral exploration company. Our plan of operation is to carry out exploration work on our Wyoming Iron Complex in order to ascertain whether it possesses commercially exploitable quantities of iron ore and other metals , to evaluate the Sunrise Mine for potential purchase, and to buy the Sunrise Mine if certain conditions are met. We intend to primarily explore for iron ore but if we discover that our mineral properties hold potential for other minerals that our management determines are worth exploring further, then we intend to explore for those other minerals. We will not be able to determine whether or not the property contains a commercially exploitable mineral deposit, or reserve, until appropriate exploratory work is done and an economic evaluation based on that work indicates economic viability.

According to our plan of operation, we estimate our cash needs for the next 12 months to be as follows:

Expense	Amount
Mineral exploration expenses for Wyoming Iron Complex	$8,000,000
Amounts payable under acquisition agreement for Wyoming Iron Complex	210,000
Amounts payable for Sunrise Mine acquisition	12,000,000
Due diligence expenses for Sunrise Mine purchase	400,000
Professional Fees	130,000
General Administrative Expenses	650,000
Investor Relations	120,000
Travel	30,000
Total	$21,540,000

We have no ongoing revenues, have achieved losses since inception, have been issued a going concern opinion by our auditors and rely upon the sale of our securities to fund operations.  Accordingly, we will be dependent on future additional financing in order to fund our anticipated cash needs, and to seek other business opportunities in the mining industry or new business opportunities. There are no assurances that we will be able to complete such future additional financings or seek other business opportunities.

We are considered an exploration stage company as we are involved in the examination and investigation of the mineral property that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on our property, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

Management’s Discussion and Analysis of Financial Condition and Results of Operations - continued

Results of Operations

We were incorporated in the State of Nevada on June 5, 2007. Our plan after our inception on June 5, 2007 was to produce user-friendly software that creates interactive digital yearbook software for schools and allows them to create and burn their own interactive digital yearbooks on CD/DVD.

On June 13, 2011, we entered into a mineral property option acquisition agreement (“Acquisition Agreement”) with J2 Mining Ventures Ltd. pursuant to which J2 Mining agreed to transfer, sell and assign all (100%) of its right, title and interest in and to an iron ore mineral property option agreement (the “Option Agreement”) regarding property located in Albany County, Wyoming.

On June 30, 2011, we closed the Acquisition Agreement and entered into an assignment agreement (the “Assignment Agreement”) with J2 Mining and the owner of the property, Wyomex LLC, transferring J2 Mining’s interest in the Option Agreement to our company.

For the three months ended March 31, 2013 compared to 2012

Our net loss and comprehensive loss for our interim period ended March 31, 2013 and 2012 and the changes between those periods for the respective items are summarized as follows:

	Three Months	Three Months
	Ended	Ended
	March 31	March 31
	2013	2012
Revenues	$--	$
Total Operating Expenses	388,251	1,246,043
Loss From Operations	(388,251)	--
Other Income (Expenses)	--	--
Net Loss	(388,251)	(1,246,043

Total operating expenses decreased 68.8% for the three months ended March 31, 2013 compared to the three months ended March 31, 2012. Our operating expenses for the three months ended March 31, 2013 primarily consists of stock-based compensation and general and administrative expenses.  All expenses decreased primarily due to lower stock based compensation expense on fewer options vesting in the period.

Years Ended December 31, 2012 and 2011

Our cash as at December 31, 2012 was $120,433. As a result of our minimal amount of revenues and ongoing expenditures in pursuit of our business, we incurred net losses since our inception. For the period from inception (June 5, 2007) to December 31, 2012 we had operating revenues of $4,855 and incurred a net loss of $4,437,953. For the year ended December 31, 2012, our net loss was $3,407,757.

Management’s Discussion and Analysis of Financial Condition and Results of Operations - continued

Our operating expenses for our fiscal years ended December 31, 2012 and 2011 and the changes between those periods for the respective items are summarized as follows:

	Year Ended December 31, 2012	Year Ended December 31, 2011
	$	$

REVENUES	-	-

OPERATING EXPENSES
Advertising	2,653	22,732
General and administrative	586,421	345,928
Impairment of mineral acquisition costs	-	50,124
Accretion on promissory note	113,394	-
Financing costs	8,391	-
Interest expense	2,385	-
Investor relations	227,687	22,046
Professional fees	154,767	93,056
Mineral property exploration costs	164,564	329,107
Stock-based compensation	2,133,251	107,772
Travel	14,244	1,543

TOTAL OPERATING EXPENSES	3,407,757	972,308

Total operating expenses increased by 251% for the year ended December 31, 2012 compared to the same period ended December 31, 2011.  The increase in expenses over the prior year was due primarily to higher general and administrative expenses, inverstor relations, and stock based compensation.

Liquidity and Capital Resources

Working Capital

	March 31, 2013	December 31, 2012
	(unaudited)	(audited)
Current Assets	$48,867	$145,433
Current Liabilities	412,190	196,525
Working Capital(Deficiency)	$(363,323)	$(51,092)

As of March 31, 2013, we had $23,867 in cash, as compared to $120,433 as of December 31, 2012. Our cash decreased due to operating activities.

As of March 31, 2013, we had accounts payable of $162,450, as compared to $60,862 as of December 31, 2012. Our accounts payable increased due to higher amounts due to trade vendors.

Management’s Discussion and Analysis of Financial Condition and Results of Operations - continued

As of March 31, 2013, we had accrued expenses to related parties of $49,757, as compared to $6,479 as of December 31, 2012. Our accrued expenses to related parties of promissory note increased due to higher amounts due to officers.

We currently do not have sufficient capital to funds our needs for the next 12 months. Other than our obligations relating to the purchase of the Sunrise Mine, we anticipate that the equity line, described below, once approved and effective, may be sufficient to meet our needs and we plan to rely upon it at least in part. Other possible sources of capital relate to: (1) sales from the stockpile of iron ore tailings at Iron Mountain which are a potential source of product to area cement producers, which we believe can provide revenue upon sale and delivery with minimal operational costs and under our existing State of Wyoming permit; and (2) the pit and titaniferous iron ore resource at Iron Mountain which is of interest to domestic steel mills as direct-ship feedstock, and which we believes could be developed and put in production upon securing of permits, under a basic mine plan, and after minimal capital outlays of approximately $1,000,000. Both of these mining revenue possibilities are dependent first upon access to Iron Mountain which currently does not exist, and for which we have commenced a lawsuit in Albany County, Wyoming against the recalcitrant landowner. The materials from Iron Mountain are not directly marketable without some basic mining and processing operations. We have not performed any feasibility study to determine the economic viability of such operations.

Assuming that access to Iron Mountain can be gained, and that an operations plan and favorable economic cost data can be calculated, Iron Mountain Ores would be produced on a Run of Mine (ROM) basis and shipped as “Lump Ore” or “Direct Ship Ore”. ROM ores generally signifies mined materials, for which processing usually includes only mining (drilling and blasting), crushing and screening to size. Based on preliminary discussions, with our marketing agents and potential customers, Iron Mountain ores would be crushed and screened to 100% > 3 inches, < 1.5 inches to meet general steel industry customer specifications. Currently much of this type of material used by US and Canadian Midwestern blast furnaces, in the Great Lakes region, is imported as ilmenite (FeTiO3) from South Africa, Canada or the Ukraine and has a TiO2 content of 30% to 32% at a landed cost (CIF) at the furnace of $300 per tonne. Fines or undersize material (less than 1.5 inches)will be marketed to the regional cement industry for use in the production of cement where fine, iron-containing material is preferred. The current stockpile at Iron Mountain fits this purpose and Iron Mountain material has been used historically to meet the needs of area cement producers. Pricing and quantity of potential off-take is dependent on the quality and process requirements of each potential cement plant customer. Prices paid by local cement companies for iron ore are in the range of $25-30 per ton FOB minesite.

Our purchase agreement for the Sunrise Mine calls for $12 million to be paid at closing. Assuming that due diligence results are satisfactory and other conditions are met, and we desire to close the purchase of the Sunrise Mine, we will have to obtain funding from third-parties or via the market to fund this acquisition. In addition, the costs of the due diligence exercise could be beyond our current funding capacity. For these reasons, we must secure financings or enter into a joint venture or similar funding arrangement, or the purchase of the Sunrise Mine cannot transpire.

Cash Flows

	Three Months	Three Months
	Ended	Ended
	March 31, 2013	March 31, 2012
Net Cash Provided by (Used in) Operating Activities	$(96,566)	$(183,359))
Net Cash Provided by (Used in) Investing Activities	--	(85,000)
Net Cash Provided by (Used in) Financing Activities	--	1,000,500
Net Increase (Decrease) in Cash	$(96,566)	$732,141

Net Cash Provided by (Used in) Operating Activities

Our cash used in operating activities for the three month period ended March 31, 2013 decreased for the comparative three month period ended March 31, 2012 due to lower operating expenses.

Net Cash Used in Investing Activities

Our cash used in investing activities for the three month period ended March 31, 2013 decreased for the comparative three month period ended March 31, 2012 due to lower property option payments.

Management’s Discussion and Analysis of Financial Condition and Results of Operations - continued

Net Cash Provided by Financing Activities

Our cash provided by financing activities for the three month period ended March 31, 2013 decreased for the comparative three month period ended March 31, 2012 due to smaller private placements.

	Year Ended	Year Ended
	December 31, 2012	December 31, 2011
Net Cash Provided by (Used in) Operating Activities	$(983,734)	$(817,246)
Net Cash Provided by (Used in) Investing Activities	(85,000)	(110,124)
Net Cash Provided by (Used in) Financing Activities	1,071,101	1,045,436
Net Increase in Cash	$2,367	$118,066

Operating Activities

Net cash used in operating activities increased by 25% for our 12-month period ended December 31, 2012 compared to the same period in 2011.  The reason for the increase is increased operating expenses.

Investing Activities

Net cash used in investing activities decreased by 23% for our 12-month period ended December 31, 2012 compared to the same period in 2011. The reason for the decrease is fewer payments on mineral properties.

Financing Activities

Net cash provided by financing activities increased by 2% for our 12-month period ended December 31, 2012 compared to the same period in 2011.  The reason for the increase is the issuance of new convertible notes.

Securities Purchase Agreement with Ascendiant Capital Partners, LLC (Equity Line of Credit)

On October 18, 2012, we entered into a securities purchase agreement with Ascendiant Capital Partners, LLC, pursuant to which we may sell and issue to Ascendiant Capital Partners, LLC, and Ascendiant Capital Partners, LLC is obligated to purchase from us, up to $10,000,000 worth of shares of our common stock from time to time over a 36-month period, provided that certain conditions are met. The financing arrangement entered into by us and Ascendiant Capital Partners, LLC is commonly referred to as an “equity line of credit” or an “equity drawdown facility.” For further information regarding the securities purchase agreement with Ascendiant Capital Partners, LLC, see the section titled “The Offering” in our Registration Statement on Form S-1 dated February 22, 2013.

Securities Purchase Agreements (Debentures)

On October 18, 2012, we entered into securities purchase agreements with two investors, pursuant to which we sold an aggregate of $235,300 face value in principal amount of 5% convertible debentures due October 18, 2013. In addition to the debentures, we issued an aggregate of 705,901 common stock purchase warrants with each warrant entitling the holder to acquire one share of our common stock at a price of $0.25 per share for three years. The investors paid us the aggregate subscription amount of $200,000 for the debentures and the warrants, which subscription amount was at a 15% discount from the principal amount of the debentures. For further information regarding the debentures, see the section titled “The Offering” in our Registration Statement on Form S-1 dated February 22, 2013.

Management’s Discussion and Analysis of Financial Condition and Results of Operations - continued

Securities Purchase Agreements and Convertible Notes with Asher Enterprises, Inc.

As of April 1, 2013, the Company entered into a securities purchase agreement (the “Asher SPA”) with Asher Enterprises Inc. (“Asher”), pursuant to which the Company sold to Asher a $53,000 face value 8% Convertible Note (the “Asher Note”) with a term to January 1, 2014 (the “Asher Maturity Date”). Interest accrues daily on the outstanding principal amount of the Asher Note at a rate per annual equal to 8% on the basis of a 365-day year. The principal amount of the note and interest is payable on the Asher Maturity Date. The note is convertible into common stock beginning six months after the issue date (April 1, 2013) (the “Issue date”), at the holder’s option, at a 40% discount to the average of the five lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 60 days thereafter, (ii) 135% if prepaid 61 days following the closing through 90 days following the Issue Date, (iii) 140% if prepaid 91 days following the closing through 120 days following the Issue Date, (iv) 150% if prepaid 121 days following the Issue Date through 180 days following the Issue Date, and (v) 175% if prepaid 181 days following the Issue Date through the Asher Maturity Date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the note becomes immediately due and payable. Should that occur the Company is liable to pay the holder 150% of the then outstanding principal and interest. Asher does not have the right to convert the Note, to the extent that Asher and its affiliates would beneficially own in excess of 4.99% of our outstanding common stock. Asher has a right of first refusal to participate in future financings below $45,000 for a period of 12 months. The Company paid Asher $3,000 for its legal fees and expenses, and will pay a 3rd party broker a 10% commission on the net amount received from Asher.

Securities Purchase Agreements and Convertible Notes GCA Strategic Investment Fund Limited

As of April 2, 2013, the Company entered into a securities purchase agreement (the “Global SPA”) with GCA Strategic Investment Fund Limited (“Global”), pursuant to which the Company sold to Global a $235,000 face value, non-interest bearing Convertible Bridge Note (the “Global Note”) with a term to September 20, 2013 (the “Global Maturity Date”). The principal amount of the note is payable on the Global Maturity Date. The note is convertible into common stock at any time after the issuance date, at the holder’s option, at a conversion price equal to the lesser of (i) 100% of the volume weighted average sales prices (“VWAP”), as reported by Bloomberg LP for the five (5) trading days immediately preceding the closing, and (ii) 70% of the average daily VWAPs for the common stock on the trading market during the ten (10) consecutive trading days immediately preceding the applicable conversion date. Global may not convert more than 33 1/3% of the initial principal sum into shares of common stock at a price below $0.08 during any calendar month. In the event the Company elects to prepay the Global Note in full or in part, the Company is required to pay principal, interest and any other amounts owing multiplied by 130%. The Global Note also contains a mandatory partial prepayment requirement should the Company obtain certain future net financings in excess of $300,000, and under other conditions. In connection with the Global SPA, the Company agreed to prepare and file on or before the 30th day following the date of the SPA (the “Filing Date”) a registration statement on form S-1 or otherwise covering the resale of the shares convertible under the Global Note (the “Conversion Shares”). Subject to the limitations imposed by the SEC in accordance with Rule 415, Global shall have the right to sell the Conversion Shares under the registration statement. The Global Note contains certain penalties and liquidated damages provisions if the registration statement is filed by the Filing Date or not declared effective by the SEC within 90 days of the Filing Date. Global does not have the right to convert the Note, to the extent that Global and its affiliates would beneficially own in excess of 9.99% of our outstanding common stock. The Company paid Global $15,000 for its legal fees and expenses, and will pay a 3rd party broker a 10% commission on the net amount received from Global, plus restricted common stock at 4% of the net amount received calculated at $0.15 per share (53,333 shares).

In connection with the Global SPA, the Company agreed with Ascendiant Capital Partners, LLC (“Ascendiant”) to amend the First Amended and Restated Securities Purchase Agreement between Ascendiant and the Company (“Ascendiant SPA”), to include the Conversion Shares underlying the Global Note in the registration statement currently being pursued by the Company. The parties have agreed to increase the number of Initial Commitment Fee Shares set forth in Section 4.16 of the Ascendiant SPA to Two Million (2,000,000) shares of the Company’s common stock.  The parties acknowledged the prior issuance of 1,142,858 shares, and the Company agreed to issue an additional 857,142 shares to Ascendiant.

The Company issued the Notes described herein and intend to issue shares of common stock described herein in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

Contemporaneous with these financings, the Company called 51% of the previous 5% Debentures issued to two separate parties on October 18, 2012, by fully retiring one Debenture, and partially calling the other, proposing to remit on 10 business days’ notice the total amount of $122,980, representing principal and interest on these Debentures to April 17, 2013.

Off-Balance Sheet Arrangements

We do not have any off-balance sheet arrangements.

Management’s Discussion and Analysis of Financial Condition and Results of Operations - continued

Going Concern

At March 31, 2013 , we had an accumulated deficit of $4,826,204 and incurred a net loss of $388,251 for the period ended March 31, 2013 .  We expect to incur further losses in the development of our business, all of which casts substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent upon our ability to generate future profitable operations and/or to obtain the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they come due. Our independent auditors included an explanatory paragraph regarding substantial doubt about our ability to continue as a going concern in their report on our annual financial statements for the year ended December 31, 2012.

We have generated minimal revenues and have incurred losses since inception. Accordingly, we will be dependent on future additional financing in order to seek other business opportunities in the mining industry or new business opportunities. We are considered an exploration stage company as we are involved in the examination and investigation of the mineral property that we believe may contain valuable minerals, for the purpose of discovering the presence of ore, if any, and its extent. Since we are an exploration stage company, there is no assurance that a commercially viable mineral deposit exists on our property, and a great deal of further exploration will be required before a final evaluation as to the economic and legal feasibility for our exploration is determined. We have no known reserves of any type of mineral. To date, we have not discovered an economically viable mineral deposit on the mineral property, and there is no assurance that we will discover one.

Internal Controls

Our management, with the participation of our principal executive officer and our principal financial officer, evaluated the effectiveness of our internal control over financial reporting as of September 30, 2012.  Our management’s evaluation of our internal control over financial reporting was based on the framework in Internal Control—Integrated Framework, issued by the Committee of Sponsoring Organizations of the Treadway Commission. Based on this evaluation, our management concluded that our internal control over financial reporting was not effective as of December 31, 2012 due to the following material weaknesses which are indicative of many small companies with small staff: (i) inadequate segregation of duties and ineffective risk assessment; and (ii) insufficient written policies and procedures for accounting and financial reporting with respect to the requirements and application of both US GAAP and SEC guidelines. To remediate such weaknesses, we believe we would need to implement the following changes: (i) appoint additional qualified personnel to address inadequate segregation of duties and ineffective risk management; and (ii) adopt sufficient written policies and procedures for accounting and financial reporting. The remediation efforts set out in (i) and (ii) are largely dependent upon our securing additional financing to cover the costs of implementing the changes required. If we are unsuccessful in securing such funds, remediation efforts may be adversely affected in a material manner. Until we have the required funds, we do not anticipate implementing these remediation steps.

Application of Critical Accounting Policies

Basis of Presentation

Our financial statements and related notes are presented in accordance with accounting principles generally accepted in the United States, and are expressed in US dollars. Our fiscal year-end is December 31, 2012.

Use of Estimates

The preparation of these statements in accordance with United States generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses in the reporting period. We regularly evaluates estimates and assumptions related to useful life and recoverability of long-lived assets, deferred income tax asset valuations, asset retirement obligations, financial instrument valuations, and loss contingencies. We base our estimates and assumptions on current facts, historical experience and various other factors that we believe to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources. The actual results experienced by us may differ materially and adversely from our estimates. To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Management’s Discussion and Analysis of Financial Condition and Results of Operations - continued

Revenue Recognition

We recognize revenue when products are fully delivered or services have been provided and collection is reasonably assured.

Advertising Costs

Our policy regarding advertising is to expense advertising when incurred.

Cash and Cash Equivalents

We consider all highly liquid instruments purchased with a maturity of six months or less to be cash equivalents to the extent the funds are not being held for investment purposes.

Impairment of Long-Lived Assets

We continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows.

If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell.

Stock-based compensation

We record stock-based compensation in accordance with ASC 718, Compensation – Stock Based Compensation, which requires the measurement and recognition of compensation expense based on estimated fair values for all share-based awards made to employees and directors, including stock options.

ASC 718 requires companies to estimate the fair value of share-based awards on the date of grant using an option-pricing model. We use the Black-Scholes option pricing model as its method in determining fair value. This model is affected by our stock price as well as assumptions regarding a number of subjective variables. These subjective variables include, but are not limited to our expected stock price volatility over the terms of the awards, and actual and projected employee stock option exercise behaviors. The value of the portion of the award that is ultimately expected to vest is recognized as an expense in the statement of operations over the requisite service period.

Mineral Property Costs

We are in the exploration stage and have not yet realized any revenues from operations.  We are primarily engaged in the acquisition and exploration of mineral properties. Mineral property exploration costs are expensed as incurred. Mineral property acquisition costs are initially capitalized.  We assess the carrying costs for impairment, whenever events or changes in circumstances indicate that the carrying cost may not be recoverable under ASC 360, Property, Plant, and Equipment at each reporting date. When it has been determined that a mineral property can be economically developed as a result of establishing proven and probable reserves, the costs then incurred to develop such property, will be capitalized. Such costs will be amortized using the units-of-production method over the estimated recoverable reserves. If mineral properties are subsequently abandoned or impaired, any capitalized costs will be charged to operations.

Management’s Discussion and Analysis of Financial Condition and Results of Operations - continued

Asset Retirement Obligations

We record asset retirement obligations in accordance with ASC 410-20, Asset Retirement Obligations, which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated retirement costs. The standard applies to legal obligations associated with the retirement of long-lived assets that result from the acquisition, construction, development and normal use of the asset. ASC 410-20 requires that the fair value of a liability for an asset retirement obligation be recognized in the period in which it is incurred if a reasonable estimate of fair value can be made. The fair value of the liability is added to the carrying amount of the associated asset and this additional carrying amount is depreciated over the life of the asset. The liability is accreted at the end of each period through charges to operating expense. If the obligation is settled for other than the carrying amount of the liability, we will recognize a gain or loss on settlement. As at December 31, 2012, we have not incurred any asset retirement obligation related to the exploration and development of its resource properties.

Comprehensive Loss

ASC 220, Comprehensive Income establishes standards for the reporting and display of comprehensive loss and its components in the consolidated financial statements. As at December 31, 2012 and December 31, 2011, we have no items that represent other comprehensive loss and, therefore, have not included a schedule of other comprehensive loss in the financial statements.

Financial Instruments

FASB ASC 820, Fair Value Measurements and Disclosures, defines fair value, establishes a framework for measuring fair value under generally accepted accounting principles and enhances disclosures about fair value measurements. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Valuation techniques used to measure fair value, as required by ASC 820, must maximize the use of observable inputs and minimize the use of unobservable inputs.

Our assessment of the significance of a particular input to the fair value measurements requires judgment, and may affect the valuation of the assets and liabilities being measured and their placement within the fair value hierarchy. The carrying values of cash, accounts payable, and due to related parties approximate fair values because of the short-term maturity of these instruments. Unless otherwise noted, it is management’s opinion that we are not exposed to significant interest, currency or credit risks arising from these financial instruments.

Basic and Diluted Net Loss Per Share

We compute net loss per share in accordance with ASC 260, Earnings per Share.  ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the statement of operations. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive. Shares underlying these securities totaled approximately 5,000,000 as of December 31, 2012.

Income Taxes

We account for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes. The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse. We record a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Management’s Discussion and Analysis of Financial Condition and Results of Operations - continued

Recent Accounting Pronouncements

We have implemented all other new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

Directors and Executive Officers

Directors and Executive Officers

Our directors hold office until the next annual meeting or until their successors have been elected and qualified, or until they resign or are removed. Our board of directors appoints our officers, and our officers hold office for such term as may be prescribed by our board of directors and until their successors are chosen and qualify, or until their death or resignation, or until their removal.

Our directors and executive officers, their ages, positions held, and duration of such are as follows:

Name	Position Held with Our Company	Age	Date First Elected or Appointed
Andrew Brodkey	President, CEO and Director	56	June 30, 2011
Frank Garcia	CFO	55	June 30, 2011
Dr. David Hackman	V.P. Exploration	70	June 30, 2011
Dr. Ronald Richman	Director	72	July 22, 2011

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director and executive officer of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Andrew Brodkey, President Chief Executive Officer and Director

Andrew Brodkey is a mining engineer and a lawyer. He graduated with distinction with a B.S. in Mining Engineering from the University of Arizona in 1979. Mr. Brodkey earned a law degree, cum laude, from Creighton University in 1982. He worked at the Denver, Colorado law firm of Gorsuch, Kirgis, Campbell, Walker and Grover as an associate specializing in natural resources and environmental law from 1982 until 1987. Subsequently, Mr. Brodkey joined Magma Copper Company, a NYSE-traded mining company in 1987, where he held various positions, eventually succeeding to the role of Vice President and General Counsel in 1992. Following Magma’s acquisition by BHP in 1996, he remained in a senior legal position with BHP Copper Inc., and in 2000 moved to the position of Vice President, Business Development for BHP Copper. Following his departure from BHP in 2002, Mr. Brodkey held the position of Managing Director of the International Mining & Metals Group of CB Richard Ellis, Inc (“CBRE”), where he was responsible for creating and building the mining property practice of CBRE. From August 2007 to September 2011, Mr. Brodkey was formerly CEO and a Director of both Pacific Copper Corp.  and Zoro Mining Corp (Mr. Brodkey remained a director of Zoro Mining Corp. until November 2012). Since December 2009, he has been President, CEO and a Director of First Potash Corp., formerly Pan American Lithium Corp. His is also the manager of Kriyah Consultants LLC, which has a contractual relationship with our company. Mr. Brodkey devotes approximately 50% of his time to our company.

We believe Mr. Brodkey is qualified to serve as an officer and director because he brings significant mineral industry background as well as business and public company experience to our company.

Directors and Executive Officers - continued

Frank Garcia, CFO

Frank Garcia from 2007 to the present has worked as Accounting Manager for Kriyah Consultants LLC providing accounting services for mining exploration companies. From 1997 to 2006, Mr. Garcia was employed in senior management positions by Misys PLC, a global software and solutions company serving customers in international banking and securities, international healthcare, and UK retail financial services. Prior to 1997 Mr. Garcia held executive positions with CEMEX, a world leader in the construction materials industry. Mr. Garcia is currently the CFO of two publicly-traded mining companies-- Zoro Mining Corp. (OTCBB: ZORM) and Pan American Lithium Corp. (OTCBB: PALTF; TSX-V: PL). Mr. Garcia received his Bachelor of Science –Business Administration—Major in Accounting from the University of Arizona in 1981. Mr. Garcia devotes approximately 33% of his time to our company.

We believe Mr. Garcia is qualified to serve as an officer because he brings significant mineral industry background as well as business and public company experience to our company.

Dr. David Hackman, V.P. Exploration

Dr. Hackman is a geologist and a registered professional engineer with over 35 years international experience specializing in the evaluation of leachable and other metal deposits. He has worked as a geologist for Mobil Oil Company and ALCOA. From 1990 to 1995, he was the president, of Liximin, Inc., a mineral exploration and mine development company based in Tucson, Arizona. From 1996 to 2000, he was an officer and director of Silver Eagle Resources Ltd. Since August 2007, Dr. Hackman has been the V.P of Exploration and a Director of Zoro Mining Corp. and CEO and a Director of Pacific Copper Corp. Dr. Hackman has also been the V.P. of Exploration for First Potash Corp, formerly Pan American Lithium Corp. Mr. Hackman devotes approximately 33% of his time to our company.

We believe Dr. Hackman is qualified to serve as an officer because he brings significant mineral industry background as well as business and public company experience to our company.

Dr. Ronald Richman, Independent Director

Dr. Ronald J. Richman from 2008 to the present was a co-director at Arid Lands Bioenergy Institute at the University of Arizona responsible for developing industrial liaison program, and reviewing programs for potential commercialization responsible for developing industrial liaison program, and reviewing programs for potential commercialization. Dr.  Richman was appointed as a Director and to the Audit Committee of Pan American Lithium Corp. in 2010. From 2003 to the present, Dr. Richman was Director and Chief Executive Officer of Innovative Technology Development Center in Tucson, AZ a not-for-profit organization promoting sustainable economic development across Southern Arizona with focus on renewable resources. Prior to this, Dr. Richman held senior executive positions with IBM where he worked for 35 years. Dr. Richman received a Bachelor of Science Degree in Chemistry from New York University, a Master of Science in Chemistry at the University of Colorado, a Doctor of Philosophy in Chemistry from the University of Colorado, the Wharton Executive Program, Wharton School, Senior Management Development at Sands Point IBM. Mr. Richman devotes approximately 25% of his time to our company.

We believe Dr. Richman is qualified to serve as a director because he brings significant business and public company experience to our company.

Conflict of Interest

We have determined that there are no meaningful possibilities of conflicts of interest for our directors and officers since none of our directors or officers are involved in other companies engaged in the iron ore business. To the extent that iron ore opportunities arise, they are and will be offered to our company.

Term of Office

Directors of our company hold office until the annual meeting of the stockholders next succeeding his or her election, or until his or her prior death, resignation or removal. Executive officers of our company hold office until the annual meeting of our board of directors next succeeding his or her election, and until his or her succession has been duly elected and qualified, subject to earlier termination by his or her death, resignation or removal.

Directors and Executive Officers - continued

Committees of the Board

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Currently, we do not have an audit committee, compensation committee or nominating and corporate governance committee and do not have an audit committee financial expert. Our board of directors currently intends to appoint various committees in the future.

Nominating and Corporate Governance Committee

We do not have a nominating and corporate governance committee. Our board of directors performed the functions associated with a nominating committee. Generally, nominees for directors are identified and suggested by the members of our board of directors or management using their business networks. Our board of directors has not retained any executive search firms or other third parties to identify or evaluate director candidates in the past and does not intend to in the near future. We have elected not to have a nominating committee because we are an exploration stage company with limited operations and resources.

Our board of directors does not have a written policy or charter regarding how director candidates are evaluated or nominated for our board of directors. Additionally, our board of directors has not created particular qualifications or minimum standards that candidates for our board of directors must meet. Instead, our board of directors considers how a candidate could contribute to our business and meet our needs and those of our board of directors. As we are an exploration stage company, our board of directors will not consider candidates for director recommended by our stockholders, and we have received no such candidate recommendations from our stockholders.

Compensation Committee

We currently do not have a compensation committee. However, our board of directors may establish a compensation committee once we are no longer in the exploration stage, which would consist of inside directors and independent members. Until a formal committee is established, our board of directors will continue to review all forms of compensation provided to our executive officers, directors, consultants and employees including stock compensation.

Audit Committee

We currently do not have an audit committee. However, our board of directors may establish an audit committee once we are no longer in the exploration stage, which would consist of inside directors and independent members. Until a formal committee is established, our board of directors will continue to perform the functions of an audit committee.

Audit Committee Financial Expert

Our board of directors has determined that it does not have a member that qualifies as an “audit committee financial expert” as defined in Item 407(d)(5)(ii) of Regulation S-K issued by the United States Securities and Exchange Commission.
We believe that our entire board of directors is capable of analyzing and evaluating financial statements that present a breadth and level of complexity of accounting issues that are generally comparable to the breadth and complexity of the issues reasonably expected to be raised by our company. We believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated revenues to date.

Family Relationships

There are no family relationships between any director or executive officer.

Directors and Executive Officers - continued

Involvement in Certain Legal Proceedings

During the past ten years, our directors and executive officers have not been involved in any of the following events:

•	a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

•
being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business;

•
being found by a court of competent jurisdiction, in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated;

•
being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•
being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

We have not yet adopted a Code of Ethics. We believe that due to our size of our management, we do not currently require a code of ethics.

Executive Compensation
Summary Compensation

The particulars of compensation paid to the following persons:

(a)	all individuals serving as our principal executive officer during the year ended December 31, 2012;

(b)
each of our two most highly compensated executive officers other than our principal executive officer who were serving as executive officers at December 31, 2012 who had total compensation exceeding $100,000; and

(c)	up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at December 31, 2012,

Executive Compensation - continued

who we will collectively refer to as the named executive officers, for the years ended December 31, 2012 and 2011, are set out in the following summary compensation table:

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($) 1	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All other Compen-sation ($)	Total ($)
Andrew Brodkey President, Secretary, Treasurer & Director 2	2012 2011	185,686 99,645	Nil Nil	Nil Nil	844,895 26,869	Nil Nil	Nil Nil	Nil Nil	1,030,581 126,514
Frank Garcia Chief Financial Officer 2	2012 2011	50,446 30,624	Nil Nil	Nil Nil	279,316 10,747	Nil Nil	Nil Nil	Nil Nil	329,762 41,371
Dr. David Hackman VP of Explorations2	2012 2011	72,000 36,000	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	72,000 36,000
Ed Mulhern Former President, Secretary, Treasurer & Director 3	2012 2011	N/A 30,000	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A 30,000
Arunkumar Rajapandy Former President, Secretary, Treasurer & Director4	2012 2011	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil	N/A Nil

1	The amounts reported for option awards and any other equity-based awards represent the grant date fair value, computed in accordance with ASC Topic 718.

2	Messrs. Brodkey, Garcia and Hackman were appointed as officers on June 30, 2011.

3	Mr. Mulhern was appointed as President, Secretary and Treasurer on April 6, 2011 and resigned as an officer on June 30, 2011 and as a director on July 22, 2011.

4	On March 14, 2011, Arunkumar Rajapandy resigned as our president, chief executive officer and director.

Compensation for Executive Officers and Directors

Compensation arrangements for our named executive officers and directors are described below.

Employment Agreement – Andrew A. Brodkey

Effective June 30, 2011, we entered into an employment agreement with Andrew A. Brodkey to serve as President and Chief Executive Officer of our company for a term of two years with automatic renewals for similar two year periods pursuant to the terms of the agreement.  Mr. Brodkey’s duties shall include the duties and responsibilities for our company’s corporate and administration offices and positions as set forth in our company’s and such other duties and responsibilities as the board of directors may from time to time reasonably assign to Mr. Brodkey. Under the agreement, Mr. Brodkey receives monthly remuneration at a gross rate of $15,000 with such increases as our board of directors may approve. Mr. Brodkey is also entitled to receive 2.4 million options to purchase shares of our common stock pursuant to our Stock Option Plan which has been approved by our directors. 1.8 million of these options have been granted as at December 31, 2012, and the remaining 0.6 million options will be granted after December 31, 2012. To the extent that benefit plans are implemented and made available to officers or employees of our company, Mr. Brodkey shall participate in employee incentive, bonus, pension, profit sharing, deferred compensation, stock appreciation or stock purchase, health, welfare and disability plans, or other benefit plans or other programs of our company, if any, to the extent that his position, tenure, salary, age, health and other qualifications make him eligible to participate.  Our company may terminate Mr. Brodkey’s employment prior to the end of his employment period by giving the Mr. Brodkey 60 days’ advance notice in writing.  If we terminate Mr. Brodkey’s employment prior to the end of his employment period for any reason other than cause or disability or if Mr. Brodkey terminates his employment for good reason, Mr. Brodkey shall be entitled to one (1) month’s severance pay for each one month of service up to a maximum of two (2) year’s wages, and we shall maintain all employee benefit plans and programs for the number of years remaining in the term of his employment in which he was entitled to immediately prior to the date of termination. If Mr. Brodkey, however, terminates his employment prior to the end of the employment period other than for good reason, Mr. Brodkey shall not be entitled to any severance and our company shall have no further liability to Mr. Brodkey. The employment agreement also contains a 12-month non-competition clause related to the iron ore exploration mining business and is construed and interpreted in accordance with the laws of the State of Arizona. He is also permitted under the terms of the employment agreement to pursue other business interests not in conflict with our company, including serving as CEO and a Director of other public companies

Executive Compensation - continued

Consulting and Payroll Agreements – Kriyah Consultants LLC

Effective June 30, 2011, we entered into consulting agreements with Kriyah Consultants LLC, a company managed by Andrew Brodkey, whereby Kriyah will be paid a consulting fee of $2,500 per month to:

(a)	provide office space, office equipment, utilities, phones and furniture;

(b)	employ secretarial, bookkeeping, accounting, recordkeeping, legal compliance and related personnel;

(c)	advise our company regarding financial planning, corporate development, and corporate governance;

(d)	provide instructions and directions to our company’s legal counsel, accountants and auditors; and

(e)	ensure that all accounting records are maintained to meet generally accept accounting principals and quarterly and annual reports are prepared and filed to meet regulatory requirements.

The Kriyah agreement also provides that our company will reimburse Kriyah for its proportionate share of all expenses incurred with respect to the operation of the administration of our company, including but not limited to, our company’s allocable share of Kriyah’s office rent, office equipment, employee and contractor wages and benefits, phones and other office operational costs (such allocable share to be determined according to the number of like clients being serviced by Kriyah at its Tucson location). Also under this agreement, Kriyah will provide the services of Frank Garcia as CFO and Jodi Henderson as Corporate Secretary.

In addition to the consulting agreement, our company entered into a payroll services agreement with Kriyah, whereby Kriyah agrees to administer the payroll health insurance benefits to be provided by our company to Mr. Brodkey as contemplated in the employment agreement with Mr. Brodkey. Such payroll services include administering payroll deductions, unemployment compensation, social security taxes and workers compensation and any other withholdings or payroll related payments required under applicable law.

Consulting Agreement – David Hackman

Effective June 30, 2011, we entered into a consulting agreement with Sage Associates, Inc. whereby Sage through its owner, Dr. David Hackman, will serve as our company’s Vice President, Exploration, and will provide and perform for the benefit of our company certain geological advisory services as may be requested by our company. Under the agreement, Sage receives monthly compensation at a gross rate of $6,000.  In addition to any fees that may be payable to Sage under the agreement, we agreed to promptly reimburse Sage within thirty (30) days of receipt of detailed invoice, for all reasonable travel and other out-of-pocket expenses incurred in performing the services under the agreement, which are approved by our company. The term of the agreement is expected to continue through the end of the 2011 calendar year and shall automatically renew from year to year unless terminated.  If our company exercises its right to terminate the agreement, we shall only be obligated to pay Sage for the fees actually earned by Sage in performing the services up to the time that such right of termination is exercised and effective.

Outstanding Equity Awards at Fiscal Year-End of Named Executive Officers

The following table sets forth for each named executive officer certain information concerning the outstanding equity awards as of December 31, 2012:

	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Andrew Brodkey	750,000	250,000	Nil	$0.84	12/21/2021	Nil	Nil	Nil	Nil
Andrew Brodkey	200,000	600,000	Nil	$0.20	06/22/2022	Nil	Nil	Nil	Nil
Frank Garcia	300,000	100,000	Nil	$0.84	12/21/2021	Nil	Nil	Nil	Nil
Dr. David Hackman	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Ed Mulhern	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil
Arunkumar Rajapandy	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil	Nil

Executive Compensation - continued

Director Compensation

The following table sets forth for each director certain information concerning his compensation for the year ended December 31, 2012.

Name	Fees Earned or Paid in Cash ($)	Stock Awards1 ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Ronald Richman	24,000	Nil	560,369	Nil	Nil	Nil	584,369

Outstanding Equity Awards at Fiscal Year-End of Directors
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Ronald Richman	562,500	187,500	Nil	$0.84	12/21/2021	Nil	Nil	Nil	Nil
Ronald Richman	50,000	150,000	Nil	$0.20	06/22/2022	Nil	Nil	Nil	Nil

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of May 20 , 2013, certain information with respect to the beneficial ownership of our common stock by each stockholder known by us to be the beneficial owner of more than 5% of our common stock and by each of our directors and executive officers and by our directors and executive officers as a group. We have determined the number and percentage of shares beneficially owned by such person in accordance with Rule 13d-3 under the Securities Exchange Act of 1934. This information does not necessarily indicate beneficial ownership for any other purpose.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percent of Class(2)
common stock	Andrew Brodkey Tucson, AZ	6,950,000	Direct 3	12.6%
common stock	Frank Garcia Tucson, AZ	1,300,000	Direct 4	2.4%
common stock	Dr. David Hackman Tucson, AZ	800,000	Direct	1.5%
common stock	Dr. Ronald Richman Tucson, AZ	1,412,500	Direct 5	2.6%
Common Stock	Directors and Executive Officers as a group (4 persons)	10,462,500		18.7%

Security Ownership of Certain Beneficial Owners and Management - continued

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options, warrants and convertible securities currently exercisable or convertible, or exercisable or convertible within 60 days, would be counted as outstanding for computing the percentage of the person holding such options, warrants or convertible securities but not counted as outstanding for computing the percentage of any other person.

(2)	Based on 54,230,515 shares of common stock issued and outstanding as of May 20 , 2013.

(3)	750,000 of which are stock options exercisable at $0.84 until December 21, 2021 and 200,000 of which are stock options exercisable at $0.20 until June 22, 2022.

(4)	300,000 of which are stock options exercisable at $0.84 until December 21, 2021.

(5)	562,500 of which are stock options exercisable at $0.84 until December 21, 2021 and 50,000 of which are stock options exercisable at $0.20 until June 22, 2022.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

Transactions with Related Persons, Promoters and Certain Control Persons and Corporate Governance

Other than as disclosed below, there has been no transaction, or currently proposed transaction, in which our company was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any of the following persons had or will have a direct or indirect material interest:

(i)	Any director or executive officer of our company;

(ii)	Any beneficial owner of shares carrying more than 5% of the voting rights attached to our outstanding shares of common stock;

(iii)
Any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of Titan Iron Ore Corp. when it was a shell company; and

(iv)	Any immediate family member (including spouse, parents, children, siblings and in-laws) of any of the foregoing persons.

During the year ended December 31, 2011 the Company advanced $25,000 to a management firm managed by the Company’s CEO and this amount was outstanding as at December 31, 2012. This advance for expenses to be incurred on the Company’s behalf was recorded as prepaid expenses.

During the year ended December 31, 2012 the Company incurred $30,000 in management fees and $7,355 in rent expense to the  management firm managed by the Company’s CEO (2011: $22,355) with such costs being recorded as general and administrative costs.

During the year ended December 31, 2012 the Company incurred $366,161 in management fees to officers and directors of the Company (2011: $194,797) with such costs being recorded as general and administrative costs. As at December 31, 2012, the Company owed $479 to an officer for unreimbursed expenses.

The above transactions were recorded at their exchange amounts, being the amounts agreed by the related parties.

Corporate Governance

Our common stock is quoted on the OTC Bulletin Board operated by the Financial Industry Regulatory Authority and on the over-the-counter market operated by Pink OTC Markets Inc., which do not impose any director independence requirements. Under NASDAQ rule 5605(a)(2), a director is not independent if he or she is also an executive officer or employee of the corporation. Under that definition of independent director, we only have one independent director, Ronald Richman

Where You Can Find More Information

We are not required to deliver an annual report to our stockholders unless our directors are elected at a meeting of our stockholders or by written consents of our stockholders. We do not anticipate sending any reports to our stockholders.  If our directors are not elected in such manner, we are not required to deliver an annual report to our stockholders and will not voluntarily send an annual report. Our periodic reports are available free of charge on our website at http://www.titan-iron.com/.

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. Such filings are available to the public over the internet at the Securities and Exchange Commission’s website at http://www.sec.gov.

We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act of 1933 with respect to the securities offered under this prospectus. This prospectus, which forms a part of that registration statement, does not contain all information included in the registration statement. Certain information is omitted and you should refer to the registration statement and its exhibits.

You may review a copy of the registration statement at the Securities and Exchange Commission’s public reference room at 100 F Street, N.E. Washington, D.C. 20549 on official business days during the hours of 10 a.m. to 3 p.m. You may obtain information on the operation of the public reference room by calling the Securities and Exchange Commission at 1-800-SEC-0330. You may also read and copy any materials we file with the Securities and Exchange Commission at the Securities and Exchange Commission’s public reference room. Our filings and the registration statement can also be reviewed by accessing the Securities and Exchange Commission’s website at http://www.sec.gov.

12,906,300 Shares

Titan Iron Ore Corp.

Common Stock

End of Prospectus

_____________, 2013

No finder, dealer, sales person or other person has been authorized to give any information or to make any representation in connection with this offering other than those contained in this prospectus and, if given or made, such information or representation must not be relied upon as having been authorized by our company. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any of the securities offered hereby by anyone in any jurisdiction in which such offer or solicitation is not authorized or in which the person making such offer or solicitation is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or any sale of these securities. Our business, financial condition, results of operation and prospects may have changed after the date of this prospectus.

Information Not Required in Prospectus

Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the issuance and distribution of the securities being registered hereunder. The selling stockholders will bear no expenses associated with this offering except for any broker discounts and commissions or equivalent applicable to the sale of their shares. All of the amounts shown are estimates, except for the Securities and Exchange Commission registration fees.

Securities and Exchange Commission registration fees	$335

Accounting fees and expenses	$15,000

Legal fees and expenses	$40,000

Transfer agent and registrar fees	$1,000

Miscellaneous expenses	$4,000

Total	$60,335

Indemnification of Directors and Officers

Nevada Revised Statutes provide that:

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful;

•
a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he or she acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper; and

•
to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding, or in defense of any claim, issue or matter therein, the corporation must indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense.

Indemnification of Directors and Officers - continued

Nevada Revised Statutes provide that we may make any discretionary indemnification only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances. The determination must be made:

•	by our stockholders;

•	by our board of directors by majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding;

•	if a majority vote of a quorum consisting of directors who were not parties to the action, suit or proceeding so orders, by independent legal counsel in a written opinion;

•	if a quorum consisting of directors who were not parties to the action, suit or proceeding cannot be obtained, by independent legal counsel in a written opinion; or

•	by court order.

Our bylaws provide that we have the power to indemnify each of our directors, officers, employees, or agents of our company against expenses and have the power to advance to each such agent expenses incurred in defending any such proceeding to the maximum extent permitted by that law. The term “proceeding” means any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, any appeal in such an action, suit, or proceedings and any inquiry or investigation that could lead to such an action, suit or proceeding.

Recent Sales of Unregistered Securities

On June 20, 2011 we entered into subscription agreements with two investors and issued 2,100,000 units of our securities at a purchase price of US $0.50 per unit for gross proceeds of US $1,050,000.  Each unit consists of one share of our common stock and one-half of one share purchase warrant.  Each whole share purchase warrant entitles the holder to purchase one share of our common stock at a purchase price of US $0.75 per share for a period of three years.

We issued the units to three non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

Effective November 1, 2011, but subject to our adoption of a stock option plan, we granted 500,000 options to Wolfe Axelrod Weinberger Associates LLC in connection with their appointment as our investor relations agency. The options are exercisable into common stock of our company, will expire in 3 years and have an exercise price per share of $0.40 for 125,000 options, $0.50 for 125,000 options, $0.60 for 125,000 options and $0.70 for the final 125,000 options.

On December 12, 2011 we granted stock options to acquire an aggregate of up to 4,100,000 options to purchase our common stock to our directors, officers and certain employees and consultants.  The options are exercisable at $0.84 per option share for a period of 10 years from the date of grant.  The options shall vest in 25% increments on a quarterly basis over the next 18 months. We issued options to one non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended. We issued options to seven U.S. persons, who were accredited investors (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these units to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

Recent Sales of Unregistered Securities - continued

On January 11, 2012, we accepted two subscription agreements and issued an aggregate of 1,334,000 units of our company to two investors at a price of $0.75 per unit for gross proceeds of $1,000,500.  Each unit is comprised of one share of our common stock and one half of one share purchase warrant.  One whole share purchase warrant is exercisable into one share of our common stock at an exercise price of $1.00 per share until January 11, 2015. We issued the securities to two non-U.S. persons (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction in which we relied on the registration exemption provided for in Regulation S and/or Section 4(2) of the Securities Act of 1933, as amended.

On June 21, 2012 we granted stock options to acquire an aggregate of up to 1,000,000 options to purchase our common stock 800,000 options to Andrew Brodkey, President and CEO, and 200,000 options to Ronald Richman a Director of our company.  The options are exercisable at $0.20 per option share for a period of 10 years from the date of grant.  The options shall vest in 25% increments on a quarterly basis over the next 18 months. Mr. Brodkey and Mr. Richman are U.S. persons, who was an accredited investor (as that term is defined in Rule 501 of Regulation D, promulgated by the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and in issuing these units to this investor we relied on the registration exemption provided for in Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933, as amended.

Effective September 5, 2012, we entered into a consulting and professional service agreement with NuWa Group LLC, whereby NuWa has agreed to provide us with corporate advisory, corporate finance, strategic planning, marketing and related advisory services in consideration for the issuance of 500,000 shares of restricted common stock of our company, which were due and issuable within 10 days of the effective date. The term of the agreement is for a period of 6 months, provided, however, that we may extend the agreement for a successive 6 month period. If we decide to extend the agreement, as consideration we will issue and additional 500,000 shares of restricted common stock of our company on the same delivery schedule. NuWa Group LLC is a U.S. person and we expect to rely on Rule 506 of Regulation D and/or Section 4(2) of the Securities Act of 1933 to issue the shares of our common stock.

On February 19, 2013, we entered into a first amended and restated securities purchase agreement (the “Equity Line of Credit Agreement”) with Ascendiant Capital Partners, LLC, whereby we amended  and restated the securities purchase agreement entered into on October 18, 2012 and amended on January 9, 2013. Pursuant to the Equity Line of Credit Agreement, we may sell and issue to Ascendiant Capital Partners, LLC, and Ascendiant Capital Partners, LLC is obligated to purchase from us, up to $10,000,000 worth of shares of our common stock from time to time over a 36-month period, provided that certain conditions are met. The financing arrangement entered into by us and Ascendiant Capital Partners, LLC is commonly referred to as an “equity line of credit” or an “equity drawdown facility.”

In connection with the Equity Line of Credit Agreement, on February 19, 2013, we entered into a first amended and restated registration rights agreement with Ascendiant Capital Partners, LLC, whereby we amended and restated the registration rights agreement entered into on October 18, 2012. Pursuant to the first amended and restated registration rights agreement, we agreed to use our commercially reasonable efforts to prepare and file a registration statement with the Securities and Exchange Commission (the “SEC”) on or prior to March 21, 2013 and to have the registration statement declared effective by the SEC prior to May 20, 2013. The registration statement is to register shares of common stock to be purchased under the Equity Line of Credit Agreement and the shares of common stock to be issued to Ascendiant Capital Partners, LLC as the Commitment Shares (as defined below). We also agreed to include any of the registrable securities that we cannot include in a single registration statement because of limitations imposed by Rule 415 promulgated under the Securities Act of 1933 in one or more subsequent registration statements.

Pursuant to the Equity Line of Credit Agreement, we may, in our sole discretion, issue and exercise drawdowns against $10,000,000 on every regular, full (non-holiday) trading day over a 36-month period (the “Commitment Period”) commencing on the 20th trading date following the date that the initial registration statement to be filed pursuant to the first amended and restated registration rights agreement is first declared effective. Before we can exercise a drawdown, we must have caused a sufficient number of shares of our common stock to be registered to cover the resale of the shares to be issued pursuant to a drawdown and the daily volume weighted average price of our common stock (the “VWAP”) must be greater than $0.05 per share on the date of delivery of each drawdown notice.

Recent Sales of Unregistered Securities - continued

The maximum amount we can draw down at any one time is an amount equal to (i) 20% of the average daily trading volume of our common stock during the 7 trading days prior to the date of the drawdown notice, eliminating the 2 days with the greatest trading volume and the 2 days with the least trading volume, multiplied by (ii) the VWAP on the trading day immediately prior to the date of the drawdown notice. Notwithstanding the foregoing, no drawdown can exceed $25,000 or such amount that would otherwise cause Ascendiant Capital Partners, LLC to exceed a beneficial ownership of 9.99% of our outstanding common stock. Only one drawdown is allowed on each trading day.

The purchase price of the shares of our common stock to be sold to Ascendiant Capital Partners, LLC  is to be the lesser of (i) 75% of the VWAP on the date of delivery of the drawdown notice and (ii) 75% of the closing price of the last transaction on the date of delivery of the drawdown notice as long as such price is within the bid and offer at the close (if such transaction is not within the bid and offer at the close, then the next most recent transaction will be selected until one is located that is within the bid and offer at close).

The term of the Equity Line of Credit Agreement will end 36 months from the date the initial registration statement filed by us pursuant to the registration rights agreement is first declared effective by the SEC, unless otherwise terminated earlier. The Equity Line of Credit Agreement will terminate if (i) our common stock is no longer quoted on the OTC Bulletin Board unless the cessation of quotation is in connection with a subsequent listing of our common stock on the Nasdaq Capital Market, NYSE Amex, the New York Stock Exchange, the Nasdaq National Market, the BX Venture Market, the OTCQB or the OTCQX, (ii) we file for protection from creditors under any applicable law or (iii) the registration statement is not declared effective by the SEC on or before July 12, 2013. In addition, we may terminate the Equity Line of Credit Agreement upon five trading days’ notice.

In consideration for agreeing to the terms of the Equity Line of Credit Agreement, we agreed to issue the following shares of our common stock (the “Commitment Shares”):   ·

•	1,142,858 shares of our common stock (150,015 shares issued on October 22, 2012; 173,913 shares issued on November 19, 2012; and 818,930 shares issued on January 10, 2013);

•
on the trading day (the “Fourth Payment Date”) in which we have received at least $1,000,000 in aggregate upon drawdowns, a number of shares of our common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fourth Payment Date;  and

•
on the trading day (the “Fifth Payment Date”) in which we have received at least $2,000,000 in aggregate upon drawdowns, a number of shares of our common stock equal to 0.5% of $10,000,000 divided by 95% of the average VWAP during the 10 trading days prior to the Fifth Payment Date.

We issued and intend to issue the Commitment Shares and shares of our common stock upon drawdowns in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

In addition, we reimbursed Ascendiant Capital Partners, LLC $5,000 and have agreed to reimburse them for up to $7,500 for its actual legal fees and expenses incurred in connection with this transaction

On October 18, 2012, we entered into securities purchase agreements (the “Debenture Purchase Agreements”) with two investors (the “Investors”), pursuant to which we sold an aggregate of $235,300 face value in principal amount of 5% convertible debentures due October 18, 2013 (the “Debentures”). In addition to the Debentures, we issued an aggregate of 705,901 common stock purchase warrants (the “Warrants”) with each Warrant entitling the holder to acquire one share of our common stock at a price of $0.25 per share for three years. The Investors paid us the aggregate subscription amount of $200,000 for the Debentures and the Warrants, which subscription amount was at a 15% discount from the principal amount of the Debentures.

Recent Sales of Unregistered Securities - continued

Interest accrues daily on the outstanding principal amount of the Debenture at a rate per annual equal to 5% on the basis of a 365-day year. On the maturity date of October 18, 2013, we must pay the holder of the Debenture any accrued but unpaid interest on the aggregate unconverted and then outstanding principal amount of the Debenture, and on each date the conversion of the principal amount and, if applicable, interests under the Debenture, we must pay to a holder of the Debenture any accrued but unpaid interest on that portion of the principal amount then being converted, which amount may be added to and included in the principal amount being so converted on such date by the holder.

If we fail to pay any accrued and unpaid interest payable within three trading days following notice of late payment from a holder of the Debenture, then such overdue amount will entail a late fee at an interest rate equal to the lesser of 24% per annum or the maximum rate permitted by applicable law which will accrue daily from the date such interest was originally due through and including the date of actual payment in full.

The principal amount owing under the Debentures together with any interest accrued under the Debenture, are convertible into shares of our common stock at the option of the holders of the Debentures. The conversion price is equal to the lesser of (i) $0.27 during the six months following October 16, 2012, and $0.35 thereafter and (ii) 70% of the average daily VWAPs for our common stock during the 10 consecutive trading days immediately preceding applicable conversion date. The holder must not convert more than 30% of the initial principal sum into shares of our common stock at a price below $0.15 during any calendar month and must not convert more than 20% of the original principal sum into shares of our common stock at a price below $0.11 during any calendar month.

If at any time prior to the maturity date of October 18, 2013, our common stock has for any 20 consecutive trading day period (i) an average daily VWAP price of $1.00 per share or greater, and (ii) an average daily trading volume of 100,000 shares or greater, we have the right (but not obligation) to convert the Debentures at the then applicable conversion price.

We must not affect any conversion of the Debentures and the holders of the Debentures do not have the right to convert the Debentures, to the extent that the holder (together with the holder’s affiliates) would beneficially own in excess of the beneficial ownership limitation (currently 9.99% of our outstanding common stock).

In connection with the Debenture Purchase Agreement, on October 18, 2012, we entered into a piggyback registration rights agreement with the Investor, pursuant to which we agreed to register shares of our common stock issued on exercise of the Warrants or issuable to the Investor pursuant to the Debenture, together with any interest thereon accrued but unpaid, if we determine to proceed with the preparation and filing with the SEC of a registration statement relating to an offering for our own account or the account of others under the Securities Act of 1933.

In the event that there is no effective registration statement which registers the resale by the warrant holder of the shares underlying the Warrants, the Warrants may be exercised by means of a cashless exercise.

We must not affect any exercise of the Warrants and the holder of the Warrants does not have the right to exercise the Warrants, to the extent that the holder (together with the holder’s affiliates) would beneficially own in excess of the beneficial ownership limitation (currently 4.99% of our outstanding common stock).

We issued the Debenture and Warrants in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933

We paid Ascendiant Capital Partners, LLC $5,000, and have agreed to pay up to $7,500 for its actual legal fees and expenses. We also paid $11,250 and issued common stock purchase warrants to purchase up to 52,943 shares of our common stock to Ascendiant Capital Partners, LLC as placement agent fees and granted piggyback registration rights for the warrants.

Recent Sales of Unregistered Securities - continued

On October 25 and 26, 2012, Ascendiant Capital Partners, LLC and the Investors collectively exercised their full allotment of warrants on a cashless basis and received a total of 556,182 restricted shares of our common stock. We issued these shares of our common stock in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

As of April 1, 2013, the Company entered into a securities purchase agreement (the “Asher SPA”) with Asher Enterprises Inc. (“Asher”), pursuant to which the Company sold to Asher a $53,000 face value 8% Convertible Note (the “Asher Note”) with a term to January 1, 2014 (the “Asher Maturity Date”). Interest accrues daily on the outstanding principal amount of the Asher Note at a rate per annual equal to 8% on the basis of a 365-day year. The principal amount of the note and interest is payable on the Asher Maturity Date. The note is convertible into common stock beginning six months after the issue date (April 1, 2013) (the “Issue date”), at the holder’s option, at a 40% discount to the average of the five lowest closing bid prices of the common stock during the 10 trading day period prior to conversion. In the event the Company prepays the note in full, the Company is required to pay off all principal, interest and any other amounts owing multiplied by (i) 130% if prepaid during the period commencing on the Issue Date through 60 days thereafter, (ii) 135% if prepaid 61 days following the closing through 90 days following the Issue Date, (iii) 140% if prepaid 91 days following the closing through 120 days following the Issue Date, (iv) 150% if prepaid 121 days following the Issue Date through 180 days following the Issue Date, and (v) 175% if prepaid 181 days following the Issue Date through the Asher Maturity Date. In the event of default, the amount of principal and interest not paid when due bear default interest at the rate of 22% per annum and the note becomes immediately due and payable. Should that occur the Company is liable to pay the holder 150% of the then outstanding principal and interest. Asher does not have the right to convert the Note, to the extent that Asher and its affiliates would beneficially own in excess of 4.99% of our outstanding common stock. Asher has a right of first refusal to participate in future financings below $45,000 for a period of 12 months. The Company paid Asher $3,000 for its legal fees and expenses, and will pay a 3rd party broker a 10% commission on the net amount received from Asher.

As of April 2, 2013, the Company entered into a securities purchase agreement (the “Global SPA”) with GCA Strategic Investment Fund Limited (“Global”), pursuant to which the Company sold to Global a $235,000 face value, non-interest bearing Convertible Bridge Note (the “Global Note”) with a term to September 20, 2013 (the “Global Maturity Date”). The principal amount of the note is payable on the Global Maturity Date. The note is convertible into common stock at any time after the issuance date, at the holder’s option, at a conversion price equal to the lesser of (i) 100% of the volume weighted average sales prices (“VWAP”), as reported by Bloomberg LP for the five (5) trading days immediately preceding the closing, and (ii) 70% of the average daily VWAPs for the common stock on the trading market during the ten (10) consecutive trading days immediately preceding the applicable conversion date. Global may not convert more than 33 1/3% of the initial principal sum into shares of common stock at a price below $0.08 during any calendar month. In the event the Company elects to prepay the Global Note in full or in part, the Company is required to pay principal, interest and any other amounts owing multiplied by 130%. The Global Note also contains a mandatory partial prepayment requirement should the Company obtain certain future net financings in excess of $300,000, and under other conditions. In connection with the Global SPA, the Company agreed to prepare and file on or before the 30th day following the date of the SPA (the “Filing Date”) a registration statement on form S-1 or otherwise covering the resale of the shares convertible under the Global Note (the “Conversion Shares”). Subject to the limitations imposed by the SEC in accordance with Rule 415, Global shall have the right to sell the Conversion Shares under the registration statement. The Global Note contains certain penalties and liquidated damages provisions if the registration statement is filed by the Filing Date or not declared effective by the SEC within 90 days of the Filing Date. Global does not have the right to convert the Note, to the extent that Global and its affiliates would beneficially own in excess of 9.99% of our outstanding common stock. The Company paid Global $15,000 for its legal fees and expenses, and will pay a 3rd party broker a 10% commission on the net amount received from Global, plus restricted common stock at 4% of the net amount received calculated at $0.15 per share (53,333 shares).

In connection with the Global SPA, the Company agreed with Ascendiant Capital Partners, LLC (“Ascendiant”) to amend the First Amended and Restated Securities Purchase Agreement between Ascendiant and the Company (“Ascendiant SPA”), to include the Conversion Shares underlying the Global Note in the registration statement currently being pursued by the Company. The parties have agreed to increase the number of Initial Commitment Fee Shares set forth in Section 4.16 of the Ascendiant SPA to Two Million (2,000,000) shares of the Company’s common stock.  The parties acknowledged the prior issuance of 1,142,858 shares, and the Company agreed to issue an additional 857,142 shares to Ascendiant.

Recent Sales of Unregistered Securities - continued

The Company issued the Notes described herein and intend to issue shares of common stock described herein in reliance upon the exemptions from registration afforded by Section 4(2) of the Securities Act of 1933 and Rule 506 promulgated under the Securities Act of 1933.

Contemporaneous with these financings, the Company called 51% of the previous 5% Debentures issued to two separate parties on October 18, 2012, by fully retiring one Debenture, and partially calling the other, proposing to remit on 10 business days’ notice the total amount of $122,980, representing principal and interest on these Debentures to April 17, 2013.

Exhibits

Exhibit Number	Description
(3)	Articles of Incorporation and Bylaws
3.1	Articles of Incorporation (Incorporated by reference to the Registration Statement on Form SB-2, previously filed with the SEC on October 3, 2007).
3.2	Bylaws (Incorporated by reference to the Registration Statement on Form SB-2, previously filed with the SEC on October 3, 2007).
3.3	Articles of Merger dated effective June 15, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on June 17, 2011)
3.4	Certificate of Change dated effective June 15, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on June 17, 2011)
(5)	Opinion regarding Legality
5.1*	Opinion of Clark Wilson LLP regarding the legality of the securities being registered
(10)	Material Contracts
10.1
Mineral Property Option Acquisition Agreement dated June 13, 2011 with J2 Mining Ventures Ltd. (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on June 16, 2011)

10.2	Form of subscription agreement (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on June 24, 2011)
10.3	Form of warrant certificate (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on June 24, 2011)
10.4
Assignment of Mineral Property Option Agreement With J2 Mining and Wyomex LLC dated June 30, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 8, 2011)

10.5	Employment Agreement with Andrew Brodkey dated June 30 30, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 8, 2011)
10.6	Consulting Agreement with Kriyah Consultants, LLC dated June 30, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 8, 2011)
10.7	Consulting Agreement with Sage Associates, Inc. dated June 30, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 8, 2011)
10.8	Consulting Agreement with J2 Mining dated June 30, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 8, 2011)
10.9	Stock Purchase Agreement dated June 28, 2011 (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 8, 2011)
10.10
Option Agreement dated effective July 12, 2011 between Titan Iron Ore Corp. and Globex Mining Enterprises Inc. (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on July 28, 2011)

10.11
Retainer Agreement dated effective November 1, 2011 between Titan Iron Ore Corp. and Wolfe Axelrod Weinberger Associates LLC. (Incorporated by reference to the Current Report on Form 8-K, previously filed with the SEC on November 7, 2011)

Exhibits - continued

10.12	Form of subscription agreement (Incorporated by reference to the Current Report on Form 8-K previously filed with the SEC on January 12, 2012)
10.13	Form of warrant certificate (Incorporated by reference to the Current Report on Form 8-K previously filed with the SEC on January 12, 2012)
10.14	Asset Purchase Agreement between the Company and Wyomex (Incorporated by reference to the Current Report on Form 8-K previously filed with the SEC on April 11, 2012)
10.15	Note between the Company and Wyomex (Incorporated by reference to the Current Report on Form 8-K previously filed with the SEC on April 11, 2012)
10.16	Mortgage between the Company and Wyomex (Incorporated by reference to the Current Report on Form 8-K previously filed with the SEC on April 11, 2012)
10.17	Form of Stock Option Agreement (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on June 22, 2012)
10.18
Consulting and Professional Service Agreement dated effective September 5, 2012 between Titan Iron Ore Corp. and NuWa Group, LLC. (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on September 14, 2012)

10.19	Form of Securities Purchase Agreement (Equity Line of Credit) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on October 19, 2012)
10.20	Form of Registration Rights Agreement (Equity Line of Credit) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on October 19, 2012)
10.21	Form of Securities Purchase Agreement (Debenture) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on October 19, 2012)
10.22	Form of Debenture (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on October 19, 2012)
10.23	Form of Warrant (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on October 19, 2012)
10.24	Form of Piggyback Registration Rights Agreement (Debenture) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on October 19, 2012)
10.25
First Amendment to Securities Purchase Agreement dated January 9, 2013 (Equity Line of Credit) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on February 21, 2013)

10.26
First Amended and Restated Securities Purchase Agreement dated February 19, 2013 (Equity Line of Credit) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on February 21, 2013)

10.27
First Amended and Restated Registration Rights Agreement dated February 19, 2013 (Equity Line of Credit) (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on February 21, 2013)

10.28	Payroll Services Agreement with Kriyah Consultants, LLC dated June 30, 2011 (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on April 5, 2013)
10.29	Securities Purchase Agreement with Asher Enterprises, Inc. (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on April 5, 2013)
10.30	Convertible Note with Asher Enterprises, Inc. (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on April 5, 2013)
10.31	Securities Purchase Agreement with GCA Strategic Investment Fund Limited (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on April 5, 2013)
10.32	Convertible Note with GCA Strategic Investment Fund Limited (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on April 5, 2013)
10.33
First Amendment to the First Amended and Restated Securities Purchase Agreement with Ascendiant Capital Partners, LLC (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on April 5, 2013)

10.34
Binding Letter of Intent for the purchase of the Sunrise Mine Property dated April 15, 2013 (incorporated by reference to the current report on Form 8-K, previously filed with the SEC on April 16, 2013)

(21)	Subsidiaries
21.1	Subsidiaries of Titan Iron Ore Corp. – None.
(23)	Consents of Experts and Counsel
23.1*	Consent of Manning Elliott LLP
23.2*	Consent of Clark Wilson LLP (included in Exhibit 5.1)
(101)	XBRL
101.INS*	XBRL INSTANCE DOCUMENT
101.SCH*	XBRL TAXONOMY EXTENSION SCHEMA
101.CAL*	XBRL TAXONOMY EXTENSION CALCULATION LINKBASE
101.DEF*	XBRL TAXONOMY EXTENSION DEFINITION LINKBASE
101.LAB*	XBRL TAXONOMY EXTENSION LABEL LINKBASE
101.PRE*	XBRL TAXONOMY EXTENSION PRESENTATION LINKBASE

*Filed herewith.

Undertakings

The undersigned registrant hereby undertakes:

1.      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i.      To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

ii.      To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

iii.      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

2.      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

3.      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

4.      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Tucson in the State of Arizona on May 22 , 2013.

TITAN IRON ORE CORP.

By:

/s/ Andrew Brodkey
Andrew Brodkey
President, CEO and Director
(Principal Executive Officer)
Date: May 22 , 2013

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

/s/ Andrew Brodkey
Andrew Brodkey
President, CEO and Director
(Principal Executive Officer)
Date: May 22 , 2013

/s/ Frank Garcia
Frank Garcia
Chief Financial Officer
(Principal Financial Officer and Principal Accounting Officer)
Date: May 22 , 2013

/s/ Ronald Richman
Ronald Richman
Director
Date: May 22 , 2013